                                                     EXHIBIT NO. 10.1
                                                     ********************
                                                     TO QUARTERLY REPORT
                                                     ON FORM 10-Q FOR THE
                                                     PERIOD ENDED 3/31/97
                                                     --------------------



==========================================================================


                  AMENDED AND RESTATED CREDIT AGREEMENT

                                  among

                    ENSCO INTERNATIONAL INCORPORATED,

                           ENSCO DELAWARE, INC.,

                          ENSCO OFFSHORE COMPANY,

                        ENSCO OFFSHORE U.K. LIMITED,

                            DUAL HOLDING COMPANY,

                        VARIOUS LENDING INSTITUTIONS,

                       CHRISTIANIA BANK OG KREDITKASSE,
                               NEW YORK BRANCH
                                     and
                    DEN NORSKE BANK ASA, NEW YORK BRANCH,
                                as Co-AGENTS

                                     and

                      CHRISTIANIA BANK OG KREDITKASSE,
                               NEW YORK BRANCH,

                           as ADMINISTRATIVE AGENT
                             and SECURITY TRUSTEE

                    ____________________________________

                       Dated as of December 15, 1993
             and Amended and Restated as of September 27, 1995
         and further Amended and Restated as of February 27, 1997
                    ____________________________________


==========================================================================




                            TABLE OF CONTENTS


                                                                     Page
                                                                     ----


SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . . . .      1
     1.01   The Commitments . . . . . . . . . . . . . . . . . . .      1
     1.02   Minimum Borrowing Amounts, etc. . . . . . . . . . . .      3
     1.03   Notice of Borrowing . . . . . . . . . . . . . . . . .      3
     1.04   Disbursement of Funds . . . . . . . . . . . . . . . .      4
     1.05   Notes . . . . . . . . . . . . . . . . . . . . . . . .      5
     1.06   Conversions . . . . . . . . . . . . . . . . . . . . .      5
     1.07   Pro Rata Borrowings . . . . . . . . . . . . . . . . .      6
     1.08   Interest  . . . . . . . . . . . . . . . . . . . . . .      6
     1.09   Interest Periods  . . . . . . . . . . . . . . . . . .      7
     1.10   Increased Costs, Illegality, etc. . . . . . . . . . .      8
     1.11   Compensation  . . . . . . . . . . . . . . . . . . . .     11
     1.12   Change of Lending Office; Limitation on Indemnities .     11
     1.13   Replacement of Banks  . . . . . . . . . . . . . . . .     11

SECTION 2.  Letters of Credit . . . . . . . . . . . . . . . . . .     12
     2.01   Letters of Credit . . . . . . . . . . . . . . . . . .     12
     2.02   Letter of Credit Requests; Request for Issuance of
              Letter of Credit  . . . . . . . . . . . . . . . . .     13
     2.03   Agreement to Repay Letter of Credit Payments  . . . .     14
     2.04   Letter of Credit Participations . . . . . . . . . . .     15
     2.05   Increased Costs . . . . . . . . . . . . . . . . . . .     17
     2.06   Indemnities . . . . . . . . . . . . . . . . . . . . .     18

SECTION 3.  Fees; Commitments . . . . . . . . . . . . . . . . . .     19
     3.01   Fees  . . . . . . . . . . . . . . . . . . . . . . . .     19
     3.02   Voluntary Reduction of Commitments  . . . . . . . . .     20
     3.03   Mandatory Adjustments of Commitments, etc.  . . . . .     21

SECTION 4.  Payments  . . . . . . . . . . . . . . . . . . . . . .     23
     4.01   Voluntary Prepayments . . . . . . . . . . . . . . . .     23
     4.02   Mandatory Prepayments . . . . . . . . . . . . . . . .     24
     4.03   Method and Place of Payment . . . . . . . . . . . . .     26
     4.04   Net Payments  . . . . . . . . . . . . . . . . . . . .     26

SECTION 5.  Conditions Precedent  . . . . . . . . . . . . . . . .     29
     5.01   Execution of Agreement  . . . . . . . . . . . . . . .     29
     5.02   No Default; Representations and Warranties  . . . . .     29
     5.03   No Default Under Existing Credit Agreement  . . . . .     29
     5.04   Opinions of Counsel . . . . . . . . . . . . . . . . .     29
     5.05   Secretary Certificate; Corporate Proceedings  . . . .     29
     5.06   Fees  . . . . . . . . . . . . . . . . . . . . . . . .     30
     5.07   Security Agreement  . . . . . . . . . . . . . . . . .     30
     5.08   Mortgages . . . . . . . . . . . . . . . . . . . . . .     31
     5.09   Evidence of Lien, etc.  . . . . . . . . . . . . . . .     31
     5.10   Insurance Report  . . . . . . . . . . . . . . . . . .     31
     5.11   Pledge Agreement  . . . . . . . . . . . . . . . . . .     31


     5.12   Subsidiary Guaranty . . . . . . . . . . . . . . . . .     32
     5.13   Existing Credit Agreement . . . . . . . . . . . . . .     32

SECTION 6.  Representations, Warranties and Agreements  . . . . .     32
     6.01   Corporate Status  . . . . . . . . . . . . . . . . . .     32
     6.02   Corporate Power and Authority . . . . . . . . . . . .     33
     6.03   No Violation  . . . . . . . . . . . . . . . . . . . .     33
     6.04   Litigation  . . . . . . . . . . . . . . . . . . . . .     33
     6.05   Use of Proceeds; Margin Regulations . . . . . . . . .     34
     6.06   Governmental Approvals  . . . . . . . . . . . . . . .     34
     6.07   Investment Company Act  . . . . . . . . . . . . . . .     34
     6.08   True and Complete Disclosure  . . . . . . . . . . . .     34
     6.09   Financial Condition; Financial Statements . . . . . .     34
     6.10   Tax Returns and Payments  . . . . . . . . . . . . . .     35
     6.11   Compliance with ERISA . . . . . . . . . . . . . . . .     35
     6.12   Subsidiaries  . . . . . . . . . . . . . . . . . . . .     35
     6.13   Patents, etc. . . . . . . . . . . . . . . . . . . . .     35
     6.14   Pollution and Other Regulations . . . . . . . . . . .     35
     6.15   Properties  . . . . . . . . . . . . . . . . . . . . .     36
     6.16   Citizenship . . . . . . . . . . . . . . . . . . . . .     36
     6.17   Rig Classification  . . . . . . . . . . . . . . . . .     36

SECTION 7.  Affirmative Covenants . . . . . . . . . . . . . . . .     37
     7.01   Information Covenants . . . . . . . . . . . . . . . .     37
     7.02   Books, Records and Inspections  . . . . . . . . . . .     39
     7.03   Insurance . . . . . . . . . . . . . . . . . . . . . .     39
     7.04   Payment of Taxes  . . . . . . . . . . . . . . . . . .     39
     7.05   Consolidated Corporate Franchises . . . . . . . . . .     40
     7.06   Compliance with Statutes, etc.  . . . . . . . . . . .     40
     7.07   Good Repair . . . . . . . . . . . . . . . . . . . . .     40
     7.08   End of Fiscal Years; Fiscal Quarters  . . . . . . . .     40
     7.09   Use of Proceeds . . . . . . . . . . . . . . . . . . .     40
     7.10   Earnings Concentration Account  . . . . . . . . . . .     40
     7.11   Additional Rig Valuations . . . . . . . . . . . . . .     41
     7.12   Further Assurances  . . . . . . . . . . . . . . . . .     41
     7.13   ERISA . . . . . . . . . . . . . . . . . . . . . . . .     41

SECTION 8.  Negative Covenants  . . . . . . . . . . . . . . . . .     42
     8.01   Changes in Business . . . . . . . . . . . . . . . . .     42
     8.02   Consolidation, Merger or Sale of Assets, etc. . . . .     42
     8.03   Liens on Assets . . . . . . . . . . . . . . . . . . .     43
     8.04   Indebtedness  . . . . . . . . . . . . . . . . . . . .     44
     8.05   Dividends; Restrictions on Subsidiaries, etc. . . . .     45
     8.06   Vessel Management; Registry . . . . . . . . . . . . .     46
     8.07   Interest Coverage Ratio . . . . . . . . . . . . . . .     46
     8.08   Working Capital . . . . . . . . . . . . . . . . . . .     47
     8.09   Leverage Ratio  . . . . . . . . . . . . . . . . . . .     47
     8.10   Collateral Maintenance  . . . . . . . . . . . . . . .     47

SECTION 9.  Events of Default . . . . . . . . . . . . . . . . . .     47
     9.01   Payments  . . . . . . . . . . . . . . . . . . . . . .     47
     9.02   Representations, etc. . . . . . . . . . . . . . . . .     47
     9.03   Covenants . . . . . . . . . . . . . . . . . . . . . .     47
     9.04   Default Under Other Agreements  . . . . . . . . . . .     47
     9.05   Bankruptcy, etc.  . . . . . . . . . . . . . . . . . .     48
     9.06   Security Documents  . . . . . . . . . . . . . . . . .     48
     9.07   Guaranty  . . . . . . . . . . . . . . . . . . . . . .     49


     9.08   Judgments . . . . . . . . . . . . . . . . . . . . . .     49
     9.09   Citizenship . . . . . . . . . . . . . . . . . . . . .     49
     9.10   Change of Control . . . . . . . . . . . . . . . . . .     49

SECTION 10. Definitions . . . . . . . . . . . . . . . . . . . . .     50

SECTION 11. The Administrative Agent and the Security Trustee . .     73
     11.01  Appointment of the Administrative Agent and the
              Security Trustee  . . . . . . . . . . . . . . . . .     73
     11.02  Nature of Duties  . . . . . . . . . . . . . . . . . .     74
     11.03  Lack of Reliance on the Administrative Agent  . . . .     74
     11.04  Certain Rights of the Administrative Agent  . . . . .     75
     11.05  Reliance  . . . . . . . . . . . . . . . . . . . . . .     75
     11.06  Indemnification . . . . . . . . . . . . . . . . . . .     75
     11.07  The Administrative Agent in Its Individual Capacity .     76
     11.08  Holders . . . . . . . . . . . . . . . . . . . . . . .     76
     11.09  Resignation by the Administrative Agent . . . . . . .     76

SECTION 12. Miscellaneous . . . . . . . . . . . . . . . . . . . .     77
     12.01  Payment of Expenses, etc. . . . . . . . . . . . . . .     77
     12.02  Right of Setoff . . . . . . . . . . . . . . . . . . .     78
     12.03  Notices . . . . . . . . . . . . . . . . . . . . . . .     78
     12.04  Benefit of Agreement  . . . . . . . . . . . . . . . .     79
     12.05  No Waiver; Remedies Cumulative  . . . . . . . . . . .     81
     12.06  Payments Pro Rata . . . . . . . . . . . . . . . . . .     81
     12.07  Calculations; Computations  . . . . . . . . . . . . .     82
     12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
              WAVER OF JURY TRIAL . . . . . . . . . . . . . . . .     82
     12.09  Counterparts  . . . . . . . . . . . . . . . . . . . .     83
     12.10  Effectiveness . . . . . . . . . . . . . . . . . . . .     83
     12.11  Headings Descriptive  . . . . . . . . . . . . . . . .     84
     12.12  Amendment or Waiver . . . . . . . . . . . . . . . . .     84
     12.13  Survival  . . . . . . . . . . . . . . . . . . . . . .     85
     12.14  Domicile of Loans . . . . . . . . . . . . . . . . . .     85
     12.15  Confidentiality . . . . . . . . . . . . . . . . . . .     85
     12.16  Registry  . . . . . . . . . . . . . . . . . . . . . .     85
     12.17  Designated Senior Indebtedness  . . . . . . . . . . .     86

SECTION 13. Guaranty  . . . . . . . . . . . . . . . . . . . . . .     86
     13.01  The Guaranty  . . . . . . . . . . . . . . . . . . . .     86
     13.02  Bankruptcy  . . . . . . . . . . . . . . . . . . . . .     86
     13.03  Nature of Liability . . . . . . . . . . . . . . . . .     87
     13.04  Independent Obligation  . . . . . . . . . . . . . . .     87
     13.05  Waiver of Notice, etc.  . . . . . . . . . . . . . . .     87
     13.06  Authorization . . . . . . . . . . . . . . . . . . . .     88
     13.07  Reliance  . . . . . . . . . . . . . . . . . . . . . .     89
     13.08  Subordination . . . . . . . . . . . . . . . . . . . .     89
     13.09  Waiver  . . . . . . . . . . . . . . . . . . . . . . .     89
     13.10  Subrogation . . . . . . . . . . . . . . . . . . . . .     90

ANNEX I    --  Commitments
ANNEX II   --  Bank Addresses
ANNEX III  --  Existing Letters of Credit
ANNEX IV   --  Commitment Reduction Schedule
ANNEX V    --  Subsidiaries
ANNEX VI   --  Rigs and Vessels
ANNEX VII  --  Approved Brokers



EXHIBIT A      --    Form of Notice of Borrowing
EXHIBIT B-1    --    Form of Tranche A Note
EXHIBIT B-2    --    Form of Tranche B Note
EXHIBIT B-3    --    Form of Tranche C Note
EXHIBIT C      --    Form of Letter of Credit Request
EXHIBIT D      --    Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1    --    Form of Opinion of Robert O. Isaac, Esq.
EXHIBIT E-2    --    Form of Opinion of White & Case
EXHIBIT F      --    Form of Secretary's Certificate
EXHIBIT G-1    --    Form of Borrower A Security Agreement
EXHIBIT G-2    --    Form of Borrower B Security Agreement
EXHIBIT G-3    --    Form of Borrower C and Subsidiary Guarantor
                       Security Agreement
EXHIBIT H-1    --    Form of US Fleet Mortgage
EXHIBIT H-2    --    Form of Liberian Fleet Mortgage
EXHIBIT H-3    --    Form of Bahamian Mortgage
EXHIBIT I      --    Form of Aon Natural Resources Worldwide Opinion
EXHIBIT J      --    Form of Pledge Agreement
EXHIBIT K      --    Form of Subsidiary Guaranty
EXHIBIT L      --    Form of Compliance Certificate
EXHIBIT M      --    Form of Assignment and Assumption Agreement



          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 15, 1993, and Amended and Restated as of September 27, 1995 and further Amended and Restated as of February 27, 1997, among ENSCO INTERNATIONAL INCORPORATED ("Holdings"), a Delaware corporation, ENSCO DELAWARE, INC. ("Parent"), a Delaware corporation, ENSCO OFFSHORE COMPANY ("Borrower A"), a Delaware corporation, ENSCO OFFSHORE U.K. LIMITED ("Borrower B"), a company formed under the laws of the United Kingdom, DUAL HOLDING COMPANY ("Borrower C" and, together with Borrower A and Borrower B, each a "Borrower" and collectively the "Borrowers"), a Delaware corporation, the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH and DEN NORSKE BANK ASA, NEW YORK BRANCH, as co-agents (the "Co-Agents") and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as administrative agent and security trustee (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :


          WHEREAS, Borrower A, Borrower B, Borrower C, each of the Banks and the Co-Agents are party to an Amended and Restated Credit Agreement, dated as of September 27, 1995 (as amended, modified or supplemented to date, the "Existing Credit Agreement");

          WHEREAS, Holdings, Parent, each of the Banks and the Co-Agents are party to an Amended and Restated Guaranty, dated as of September 27, 1995 (as amended, modified or supplemented to date, the "Existing Guaranty"); and

          WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement and the Existing Guaranty in their entirety as follows;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  AMOUNT AND TERMS OF CREDIT.

          1.01  The Commitments.   (a)  Subject to and  upon the terms and
conditions herein set forth, each Tranche A Bank severally agrees to make a loan or loans (each a "Tranche A Loan" and, collectively, the "Tranche A Loans") under the Tranche A Facility to Borrower A, which Tranche A Loans
(i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date, (ii) except as hereinafter provided, may, at the option of Borrower A, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that all Tranche A Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Tranche A
Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in the aggregate for all Tranche A Banks at any time outstanding, the Total Tranche A Commitment and (v) shall not exceed for any Tranche A Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Tranche A Loans of such Bank and with such Bank's Adjusted Tranche A Percentage of the Tranche A Letter of


Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective Tranche A Loans) at such time, equals (1) if such Bank is a Non-Defaulting Bank, the Adjusted Tranche A Commitment of such Bank at such time and (2) if such Bank is a Defaulting Bank, the Tranche A Commitment of such Bank at such time.

          (b) Subject to and upon the terms and conditions herein set forth, each Tranche B Bank severally agrees to make a loan or loans (each a "Tranche B Loan" and, collectively, the "Tranche B Loans") under the Tranche B Facility to Borrower B, which Tranche B Loans (i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date, (ii) except as herein provided, and subject to Section 1.01(d) may, at the option of Borrower B, be denominated in and maintained in, either US Dollars or Pounds Sterling,
(iii) if US Dollar Loans, except as hereinafter provided, may, at the option of Borrower B, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that all Tranche B
Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Tranche B Loans of the same Type and denomination, (iv) if Pound Sterling Loans, shall be maintained as Eurodollar Loans, (v) may be repaid and reborrowed in accordance with the provisions hereof, (vi) shall not exceed in the aggregate for all Tranche B Banks at any time outstanding, the Total Tranche B Commitment and (vii) shall not exceed for any Tranche B Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Tranche B Loans of such Bank, equals the Tranche B Commitment of such Bank at such time.

          (c) Subject to and upon the terms and conditions herein set forth, each Tranche C Bank severally agrees to make a loan or loans (each a "Tranche C Loan" and, collectively, the "Tranche C Loans", and, together with the Tranche A Loans and the Tranche B Loans, each a "Loan" and collectively, the "Loans") under the Tranche C Facility (together with the Tranche A Facility and the Tranche B Facility, the "Facilities") to Borrower C, which Tranche C Loans (i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date, (ii) except as hereinafter provided, may, at the option of Borrower C, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that all Tranche C Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Tranche C Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in the aggregate for all Tranche C Banks at any time outstanding, the Total Tranche C Commitment and (v) shall not exceed for any Tranche C Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Tranche C Loans of such Bank and with such Bank's Adjusted Tranche C Percentage of the Tranche C Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective Tranche C Loans) at such time, equals (1) if such Bank is a Non-Defaulting Bank, the Adjusted Tranche C Commitment of such Bank at such time and (2) if such Bank is a Defaulting Bank, the Tranche C Commitment of such Bank at such time.

          (d)  Whenever Borrower  B incurs a  Tranche B  Loan pursuant  to
Section 1.01(b) denominated in Pounds Sterling, the outstanding  principal


amount of Tranche B Loans (the "Tranche B Outstandings") at such time shall be affected by such Loan on the basis of the US Dollar Equivalent of the stated amount of such Loan. Any US Dollar Equivalent established according to the preceding sentence shall remain in effect until the last day of the Interest Period applicable to any such Loan, except that in the case of an Interest Period in excess of six (6) months, such US Dollar Equivalent shall remain in effect until the date occurring six (6) months after the first day of such Interest Period, at which time the Tranche B Outstandings shall be adjusted to reflect the current US Dollar Equivalent of the stated amount of any such Loan.

          1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for the Loans constituting such Borrowing. More than one (1) Borrowing may be incurred on any day, PROVIDED that at no time shall there be outstanding more than ten (10) Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. Whenever a Borrower desires to incur Loans hereunder, it shall give the Administrative Agent at its Notice Office, prior to 3:00 p.m. (New York time), at least four (4) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of any Borrowing to be made hereunder. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the name of such Borrower, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether such Loans shall consist of Tranche A Loans, Tranche B Loans or Tranche C Loans, and, if Tranche B Loans, whether such Loans will be denominated in US Dollars or (to the extent permitted) Pounds Sterling, (iv) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (stated in Pounds Sterling and the current US Dollar Equivalent thereof in the case of Pound Sterling Loans), (v) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (vi) disbursement instructions. The
Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrow-ing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          1.04  Disbursement of Funds.  (a)  No later than 11:00 A.M. (New
York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment under the respective Tranche will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available to the Administrative Agent in US Dollars in the case of a Borrowing of US Dollar
Loans or in Pounds  Sterling in the case of a  Borrowing of Pound Sterling
Loans and immediately available funds at the US Payment Office for any US Dollar Loan or at the UK Payment Office for any Pound Sterling Loan and the Administrative Agent promptly will make available to the respective Borrower by depositing to its account at the respective Payment Office (or in accordance with any other disbursement instructions given by such Borrower) the aggregate of the amounts so made available in US Dollars or Pounds Sterling, as the case may be, and immediately available funds. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank

has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the requesting Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to such Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly (and in any event within two (2) Business Days from the date the Administrative Agent made such funds available to such Borrower) notify such Borrower, and such Borrower shall (within two (2) Business Days of receiving such demand) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate (calculated on the basis of the US Dollar Equivalent in the case of Pound Sterling Loans) or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)   Each  Borrower's   obligation  to   pay  the
principal of, and interest on, the Loans made by each Bank to such Borrower shall be evidenced (i) if Tranche A Loans, by a promissory note duly executed and delivered by Borrower A substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Tranche A Note" and, collectively, the "Tranche A Notes"), (ii) if Tranche B Loans, by a promissory note duly executed and delivered by Borrower B substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Tranche B Note" and, collectively, the "Tranche B Notes"), (iii) if Tranche C Loans, by a promissory note duly executed and delivered by Borrower C substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each a "Tranche C Note" and, collectively, the "Tranche C Notes" and together with the Tranche A Notes and the Tranche B Notes, the "Notes.")

          (b) The Notes issued to each Bank shall (i) be executed by the respective Borrower thereunder, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Bank under the respective Tranche on such date and be payable in the principal amount of the Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be  subject to mandatory  repayment as  provided in Section  4.02 and
(vii) be entitled to the benefits of and subject to this Agreement and the other Credit Documents.


          (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the respective Borrower's obliga-tions in respect of such Loans.

          1.06 Conversions. The Borrowers shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the US Dollar Loans owing pursuant to the Tranche A Facility, the Tranche B Facility or the Tranche C Facility, as the case may be, into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) no Base Rate Loans may be converted into Eurodollar Loans at any time when a Default or Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Banks have determined that such a conversion would be disadvantageous to the Banks and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the respective Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.07 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Banks pro rata on the basis of their respective Commitments. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regard-less of the failure of any other Bank to fulfill its commitments hereunder.

          1,08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

          (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to 2% per


annum in excess of the rate otherwise applicable thereto, PROVIDED that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the first day of each January, April, July and October, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of six (6) months, on the date occurring six (6) months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment and conversion of Base Rate Loans) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Loans for any Interest Period, shall promptly notify the respective Borrower and the Banks thereof.

          1.09 Interest Periods. (a) At the time any Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one (1), three (3) or six (6) month period (or, to the extent available and at the reasonable discretion of the Administrative Agent, a nine (9) or twelve (12) month Interest Period or, if each Bank agrees, a non-standard period). Notwithstanding anything to the contrary contained above:

          (i)  the  initial   Interest   Period  for   any  Borrowing   of
     Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

         (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

        (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such


     month, such Interest Period shall expire on the immediately preceding Business Day;

         (iv)  no Interest Period shall extend beyond the Maturity Date;

          (v) no Interest Period with respect to any Borrowing of Loans under any Facility may be elected that would extend beyond any date upon which a Scheduled Commitment Reduction is required to be made in respect of such Facility if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Loans maintained as Eurodollar Loans under the Facility with Interest Periods ending after such date would exceed the aggregate principal amount of Loans of such Facility permitted to be outstanding after such Scheduled Commitment Reduction;

         (vi) no Interest Period may be elected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks have determined that such an election at such time would be disadvantageous to the Banks; and

        (vii)  no  more  than  ten   (10)  Interest  Periods   (except  as
     described in Clause (b) below) of one (1) month may be selected by the Borrowers in any calendar year.

          (b) If upon the expiration of any Interest Period, the respective Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, such Borrower shall be deemed to have elected a six (6) month Interest Period for such Borrowing, PROVIDED that if such Borrower may not elect an Interest Period as a result of clause (a)(vi) above, such Borrower will be deemed to have elected a one (1) month Interest Period effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality,  etc.  (a)  In the event that
(x) in the case of clause (i) and (iv)  below, the Administrative Agent or
(y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate or basis of taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not


     limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances occurring after the date of this Agreement and affecting the interbank Eurodollar market;

        (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful); or

         (iv)  at any  time,  that Pounds  Sterling are  not available  in
     sufficient   quantity,   as  determined   in   good   faith  by   the
     Administrative Agent, to fund any Borrowing of Pound Sterling Loans;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) and (iv) above) shall (x) on such date and (y) within ten (10) Business Days of the date on which such event no longer exists, give notice (by telephone confirmed in writing) to the respective Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (A) in the case of clause (i) above, Eurodollar Loans (including, without limitation, Pound Sterling Loans) shall no longer be available until such time as the Administrative Agent notifies the respective Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by such Borrower with respect to Eurodollar Loans which have not yet been made shall be deemed rescinded by such Borrower, (B) in the case of clause (ii) above, the respective Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to such Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto), (C) in the case of clause (iii) above, the respective Borrower shall take the actions specified in Section 1.10(b) as promptly as pos-sible and, in any event, within the time period required by law and (D) in the case of clause (iv) above, Pound Sterling Loans shall no longer be available until such time as the Administrative Agent notifies Borrower B and the Tranche B Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exists and any Notice of Borrowing given by Borrower B with respect to Pound Sterling Loans which have not yet been incurred shall be deemed rescinded by Borrower B.

          (b) At any time that any US Dollar Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the affected Borrower may (and in the case of a US Dollar Eurodollar Loan affected pursuant to Section 1.10(a)(iii), such Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent


telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three (3) Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, PROVIDED that if more than one (1) Bank is affected at any time, then all affected Banks must be treated the same pursuant to this
Section 1.10(b). If at any time the making or continuance of any Pound Sterling Loan, or giving effect to the obligations of a Bank in respect thereof, has been made unlawful by any law coming into force or by any change in any law or regulation or in the interpretation or application thereof by any court or any statutory board or commission, then Borrower B, upon at least three (3) Business Days' written notice to the Administrative Agent and the affected Bank or Banks, shall repay such Pound Sterling Loan in full.

          (c) If any Bank shall have determined that after the Restatement Effective Date, the adoption or effectiveness of any applic-able law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a con-sequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), each Bor-rower agrees, subject to Section 1.12(b) (to the extent applicable), to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof (such notice to be given in accordance with Section 1.12(b) below) to such Borrower, which notice shall set forth the basis of the calculation of such additional amounts.

          1.11 Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Bank may sustain:
(i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the respective Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans (including as a result of Section 1.10 or the last paragraph of Section 9) occurs on a date which is not the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of such Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv)


as a consequence of (x) any other default by such Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office; Limitation on Indemnities. (a) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with re-spect to such Bank, it will, if requested by the affected Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

          (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.05 or 4.04 is given by any Bank more than 90 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.10, 2.05 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the respective Borrower.

          1.13  Replacement of  Banks.  (x)  Upon  the occurrence  of  any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged by the other Banks or such Bank becoming incapable of making Eurodollar Loans, (y) if a Bank becomes a Defaulting Bank and/or
(z) as provided in Section 12.12(b), in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks, the Borrowers shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other
Eligible   Transferee   or  Transferees   reasonably  acceptable   to  the
Administrative Agent, none of which Eligible Transferees shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b)
(and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connec-tion therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) all accrued, but theretofore unpaid, Fees owing to the Replaced
Bank pursuant to Section 3.01, and (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations


of any Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement and such Replaced Bank shall promptly return all cancelled Notes to the Borrowers. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, and, if so requested by the Replacement Bank, delivery to the Replacement Bank of appropriate Notes executed by the respective Borrowers, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement, which shall survive as to such Replaced Bank as described herein.

          SECTION 2.  LETTERS OF CREDIT.

          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, each US Borrower may request that the Letter of Credit Issuer at any time and from time to time on or after the Restatement Effective Date and prior to the Business Day immediately preceding the Maturity Date issue, for the account of such Borrower and in support of L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated in US Dollars and in such form as may be approved by the Letter of Credit Issuer (each such standby letter of credit issued to Borrower A under the Tranche A Facility, a "Tranche A Letter of Credit," and each such standby letter of credit issued to Borrower C under the Tranche C Facility, a "Tranche C Letter of Credit," and together with the Tranche A Letters of Credit, the "Letters of Credit"). Annex III contains a description of all letters of credit issued for the account of Borrower A under the Existing Credit Agreement prior to the Restatement Effective Date and which will remain outstanding on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Tranche A Letter of Credit", for all purposes of this Agreement and shall be deemed issued for purposes of Sections 2.04 and 3.01 on the Restatement Effective Date.

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Tranche A Letter of Credit Outstandings and the Tranche C Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $75,000,000 or (y) (A) in the case of a Tranche A Letter of Credit, when added to the aggregate principal amount of all Tranche A Loans made by Non-Defaulting Banks then outstanding, the Adjusted Total Tranche A Commitment at such time and (B) in the case of a Tranche C Letter of Credit, when added to the Aggregate principal amount of all Tranche C Loans made by Non-Defaulting Banks then outstanding, the Adjusted Total Tranche C Commitment at such time; and (ii) each Letter of Credit shall have an expiry date occurring not later than the earlier of
(x) the date which occurs 30 months after the date of issuance thereof, and (y) the Business Day immediately preceding the Maturity Date; PROVIDED that the Borrower may request, and the Participants with respect thereto may consent in their sole absolute discretion to extend the expiry dates of certain Letters of Credit beyond the Maturity Date.


          2.02 Letter of Credit Requests; Request for Issuance of Letter of Credit. (a) Whenever a US Borrower desires that a Letter of Credit be issued, such Borrower shall give the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit C prior to 12:00 Noon (New York time) at least seven (7) Business Days (or three (3) Business Days if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include any documents that the Letter of Credit Issuer may reasonably require in connection therewith. The Letter of Credit Request shall after three (3) Business Days (or one (1) Business Day if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) be irrevocable. The Letter of Credit Issuer shall promptly notify each Bank of each Letter of Credit Request.

          (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give each Bank and the respective Borrower written notice of the issuance of such Letter of Credit.

          2.03 Agreement to Repay Letter of Credit Payments. (a) (i) Borrower A hereby agrees to reimburse the Letter of Credit Issuer, by making payment at the US Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Tranche A Letter of Credit (each such amount so paid or disbursed until reimbursed, a "Tranche A Unpaid Drawing") and (ii) Borrower C hereby agrees to reimburse the Letter of Credit Issuer, by making payment at the US Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Tranche C Letter of Credit (each such amount so paid or disbursed until reimbursed, a "Tranche C Unpaid Drawing" and, together with Tranche A Unpaid Drawings, "Unpaid Drawings"), in the case of each of clauses (i) and (ii) above, immediately after, and in any event on the date on which the respective Borrower is notified by the Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or dis-bursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate as in effect on the date of such notice of payment or disbursement (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

          (b) (i) The Letter of Credit Issuer shall not concern itself with the regularity or propriety of any demand made under any Letter of Credit beyond the face thereof, provided that such demand strictly complies with the terms of such Letter of Credit and (subject to the above proviso) it shall not be a defense to a claim of the Letter of Credit Issuer made pursuant to Section 13.01(ii) that the Letter of Credit Issuer could have resisted the payment in respect of which such claim is made.

          (ii) The   respective Borrower's  obligation under this  Section
2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or


have had against the Letter of Credit Issuer or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than the failure of the Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such drawing; PROVIDED, however, that such Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

          2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Tranche A Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Tranche A Bank, and each Tranche A Bank (each a "Tranche A Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Adjusted Tranche A Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower A under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Tranche A Participants as provided in Section 3.01(b) and the Tranche A Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Tranche A Commitments or Adjusted Tranche A Percentages of the Banks pursuant to
Section 12.04(b) or upon a Bank Default, it is hereby agreed that, with respect to all outstanding Tranche A Letters of Credit and Unpaid Drawings thereon, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Tranche A Percentages of the assigning and assignee Bank or of all Tranche A Banks, as the case may be.

          (b)  Immediately  upon  the issuance  by  the  Letter of  Credit
Issuer of  any Tranche C  Letter of  Credit, the Letter  of Credit  Issuer
shall be deemed to have sold  and transferred to each Tranche C Bank,  and each Tranche C Bank (each a "Tranche C Participant" and, together with the Tranche A Participants, each a "Participant" and, collectively, the
"Participants") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an  undivided interest  and participation, to  the extent  of such Bank's Adjusted Tranche C Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower C under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Tranche C Participants as provided in Section 3.01(b) and the Tranche C Participants shall have no right to receive any portion of any Facing Fees) and any security therefor
or  guaranty  pertaining  thereto.   Upon  any  change  in  the Tranche  C
Commitments or Adjusted  Tranche C  Percentages of the  Banks pursuant  to
Section 12.04(b) or upon a Bank Default, it is hereby agreed that, with respect to all outstanding Tranche C Letters of Credit and Unpaid Drawings thereon, there shall be an automatic adjustment to the participations


pursuant to this Section 2.04 to reflect the new Adjusted Tranche C Percentages of the assigning and assignee Bank or of all Tranche C Banks, as the case may be.

          (c) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the respective Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability to the respective Participants.

          (d) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the respective Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify each respective Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Letter of Credit Issuer, the amount of such Participant's Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of such payment in U.S. Dollars and in same day funds; PROVIDED, HOWEVER, that no Partici-pant shall be obligated to pay to the Letter of Credit Issuer its Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 1:00 P.M. (New York time) on any Business Day, such Participant shall make available to the Letter of Credit Issuer such Participant's Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of the amount of such payment on such Business Day in same day funds. If and to the extent such Partici-pant shall not have so made its Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of the amount of such Unpaid Drawing available to the Letter of Credit Issuer, such Participant agrees to pay to the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Letter of Credit Issuer its Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Letter of Credit Issuer its Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Letter of Credit Issuer such other Participant's Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of any such payment.

          (e) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has


received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (d) above, the Letter of Credit Issuer shall pay to each respective Participant which has paid its Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, thereof, in Dollars and in same day funds, an amount equal to such Participant's Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

          (f) The obligations of the respective Participants to make pay-ments to the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (PROVIDED that no Participant shall be required to make payments resulting from the Letter of Credit Issuer's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agree-ment under all circumstances, including, without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

        (ii) the existence of any claim, set-off, defense or other right which the respective Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between such Borrower and the beneficiary named in any such Letter of Credit);

       (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

        (iv) the  surrender  or   impairment  of  any  security   for  the
     performance or observance of any of the terms of any of the Credit Documents; or

         (v) the occurrence of any Default or Event of Default.

          2.05 Increased Costs. If at any time after the date of the Agreement, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters
of  Credit  issued  by  the  Letter  of  Credit   Issuer  or  such  Bank's
participation therein, or (ii) shall impose on the Letter of Credit Issuer


or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposi-tion of or a change in the rate or basis of taxes or similar charges), then, upon written demand to the respective Borrower by the Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by the Letter of Credit Issuer or such Bank to the Administrative Agent), such Borrower shall, subject to Section 1.11 (to the extent applicable), pay to the Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate the Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to such Borrower by the Letter of Credit Issuer or such Bank, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth a reasonable basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on such Borrower absent manifest error.

          2.06 Indemnities. The respective Borrower under each Letter of Credit hereby agrees to reimburse and indemnify the Letter of Credit Issuer for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; PROVIDED that such Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct. To the extent the Letter of Credit Issuer is not indemnified by the respective Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective "percentages" of the Total Tranche A Commitment or Total Tranche C Commitment, as the case may be, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

          SECTION 3.  FEES; COMMITMENTS.

          3.01  Fees.  (a)  Each   Borrower   agrees   to   pay   to   the
Administrative Agent a commitment commission ("Commitment Commission") pro rata for the account of (i) in the case of Borrower A, each Non Defaulting Tranche A Bank, (ii) in the case of Borrower B, each Non Defaulting Tranche B Bank and (iii) in the case of Borrower C, each Non-Defaulting Tranche C Bank for the period from and including the Restatement Effective
Date  to,  but not  including,  the date  the  Total  Commitment has  been


terminated, which Commitment Commission shall be equal to the amount set forth below as determined by Holdings' Pricing Ratio, as calculated for the last day of the fiscal quarter last ended (PROVIDED that, for purposes of calculating the Pricing Ratio on the Restatement Effective Date, and subject to future determination, the Pricing Ratio shall be determined as of December 31, 1996), computed at such rate for each day, on the daily amount of such Bank's Unutilized Commitment under such Tranche; PROVIDED that, in the event a change in the Commitment Commission is made, such change shall not become effective until the date which is one (1) Business Day after the date upon which the Administrative Agent receives written notice from Holdings or any Borrower pursuant to Clause 7.01(e) evidencing that such change is warranted:

                                           Commitment
          Pricing Ratio                    Commission
      ---------------------           --------------------
 Less than 0.50:1.00                     .15% per annum

 Greater than 0.50:1.00 but less        .20 % per annum
 than 1.00:1.00

 Greater than 1.00:1.00 but less         .25% per annum
 than 2.00:1.00

 Greater than 2.00:1.00 but less         .30% per annum
 than 3.00:1.00

 Greater than 3.00:1.00 but less         .35% per annum
 than 4.00:1.00

 Greater than 4.00:1.00                  .40% per annum

Such Commitment Commission shall be due and payable in arrears on the first day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

          (b) Borrower A and Borrower C each agree to pay to the Administrative Agent for the account of (i) in the case of Borrower A, each Non Defaulting Tranche A Bank and (ii) in the case of Borrower C, each Non-Defaulting Tranche C Bank, pro rata on the basis of their respective Adjusted Tranche A Percentages or Tranche C Percentages, whichever the case may be, a fee in respect of each Tranche A Letter of Credit or Tranche C Letter of Credit, whichever the case may be (the "Letter of Credit Fee"), computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect less 1/10 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first day of each January, April, July and October of each year and on the date after the Total Commitment is terminated and no Letters of Credit remain outstanding.

          (c) Borrower A and Borrower C each agree to pay to the Letter of Credit Issuer a fee in respect of (i) in the case of Borrower A, each Tranche A Letter of Credit and (ii) in the case of Borrower C, each Tranche C Letter of Credit issued by the Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/10 of 1% per annum on the daily


Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the first day of each January, April, July and October of each year and on the date after the Total Commitment is terminated and no Letters of Credit remain outstanding.

          (d) Borrower A and Borrower C each agree to pay directly to the Letter of Credit Issuer upon request the amount of any out-of-pocket charges or expenses incurred by the Letter of Credit Issuer in connection with any confirmation of (i) in the case of Borrower A, Tranche A Letters of Credit and (ii) in the case of Borrower C, Tranche C Letters of Credit by local banks requested by such Borrower or any beneficiary of any such Letter of Credit.

          (e) Each Borrower shall pay to the Co-Agents (x) on the Restatement Effective Date for its own account and/or for distribution to the Banks such Fees as heretofore agreed in writing by such Borrower and the Co-Agents and (y) for their own accounts such other fees as agreed to in writing between such Borrower and the Co-Agents, when and as due.

          (f)  All  computations of Fees shall be  made in accordance with
Section 12.07(b).

          3.02 Voluntary Reduction of Commitments. (a) Upon at least three (3) Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the affected Banks), each Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment under (a) in the case of Borrower A, the Tranche A Facility,
(b) in the case of Borrower B, the Tranche B Facility and (c) in the case of Borrower C, the Tranche C Facility, PROVIDED that (i) any such termin-ation shall apply to proportionately and permanently reduce the respective Commitment under such Facility of each Bank with a Commitment under such Facility, (ii) no such reduction shall reduce any Non-Defaulting Bank's Commitment under such Facility to an amount that is less than the sum of
(x) the outstanding Loans of such Bank under such Facility plus, in the case of the Tranche A Facility and the Tranche C Facility, (y) such Bank's Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of Tranche A Letter of Credit Outstandings or Tranche C Letter of Credit Outstandings, whichever the case may be, (iii) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $5,000,000 and (iv) any such reduction shall reduce the remaining Scheduled Commitment Reductions under such Facility pro rata based on the then remaining amounts of such Scheduled Commitment Reductions.

     (b) Provided that no Default or Event of Default exists or would result therefrom, upon at least three (3) Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative
Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each Tranche A Bank and each Tranche C Bank), Borrower A or Borrower C may elect to increase (a maximum of six (6) times during the term of this Agreement) the Total Tranche A Commitment or Total Tranche C Commitment, as the case may be, by an amount not less than $500,000 individually and not more than $15,000,000, either individually or in the aggregate; PROVIDED that (i) in the event the Total Tranche A Commitment is increased, the Total Tranche C Commitment shall be reduced by an amount exactly equal to such increase and (ii) in the event the


Total Tranche C Commitment is increased, the Total Tranche A Commitment shall be reduced by an amount exactly equal to such increase; and PROVIDED FURTHER, that (x) any increase or decrease in the Total Tranche A Commitment or Total Tranche C Commitment pursuant to this Section 3.02(b) shall apply to proportionately increase or decrease, as the case may be, the respective Commitment under such Facility of each Non-Defaulting Bank with a Commitment under such Facility, (y) no such reduction shall reduce any Non-Defaulting Bank's Commitment under such Facility to an amount that is less than the sum of (A) the outstanding Loans of such Bank under such Facility plus, (B) such Bank's Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of Tranche A Letter of Credit Outstandings or Tranche C Letter of Credit Outstandings, whichever the case may be and (z) any such reduction and increase shall reduce or increase the remaining Scheduled Commitment Reductions under such Facility pro rata based on the then remaining amounts of such Scheduled Commitment Reductions.

          3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment shall terminate on the earlier of (i) the Maturity Date or (ii) unless the Required Banks otherwise consent, the date on which any Change of Control occurs.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date set forth below, the Total Commitment shall be permanently reduced by the amount set forth opposite such date (each such reduction, as same may be further reduced in accordance with Section 3.02 and 3.03(c) and (d), a "Scheduled Commitment Reduction") and such reduction shall be allocated to the respective Tranches, to the extent of the outstanding Commitments thereunder, accord-ing to the Borrowers' election; PROVIDED that in the event the Borrowers fail to make such an election, each such Scheduled Commitment Reduction shall be applied pro rata (based on the then outstanding Commitments under the respective Tranches) to each Tranche:

                 Date                      Amount
           ----------------             ------------
           April 18, 1998               $ 14,000,000
           October 18, 1998             $ 14,000,000
           April 18, 1999               $ 14,000,000
           October 18, 1999             $ 14,000,000
           April 18, 2000               $ 14,000,000
           October 18, 2000             $ 14,000,000
           April 18, 2001               $ 14,000,000

           Maturity Date             Remaining Amount of
                                     Total Commitment

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the Business Day following the date of receipt by any Borrower or the Subsidiary Guarantor of the Cash Proceeds from any Collateral Disposition, the Total Commitment then in effect shall


be permanently reduced by an amount equal to the Total Commitment as in effect on the Restatement Effective Date multiplied by the percentage adjacent to the name of the Mortgaged Rig which is the subject of such Collateral Disposition under the heading "Percentage Reduction" set forth on Annex IV hereto. The reduction to the Total Commitment described in the preceding sentence shall be applied to reduce the relative Commitments under each Tranche according to the Borrower's election; PROVIDED that if no such election is made, such reduction shall be applied first to the Tranche constituting the direct Obligation of the Person receiving the Cash Proceeds from such Collateral Disposition, or, in the case of receipt by the Subsidiary Guarantor, Tranche C, with any remaining amount to be applied pro rata (based on the then outstanding Commitments under the remaining Tranches) to each remaining Tranche.

          (d) Notwithstanding anything to the contrary contained herein, and in addition to any other mandatory commitment reductions pursuant to this Section 3.03, in the case of any Collateral Disposition which reduces the number of Collateral Rigs to below ten (10), on the Business Day following the date of receipt by any Borrower or the Subsidiary Guarantor of the Cash Proceeds from any such Collateral Disposition, the Total Commitment then in effect shall be permanently reduced by an amount equal to 100% of the Cash Proceeds received as a result of such Collateral Disposition. The relative Commitments shall be reduced to the extent of such Cash Proceeds according to the Borrower's election, PROVIDED that if no such election is made, such Cash Proceeds shall be applied first to the Tranche constituting the direct Obligation of the Person receiving such proceeds, or, in the case of receipt by the Subsidiary Guarantor, Tranche C, with any remaining amounts to be applied pro rata (based on the then Outstanding Commitments under the remaining Tranches) to each remaining Tranche.

          (e) Each reduction of the Total Tranche A Commitment, the Total Tranche B Commitment, or the Total Tranche C Commitment pursuant to this
Section 3.03 shall apply proportionately to the Commitment of each Bank (if any) under such Tranche. Any reduction to the total Tranche A
Commitment, the Total Tranche B Commitment, or the Total Tranche C Commitment pursuant to this Section 3.03 shall reduce the remaining Scheduled Commitment Reductions under such Facility pro rata based on the then remaining amounts of Scheduled Commitment Reductions under such Facility.

          SECTION 4.  PAYMENTS.

          4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by such Borrower at least five (5) Business Days prior to the date of such prepayment of Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks with a Commitment under the Tranche being prepaid; (ii) all payments to be made in respect of Pound Sterling Loans shall be made in Pounds Sterling; (iii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $2,000,000 (or the number of Pounds Sterling


which, at the time of such prepayment, would yield a US Dollar Equivalent of $2,000,000) and, if greater, in an integral multiple of $2,000,000 (or the number of Pounds Sterling which, at the time of such prepayment, would yield a US Dollar Equivalent of $2,000,000), PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iv) Eurodollar Loans may only be prepaid pursuant to this Section 4.01 on the last day of the Interest Period applicable thereto; and (v) each prepay-ment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Banks which made such Loans, PROVIDED that at the respective Borrower's election in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loans of a Defaulting Bank.

          4.02  Mandatory Prepayments.

          (A)  Requirements:
               ------------
          (a) (i) If on any date the sum of the aggregate outstanding principal amount of Tranche A Loans made by Non-Defaulting Banks and the Tranche A Letter of Credit Outstandings exceeds the Adjusted Total Tranche A Commitment as then in effect, Borrower A shall repay on such date the principal of Tranche A Loans of Non-Defaulting Banks, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Tranche A Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Tranche A Total Commitment then in effect, Borrower A shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Tranche A Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of Borrower A hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Borrower A and the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to Borrower A and the Administrative Agent, until the proceeds are applied to the secured obligations).

          (ii) If on any date the sum of the aggregate outstanding principal amount of Tranche B Loans made by Non-Defaulting Banks exceeds the Total Tranche B Commitment as then in effect, Borrower B shall repay on such date the principal of Tranche B Loans of Non-Defaulting Banks in US Dollars or Pounds Sterling according to the denomination of such Loans when made to Borrower B, in an aggregate amount equal to such excess.

          (iii) If on any date the sum of the aggregate outstanding principal amount of Tranche C Loans made by Non-Defaulting Banks and the Tranche C Letter of Credit Outstandings exceeds the Adjusted Total Tranche
C Commitment as then in effect, Borrower C shall repay on such date the principal of Tranche C Loans of Non-Defaulting Banks, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Tranche C Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Tranche
C Commitment then in  effect, Borrower C shall  pay to the  Administrative
Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Tranche C Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as secu-


rity for the obligations of Borrower C hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Borrower C and the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to Borrower C and the Administrative Agent, until the proceeds are applied to the secured obligations).

          (iv) If on any date the aggregate outstanding principal amount of the Loans made by a Defaulting Bank pursuant to any Facility exceeds the Commitment of such Defaulting Bank under such Facility, the respective Borrower under such Facility shall repay the principal of such Loans of such Defaulting Bank in an amount equal to such excess.

          (b)  Notwithstanding   anything   to   the  contrary   contained
elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date.

          (c) On the date on which any Change of Control occurs, unless otherwise agreed by the Required Banks, the outstanding principal amount of all Loans, if any, shall become due and payable in full.

          (B)  Application:
               -----------
          With  respect to each  prepayment of  Loans required  by Section
4.02, the prepaying Borrower may designate the Types of Loans which are to be  prepaid and  the specific  Borrowing or  Borrowings pursuant  to which made,  PROVIDED that (i)  Eurodollar Loans may  only be repaid  if no Base
Rate Loans of Non-Defaulting Banks pursuant to the respective Facility remain outstanding; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made by Non-Defaulting Banks pursuant to a Borrowing shall be applied pro rata among
the  Non-Defaulting Banks  which made  such Loans.   In  the absence  of a
designation by such Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time the mandatory prepayment of Loans pursuant to Section 4.02(A) above would result, after giving effect to the procedures set forth above, in any Borrower incurring breakage costs under
Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then such Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of such Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to such Borrower and the Administrative Agent and shall provide for investments satisfactory to the Administrative Agent and such Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by such Borrower), to repay an


aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(B) shall, subject to the requirements of applicable law, be immediately applied to the Loans made by such Borrower.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Banks entitled thereto, not later than 10:00 A.M. (New York time) (or in the case of payments made in respect of Pound Sterling Loans, 11:00 A.M. London time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America (or of the United Kingdom in the case of payments made in respect of Pound Sterling Loans) at the US Payment Office (or in the case of payments made in respect of Pound Sterling Loans, at the UK Payment Office), it being understood that written notice from any Borrower to the Administrative Agent to make a payment from the funds in such Borrower's account at the respective US Payment Office or UK Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 10:00 A.M. (New York time) (or in the case of payments made in respect of Pound Sterling Loans 11:00 A.M. London time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04 Net Payments. (a) All payments made by each Borrower hereunder or under any Note will be made without setoff, counterclaim or
other defense.   Except as provided  in Section 4.04(b) and  (c), all such
payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes").
If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such


Note. If any amounts are payable by any Borrower in respect of Taxes pursuant to the preceding sentence, such Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Such Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Such Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b)  Each Bank  that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the date of this Agreement, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the date of this Agreement, when a lapse in time or change in circumstances renders the previous cer-tification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Administrative Agent two (2) new accurate and complete original signed copies of Internal Revenue Service Form 4224 or
1001, or Form W-8 and  a Section 4.04(b)(ii) Certificate, as the  case may be, and such other forms  as may be required in order to confirm or estab-
lish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or  it shall immediately notify the Borrowers and the Administrative  Agent in writing of  its inability to deliver  any
such Form or Certificate.   Notwithstanding anything to the  contrary con-
tained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivi-sion or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a


United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
(y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 12.04(b), the Borrowers agree to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes, PROVIDED such Bank shall provide to the Borrowers and the Administrative Agent any applicable IRS tax form (reasonably similar in its simplicity and lack of detail to IRS Form 1001) necessary or appropriate for the exemption or reduction in the rate of such U.S. Federal withholding tax.

          (c) Each Bank shall make all filings that are required to apply to the U.K. Inland Revenue Service under the relevant Double Taxation Agreements for relief from U.K. withholding taxes in connection with the Tranche B Facility. In the event that such relief is not obtained prior to the first interest payment date and payment of U.K. withholding taxes is required because of the absence of such relief, the Banks shall take such action as is necessary to insure that no such withholding tax will be due.

          (d)  The provisions of  this Section  4.04 shall  be subject  to
Section 1.12(b) (to the extent applicable).

          SECTION 5. CONDITIONS PRECEDENT. The obligation of the Banks to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, is subject to the satisfaction of each of the following conditions:

          5.01 Execution of Agreement. On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Notes executed by the respective Borrowers, in each case in the amount, maturity and as otherwise provided herein.

          5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent that such


representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

          5.03 No Default Under Existing Credit Agreement. On the Restatement Effective Date, there shall not exist any "Event of Default" (as defined in the Existing Credit Agreement) or any situation which, given the passage of time, would result in such an "Event of Default" under the Existing Credit Agreement.

          5.04 Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date, from (i) Robert Isaac, Esq., General Counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-1,
(ii) White & Case, special counsel to the Administrative Agent, which opinion shall cover the matters contained in Exhibit E-2 and (iii) from local counsel satisfactory to the Administrative Agent as the Administrative Agent may request, which opinions shall cover the perfec-tion of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and shall be in form and substance satisfactory to the Administrative Agent.

          5.05 Secretary Certificate; Corporate Proceedings. On the Restatement Effective Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Restatement Effective Date, signed by the Secretary of such Credit Party in the form of Exhibit F with appropriate insertions and deletions, together with copies of the certificate of formation, the by-laws, or other organizational documents of such Credit Party and the resolutions, or such other administrative approval, of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of formation, certificate of incorporation and by-laws) shall be reasonably satisfactory to the Administrative Agent.

          5.06 Fees. On the Restatement Effective Date, each Borrower shall have paid to the Administrative Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

          5.07 Security Agreement. (a) On the Restatement Effective Date each Borrower shall have duly authorized, executed and delivered a Security Agreement relating to the Earnings Collateral and the Insurance Collateral in the form of Exhibit G, with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral together with:

          (i) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

         (ii)  certified copies  of  Requests  for Information  or  Copies
     (Form UCC-11), or equivalent  reports, each of a recent  date listing


     all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause
     (i) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Collateral Agent and (y) to the extent evidencing Permitted Liens); and

        (iii) evidence that all other recordings and filings of, or with respect to, the Security Agreement, and all other actions, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement have been completed (it being agreed that UCC financing statements and termination statements shall be filed in the appropriate governmental office within three (3) Business Days after the Restatement Effective Date);

and the Security Agreement and such other documents shall be in full force and effect.

          (b) On the Restatement Effective Date, ENSCO Offshore U.K. Ltd. shall have duly authorized, executed and delivered the Floating Charge.

          5.08 Mortgages. (a) On the Restatement Effective Date, each Borrower shall have duly authorized, executed and delivered the following document or documents to which it is a party (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Mortgages"):

         (i) with respect to the US Rigs, substantially in the form of Exhibit H-1 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "US Fleet Mortgage");

        (ii) with respect to the Bahamian Rigs, substantially in the form of Exhibit H-2 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Bahamian Mortgage");

       (iii) with respect to the Liberian Rigs, substantially in the form of Exhibit H-3 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Liberian Fleet Mortgage"); and

          (b) On the Restatement Effective Date, all actions necessary, desirable or otherwise reasonably requested by the Collateral Agent to provide the Collateral Agent with a perfected first priority security interest in all Collateral purported to be covered by the Mortgages shall have been taken.

          5.09 Evidence of Lien, etc. On the Restatement Effective Date, the Administrative Agent shall have received evidence that the respective Mortgages have been registered with the appropriate vessel documentation authorities so as to create the intended lien on such Collateral.


          5.10 Insurance Report. On or prior to the Restatement Effective Date, the Administrative Agent shall have received an opinion from Aon Natural Resources Worldwide in the Form of Exhibit I, with respect to the adequacy of the insurance maintained by the Borrowers in connection with the Mortgaged Rigs.

          5.11 Pledge Agreement. On the Restatement Effective Date, ENSCO Delaware, Inc. shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Stock referred to therein then owned by ENSCO Delaware, Inc., together with executed and undated stock powers relating to such Pledged Stock.

          5.12 Subsidiary Guaranty. On the Restatement Effective Date, the Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit K (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

          5.13 Existing Credit Agreement. On the Restatement Effective Date concurrently with the incurrence of Loans hereunder, (i) all loans under the Existing Credit Agreement shall be converted, together with all accrued interest and fees thereon, into Loans pursuant to Tranche A, Tranche B or Tranche C according to the respective Borrower of record with respect to such loans being converted, with the Interest Periods appli-cable to any Eurodollar Loans resulting from such conversion to remain in effect as though such Loans had originally been maintained as Eurodollar Loans under the respective Tranche of this Agreement, (ii) all Letters of Credit issued thereunder shall be assumed as Letters of Credit hereunder and (iii) all other amounts owing pursuant to the Existing Credit Agreement shall be carried forward and become owing under this Agreement in accordance with the terms hereof.

          All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

          SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, each of Holdings, the Parent and the Borrowers make the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date):


          6.01 Corporate Status. Each Credit Party (i) is a duly organ-ized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged, except in such case where the failure to be so duly organized and validly existing in good standing and to have such corporate power and authority (x) is not reasonably likely to have a Material Adverse Effect and (y) is not reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party, and (ii) has duly qualified and is authorized to do business and is in good standing in all juris-dictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insol-vency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality of the United States or any State thereof, or, to the extent relating to the security interest granted by the Bahamian Mortgages and Liberian Fleet Mortgage, the Bahamas or Liberia respectively, (ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings, the Borrowers or any of their respective Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, agreement or other instrument to which Holdings, the Borrowers or any of their respective Subsidiaries is a party or by which it or any of its property or assets are bound or to which it is subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings, the Borrowers or any of their respective Subsidiaries.

          6.04 Litigation. Except as otherwise disclosed in ENSCO's 10-Q filing with the U.S. Securities and Exchange Commission for the period ended September 30, 1996, there are no actions, suits or proceedings pending or, to the best knowledge of Holdings, the Parent or the Borrowers threatened with respect to Holdings, the Borrowers or any of their respective Subsidiaries (i) that are likely to have a Material Adverse
Effect or  (ii) that  are  reasonably likely  to have  a material  adverse


effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

          6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized to provide for the general corporate purposes of the Borrowers and their respective Subsidiaries.

          (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.06 Governmental Approvals. Except for the orders, consents, approvals, licenses, authorizations, validations, recordings, registrations and exemptions that have already been duly made or obtained and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing (other than the filing of Form UCC-1 Financing Statements or the appropriate equivalents, which such filing, if this representation is being made more than ten (10) days after the Restatement Effective Date, has been made), recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          6.07 Investment Company Act. None of the Borrowers or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08 True and Complete Disclosure. No representation or warranty contained in this Agreement and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished by or on behalf of Holdings, the Parent, the Borrowers or any of their respective Subsidiaries to the Administrative Agent or any Bank contains any untrue statement of material fact, PROVIDED that where a representation or warranty is made as of a particular date, such representation or warranty shall only be required to be true and correct as of such date.

          6.09 Financial Condition; Financial Statements. (a) On and as of the Restatement Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by Holdings and its Subsidiaries in connection therewith, (x) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries taken as a whole will exceed its debts, (y) Holdings and its Subsidiaries taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) Holdings and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct their business.


          (b) (i) The consolidated balance sheet of Holdings and its Subsidiaries at September 30, 1996 and the related consolidated statements of operations and cash flows of Holdings and its Subsidiaries for the fiscal year, as the case may be, ended as of said date, and (ii) the consolidated balance sheet of Holdings and its Subsidiaries as of September 30, 1996, copies of which have heretofore been furnished to each Bank, present fairly the financial position of such entities at the dates of said statements and the results for the period covered thereby in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the September 30, 1996 state-ments, subject to normal and recurring year-end audit adjustment. All such financial statements have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. As of the Restatement Effective Date, nothing has occurred since December 31, 1995 that has had or is reasonably likely to have a Material Adverse Effect.

          6.10 Tax Returns and Payments. Each Credit Party has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Each Credit Party has paid, or has provided adequate reserves with respect thereto, in accordance with GAAP, for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          6.11 Compliance with ERISA. No Reportable Event has occurred and is continuing with respect to any Plan.

          6.12 Subsidiaries. Annex V lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), and indicates which of such Subsidiaries are Restricted Subsidiaries for purposes of this Agreement, in each case existing on the Restatement Effective Date.

          6.13 Patents, etc. Each Credit Party has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted.

          6.14  Pollution  and  Other Regulations.  (a)  Each  of Holdings
and its Consolidated Subsidiaries is in substantial compliance with all applicable Environmental Laws governing its business for which failure to
comply is  reasonably  likely to  have  a Material  Adverse Effect.    All
licenses, permits, registrations or approvals required to preserve the ownership and operation of the drilling rigs of Holdings and each of its Consolidated Subsidiaries under any Environmental Law have been secured. Neither Holdings nor any of its Consolidated Subsidiaries is in any re-spect in noncompliance with, breach of or default under any writ, order, judgment, injunction, or decree to which Holdings or such Consolidated Subsidiary is a party or which would affect the ability of Holdings or such Consolidated Subsidiary to own or operate any offshore drilling rig and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach or default thereunder, except in each such case, such noncompli-ance, breaches or defaults as are not likely to adversely affect the


ownership or operation of any offshore drilling rig. There are as of the Restatement Effective Date no Environmental Claims pending or, to the best knowledge of Holdings, the Parent and the Borrowers, threatened, against Holdings or any of its Consolidated Subsidiaries wherein an unfavorable decision, ruling or finding would be reasonably likely to adversely affect the ownership or operation of any offshore drilling rig.

          (b) Hazardous Materials have not at any time been released on or from any offshore drilling rig or vessel at any time owned or operated by Holdings or any of its Consolidated Subsidiaries, in each case where, to the best of Holdings', the Parent's or the Borrowers' knowledge, such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

          6.15 Properties. (a) The Borrowers and each of their respective Subsidiaries has title to all material properties constituting Collateral owned by them, free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or
(ii) Permitted Liens.

          (b) Annex VI sets forth all the Mortgaged Rigs owned by Holdings and each of its Subsidiaries on the Restatement Effective Date, and identifies the registered owner, flag, official or patent number, as the case may be, the home port and class on the Restatement Effective Date.

          6.16  Citizenship.    The Borrowers  are  qualified  to own  and
operate the Mortgaged Rigs under the laws of the United States, the Bahamas and Liberia, as may be applicable.

          6.17 Rig Classification. Each Mortgaged Rig is classified in the highest class available for rigs or vessels of its age and type with the American Bureau of Shipping, Inc. or another internationally recognized classification society reasonably acceptable to the Collateral Agent or the Security Trustee, as the case may be, free of any material outstanding requirements or recommendations, other than as permitted under the Mortgage relating thereto.

          SECTION 7. AFFIRMATIVE COVENANTS. Holdings, the Parent and the Borrowers covenant and agree that on the Restatement Effective Date and thereafter for so long as this Agreement is in effect (and until all Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full):

          7.01 Information Covenants. Holdings and/or the Borrowers will furnish to each Bank:

          (a) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Consolidated Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall be in accordance with generally accepted auditing standards and shall not be qualified as to the


     scope of audit and as to the status of Holdings and its Consolidated Subsidiaries as a going concern. Together with the financial statements required to be delivered above, Holdings or the Borrowers shall deliver to the Administrative Agent and the Banks analogous statements of operations and cash flows, on a stand alone basis, for any Unrestricted Subsidiary, which statements will include, without limitation, line items relating to all Non-Recourse Indebtedness.

          (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three (3) quarterly accounting periods in each fiscal year, the consolidated balance sheet of Holdings and its Consolidated Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative consolidated figures for the related period in the prior fiscal year, all of which shall be unaudited, but certified by the chief financial officer or controller of Holdings, subject to changes resulting from audit and normal year-end audit adjustments. Together with the financial statements required to be delivered above, Holdings or the Borrowers shall deliver to the Administrative Agent and the Banks analogous statements of operations and cash flows, on a stand alone basis, for any Unrestricted Subsidiary, which statements will include, without limitation, line items relating to all Non-Recourse Indebtedness.

          (c) Rig Status Report. As soon as available and in any event within 45 days after the close of each fiscal quarter of Holdings, a report (in form satisfactory to the Administrative Agent) detailing
     (i) the then current location of each of the Mortgaged Rigs, (ii) the then current term of and parties to any contract of any offshore drilling rig or vessel owned by Holdings or any of its Subsidiaries, and (iii) the average day rate for each offshore drilling rig or vessel owned by Holdings or any of its Subsidiaries for the preceding fiscal quarter.

          (d) Forecast; etc. Prior to the beginning of each fiscal year of Holdings, a forecast which includes an income statement and cash flow statement of Holdings and its Consolidated Subsidiaries for the upcoming fiscal year, including a breakdown of revenues, operating expenses and utilizations for each offshore drilling rig and vessel owned or leased by Holdings and its Consolidated Subsidiaries.

          (e) Compliance Certificate. Prior to or at the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of Holdings signed by its chief financial officer, controller or other Authorized Officer in the form of Exhibit L to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidi-aries were in compliance with the provisions of Section 8 as at the end of such fiscal period or year, as the case may be.

          (f) Notice of Default or Litigation. Promptly, and in any event within (x) three (3) Business Days after an Authorized Officer


     of Holdings, the Parent or any Borrower obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Holdings, the Parent or the Borrowers proposes to take with respect thereto and (y) ten (10) Business Days after any Borrower obtains knowledge thereof, notice of the commencement of or any significant development in any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          (g) Insurance Report. On or before September 30 of each year, a report from Holdings and/or the Borrowers' independent maritime insurance broker as required by the Mortgages.

          (h) Annual Rig Valuation Report. On or before September 30 of each year, an updated rig valuation report from an Approved Broker setting forth the current Market Value of each Mortgaged Rig.

          (i) SEC Reports. Promptly upon transmission thereof, copies of any material filings and registration with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall generally send to analysts or all holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement).

          (j) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request.

          7.02 Books, Records and Inspections. Within five (5) Business Days of a written request from the Banks to the chief financial officer, controller or any Authorized Officer of Holdings or any Borrower, Holdings will, and will cause each of its Subsidiaries to make available to the Banks such information as the Banks may reasonably request with respect to the business, affairs or condition (financial or otherwise) of Holdings or any of its Subsidiaries, subject to any applicable confidentiality agreements dealing with such information; provided, however, that Holdings and the Borrowers will use their best efforts to obtain any necessary consents in order to allow such information to be provided to the Banks, and, will permit officers and designated representatives of the Administrative Agent or the Required Banks, to the extent necessary, to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may desire.

          7.03 Insurance. The Borrowers shall insure, or cause to be insured, the Mortgaged Rigs pursuant to the terms of the U.S. Fleet
Mortgage, the Bahamian  Mortgages and  the Liberian Fleet  Mortgage.   The


Borrowers will promptly notify the Administrative Agent of any material change in such insurances or any change in the underwriters or clubs providing such insurance. The Borrowers shall annually, but no later than the anniversary of the date of this Agreement, furnish the Administrative Agent with evidence of all such insurance policies currently in force.

          7.04 Payment of Taxes. Holdings will pay and discharge, and will cause each of the other Credit Parties to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries, PROVIDED that neither Holdings nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05 Consolidated Corporate Franchises. Holdings will do, and will cause the Borrowers and the Borrowers' respective Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, unless the failure to do so is not reasonably likely to have a Material Adverse Effect, PROVIDED that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

          7.06 Compliance with Statutes, etc. Holdings will, and will cause the Borrowers and the Borrowers' respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all appli-cable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non- compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

          7.07 Good Repair. The Borrowers will, and will cause each of their respective Subsidiaries to, keep the Mortgaged Rigs, in whomsoever's possession they may be, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.02, see that from time to time there are made in such Mortgaged Rigs all necessary and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto to the extent and in the manner useful or customary for companies in similar businesses.

          7.08 End of Fiscal Years; Fiscal Quarters. Holdings will, for financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          7.09 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

           7.10  Earnings  Concentration Account.   Upon the occurrence of
an Event of Default, the Borrowers shall open and maintain with the Collateral Agent, for the benefit of the Banks, on terms substantially similar to those typically offered to similar depositors, an account (the


"Concentration Account") into which all Earnings of the Borrowers arising from the operation of the Mortgaged Rigs shall be deposited. For so long thereafter as such Event of Default is continuing, such Earnings shall continue to be deposited, and the Borrowers hereby agree to continue to deposit such Earnings, in such account and maintained as cash collateral in accordance with the Security Agreement. Funds remaining in the Concentration Account shall be released from time to time to the Borrowers
(i) at the discretion of the Required Banks or (ii) upon the termination of any then existing Default or Event of Default.

           7.11 Additional Rig Valuations. At any time when in the reasonable judgment of the Required Banks there has been an adverse development in the market for drilling rigs comparable to the Mortgaged Rigs, upon the written request of the Administrative Agent on behalf of the Required Banks and at the expense of the Borrowers, Holdings or the Borrowers shall retain an Approved Broker to supply a written report setting forth the Market Value of each Mortgaged Rig at such time. Holdings or the Borrowers may retain a second Approved Broker of their own choosing at such time and at its own expense to supply a second written report setting forth the Market Value of such Mortgaged Rigs. Promptly upon receipt thereof Holdings and/or the Borrowers shall deliver copies of each such report to the Banks.

           7.12 Further Assurances. (a) The Borrowers will, and will cause each of their respective Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent or the Security Trustee, as the case may be, from time to time such vouchers, invoices, schedules, confirmatory assignments, convey-ances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral as the Collateral Agent or the Security Trustee, as the case may be, may reasonably require.

          (b)  The Borrowers agree that each action required above by this
Section 7.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks, PROVIDED that in no event shall Holdings or the Borrowers be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents or other actions from third parties with respect to its compliance with this Section 7.12.

           7.13 ERISA. (a) As soon as possible and, in any event, within 30 days after Holdings, the Parent, the Borrowers, any of their respective Subsidiaries or any ERISA Affiliate knows that any Reportable Event with respect to any Plan has occurred, Holdings or the Borrowers will deliver to each of the Banks a statement of an Authorized Officer of Holdings or the affected Borrowers setting forth details as to such Reportable Event and the action, if any, that Holdings, the Parent, the Borrowers, such Subsidiary or such ERISA Affiliate is required or proposes to take with respect thereto, together with a copy of the notice of such Reportable
Event given to the PBGC, if a copy of such notice is available to any Borrower and (b) promptly after receipt thereof, a copy of any notice relating to a Reportable Event having a Material Adverse Effect which Holdings or any of its Subsidiaries may receive from the PBGC or the Internal Revenue Service with respect to any Plan; PROVIDED, HOWEVER, this


clause (b) shall not apply to notices of general application promulgated by the Department of Labor.

          SECTION 8. NEGATIVE COVENANTS. Holdings, the Parent and the Borrowers hereby covenant and agree that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until all Commitments have terminated, no Letters of Credit or Notes are out-standing and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

           8.01 Changes in Business. Holdings will not and will not permit the Borrowers and the Borrowers' respective Subsidiaries to, materially alter the character of their business taken as a whole from that conducted on the Restatement Effective Date (including any material expansion outside of the oil field service industry), PROVIDED that this
Section 8.01 shall not restrict such Persons from engaging in businesses ancillary to the oil field service industry.

           8.02 Consolidation, Merger or Sale of Assets, etc. Holdings will not, and will not permit the Parent, the Borrowers or the Subsidiary Guarantor to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or substantially all of its property or assets or of any Collateral or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) (i) the Subsidiary Guarantor may be merged with or into, or be liquidated into, Borrower C, so long as Borrower C is the surviving entity, (ii) all or any part of the business properties and assets of the Subsidiary Guarantor may be conveyed, leased, sold or transferred to Borrower C, and (iii) the Parent may be merged or consolidated with or into, or be liquidated into, any entity so long as the pledge made pursuant to the Pledge Agreement remains in effect following such merger consolidation or liquidation, PROVIDED that if any Collateral is transferred pursuant to this Section 8.02(a), Holdings and/or a Borrower shall provide the Administrative Agent with ten (10) Business Days' prior notice of such transfer, and such Borrower or Guarantor, as the case may be, owning the Collateral after such transfer shall take all action reasonably requested by the Collateral Agent and/or the Security Trustee in respect of the con-tinued priority and perfection of such Collateral;

          (b) other sales or dispositions of assets PROVIDED that (i) (x) no Collateral, other than surplus or scrap equipment from any Mortgaged Rig, may be sold without the prior written approval of the Required Banks and (y) in the event of such sale concerning a Mortgaged Rig, the Total Commitment shall be reduced as required by
     Section 3.03(c) or (d) and (ii) no such sale or disposition shall constitute the sale or disposition of all or substantially all of the combined assets of Holdings and its Subsidiaries taken as a whole; and

          (c) other sales or dispositions of assets in each case to the extent the Required Banks have consented in writing thereto and subject to such conditions as may be set forth in such consent.


          To the extent any Collateral is sold or otherwise disposed of (to any Person other than Holdings and its Subsidiaries) as permitted by this Section 8.02, such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent, the Collateral Agent and the Security Trustee shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

           8.03 Liens on Assets. The Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral or assign any right to receive income derived from such Collateral, or file or permit the filing of any financing statement with respect to any such Collateral under the UCC or any other similar notice of Lien under any similar recording or notice statute; except that the following shall be permitted:

          (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves with respect thereto, in accordance with GAAP, have been established;

          (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such Collateral or materially impair the use thereof in the operation of the business of any Borrower or any of their respective Subsidiaries or (y) which are being contested in good faith by appropriate proceedings (including the providing of bail), which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien or procuring the release of the property or assets subject to such Lien from arrest or detention;

          (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

          (d) Liens permitted under the express terms of the Mortgages or other Security Documents;

          (e) Judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

          (f) any interest or title of a lessor or charterer under any lease or charter (i) in existence on the Restatement Effective Date,
     (ii) among any Borrower and any of its Subsidiaries or (iii) otherwise permitted by this Agreement; and

          (g) Liens on equipment which is the subject of an operating lease or similar use arrangement entered into in the ordinary course of business and title to which is held by a third party;

          (h) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or


     other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the Borrowers or any of their respective Subsidiaries; and

          (i) Liens on permitted Indebtedness described in Section 8.04(i), (ii), (iii), (viii) and (x), and up to $20,000,000 in the aggregate of Indebtedness described in Section 8.04(vi).

          8.04  Indebtedness.   Holdings  will not  permit any  Restricted
Subsidiary to contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

         (ii) Indebtedness evidenced by Capitalized Lease Obligations so long as the aggregate principal amount of Capitalized Lease Obligations outstanding at any time pursuant to this Section 8.04 does not exceed $1,000,000 in the aggregate;

        (iii) Indebtedness under Interest Rate Agreements with one or both of the Co-Agents;

         (iv) intercompany Indebtedness of any Wholly-Owned Subsidiary of any Borrower owing to such Borrower;

          (v) unsecured loans from one Borrower to another Borrower, from any Subsidiary of a Borrower to a Borrower, from any Restricted Subsidiary to another Restricted Subsidiary, PROVIDED that such Indebtedness must be expressly subordinate to the obligations of the recipient pursuant to this Agreement;

         (vi) letters of credit, performance and bid bonds obtained by the Borrowers and their respective Subsidiaries in the ordinary course of business up to an aggregate amount of $50,000,000;

        (vii) supersedeas bonds obtained by the Borrowers and their respective Subsidiaries in the ordinary course of business;

       (viii) so long as no Default or Event of Default exists or would result therefrom, the Borrowers, the Borrowers' Subsidiaries and/or the Subsidiary Guarantor may incur purchase money Indebtedness up to 50% of the total consideration paid by such Person to acquire any offshore drilling rig;

         (ix) Indebtedness of Borrower C outstanding on the Restatement Effective Date pursuant to its 9 7/8% Senior Subordinated Notes issued under and governed by the Dual Indenture; and

          (x) additional Indebtedness of the Borrowers and their Subsidiaries incurred in the ordinary course of business not to exceed $15,000,000 in aggregate principal amount outstanding at any one time.


          8.05  Dividends;       Restrictions       on       Subsidiaries,
etc. (a) Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or return any capital to, the stock-holders of Holdings or authorize or make any other distribution, payment or delivery of property or cash to the stockholders of Holdings as such, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by Holdings with respect to its capital stock) (all of the foregoing "Dividends"); PROVIDED that so long as no Default or Event of Default exists or would result therefrom, Holdings shall be permitted to
(i) pay or make Dividends on its common stock in an amount not to exceed 50%, in the aggregate, of Consolidated Net Income on a cumulative basis beginning January 1, 1993 and (ii) pay dividends on any class of preferred stock, not to exceed $8,000,000 in the aggregate for any fiscal year of Holdings.

          (b) The Parent and the Borrowers will not, and will not permit any of the Restricted Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Guarantor or of any Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to any Borrower or any Guarantor, or (b) make loans or advances to any Borrower or any Guarantor, (c) transfer any of its properties or assets to any Borrower or any Guarantor or (B) the ability of any Borrower or any Guarantor of such Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

          (i)  this Agreement and the other Credit Documents;

         (ii)  applicable law;

        (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

         (iv) any restriction or encumbrance with respect to a Subsidiary Guarantor imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary Guarantor, so long as such sale or disposition is permitted under this Agreement; and

          (v) Permitted Liens and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, PROVIDED that such prohibitions or restrictions apply only to the assets subject to such Liens.

          8.06 Vessel Management; Registry. The Borrowers will not, and will not permit any of their respective Subsidiaries to, without the prior written consent of the Required Banks (which consent will not be unreasonably withheld), (i) change the overall management of any of the Mortgaged Rigs from the Borrowers and/or the Subsidiary Guarantor or (ii) change the national registry of any Mortgaged Rig.

          8.07 Interest Coverage Ratio. Holdings will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for


any period of twelve (12) consecutive calendar months of Holdings (taken as one accounting period) to be less than 4.00:1.00.

          8.08 Working Capital. Holdings will not permit the Working Capital Ratio on the last day of any calendar month to be less than 1.50:1.00.

           8.09 Leverage Ratio. Holdings will not permit the Leverage Ratio at the end of any calendar month ending after the Restatement Effective Date to be greater than 0.35:1.00.

          8.10 Collateral Maintenance. The Borrowers and their respective Subsidiaries shall not permit the Market Value of the Mortgaged Rigs at any time (a) prior to October 18, 1999, to be less than 2.0 times and (b) thereafter, to be less than 2.5 times, the Total Commitment in effect from time to time; PROVIDED that, in the event that any valuation provided pursuant to Section 7.01(h) or 7.11 establishes that the Market Value of the Mortgaged Rigs is less than that otherwise required by this
Section 8.10, the Borrowers  may satisfy the requirements of  this Section
8.10 (subject to future evaluation) by providing additional collateral security acceptable to the Required Banks sufficient to insure that the Market Value of the Mortgaged Rigs is sufficient to meet the requirements of Section 8.10(a) or (b), as applicable.

          SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

           9.01 Payments. Any Borrower shall default in the payment when due of any principal of the Loans, any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document and such default shall continue for two (2) more Business Days; or

           9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

           9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.08 or Section 8 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to any Borrower by the Administrative Agent or the Required Banks; or

           9.04  Default Under Other Agreements.  (a)  Any Credit Party or
any of their respective Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in  the observance or
performance  of   any  agreement  or   condition  relating  to   any  such
Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition results in acceleration or the renegotiation of the material payment terms of any


such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of any Credit Party or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not constitute an Event of Default pursuant to this Section 9.04 unless (x) the aggregate principal amount of such Indebtedness in default exceeds $5,000,000 at any one time and (y) adequate reserves (determined in accordance with GAAP) have not been provided; or

           9.05 Bankruptcy, etc. Any Credit Party or any direct or indirect parent of any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any direct or indirect parent of any Credit Party and the peti-tion is not controverted within 10 days, or is not stayed or dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any direct or indirect parent of any Credit Party; or any Credit Party or any direct or indirect parent of any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any direct or indirect parent of any Credit Party; or there is commenced against any Credit Party or any direct or indirect parent of any Credit Party any such case or proceeding which remains undismissed for a period of 90 days; or any Credit Party or any direct or indirect parent of any Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; any Credit Party or any direct or indirect parent of any Credit Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or any Credit Party or any direct or indirect parent of any Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any direct or indirect parent of any Credit Party for the purpose of effecting any of the foregoing; or

          9.06 Security Documents. (i) Any Security Document shall, after the execution and delivery thereof, cease to be in full force and effect, or shall cease to give the Collateral Agent or the Security Trustee, as the case may be, the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent or the Security Trustee, as the case may be; PROVIDED that, to the extent any Security Document ceases to be in full force and effect or fails to create the Liens, rights, powers and privileges purported to be created thereby as a result of a change in law of a jurisdiction outside of the United States, such failure shall not constitute an Event of Default unless such failure continues for a period of more than 30 days without the Banks and the Borrowers finding a mutually acceptable solution to such failure or
(ii) any Credit Party shall default in any respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default (unless such default creates an Event of Default under clause (i) above) shall continue unremedied for a period of at least 30 days after


notice to any Borrower by the Administrative Agent  or the Required Banks;
or

          9.07 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligation thereunder, or any Guarantor shall default in the observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto and such default (other than any default arising from a failure to make any payment thereunder) shall continue unremedied for a period of at least 30 days after notice to any Borrower by the Administrative Agent or the Required Banks; or

           9.08 Judgments. Any judgment or decree shall be entered against Holdings, the Borrowers or any other Credit Party (i) by a U.S. Jurisdiction involving a liability of $5,000,000 or more in the case of any one such judgment or decree, to the extent not paid or not covered by insurance, and any such judgment or decree shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof or (ii) by a foreign jurisdiction involving a liability which is reasonably likely to result in a Material Adverse Effect; or

           9.09 Citizenship. Any Mortgagor shall cease to be qualified to own and operate the Mortgaged Rigs under the laws of the United States, the Bahamas or Liberia, as may be applicable; or

           9.10  Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrowers, take any or all of the  following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 9.05 shall  occur with respect to  the Borrowers, the  result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):  (i) declare  the Total Commitment terminated, where-
upon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission or any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and  any accrued interest in  respect of all Loans  and all obligations
owing  hereunder  (including  Unpaid  Drawings)  and  thereunder  to   be,
whereupon the same shall become, forthwith due and payable without pre-sentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrowers to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of such Borrower, it will pay) to the Collateral Agent at the US Payment Office such additional amounts of cash, to be held as security for such Borrower's reimbursement obligations in respect of Letters of Credit then outstanding (if any) equal to the aggregate Stated Amount of all (x) in the case of Borrower A,


Tranche A Letters of Credit and (y) in the case of Borrower C, Tranche C Letters of Credit then outstanding; and (vi) apply any amounts held as cash collateral pursuant to Section 4.02 or this Section 9 to repay Obligations.

           SECTION 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Adjusted Total Tranche A Commitment" shall mean at any time the Total Tranche A Commitment less the aggregate Tranche A Commitments of all Defaulting Banks.

          "Adjusted Total Tranche C Commitment" shall mean at any time the total Tranche C Commitment less the aggregate Tranche C Commitments of all Defaulting Banks.

          "Adjusted Tranche A Commitment" for each Non-Defaulting Bank shall mean at any time the product of such Bank's Adjusted Tranche A Percentage and the Adjusted Total Tranche A Commitment.

          "Adjusted Tranche A Percentage" shall mean (x) at a time when no
Bank Default exists,  for each Bank  such Bank's Tranche A  Percentage and
(y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting
Bank, the percentage determined by dividing such Bank's Tranche A Commitment at such time by the Adjusted Total Tranche A Commitment at such time, it being understood that all references herein to Tranche A Commitments and the Adjusted Total Tranche A Commitment at a time when the
Total Tranche  A Commitment or Adjusted Total Tranche A Commitment, as the
case may be, has been terminated shall be references to the Tranche A Commitments or Adjusted Total Tranche A Commitment, as the case may be, in effect immediately prior to such termination, PROVIDED that (A) no Bank's Adjusted Tranche A Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if, after giving  effect to such Bank  Default and any repayment  of Tranche A
Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of
(i) the aggregate outstanding  principal amount of Tranche A Loans  of all
Non-Defaulting  Banks   plus  (ii)   the  Tranche   A  Letter  of   Credit
Outstandings, exceeds the Adjusted Total Tranche A Commitment; (B) the changes to the Adjusted Tranche A Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Tranche A Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Tranche A Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Tranche A Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Tranche A Loans, or of Unpaid Drawings with respect to Tranche A Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Tranche A Percentage must be returned to Borrower A as a preferential or similar payment in any bankruptcy or similar proceeding of Borrower A, then the change to such Non-Defaulting Bank's Adjusted Tranche A Percentage effected pursuant to said clause (B)


shall be reduced to that positive change, if any, as would have been made to its Adjusted Tranche A Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Tranche A Percentage would have resulted in the sum of the outstanding principal of Tranche A Loans made by such Bank plus such Bank's new Adjusted Tranche A Percentage of the outstanding principal amount of Tranche A Letter of Credit Outstandings equalling such Bank's Commitment at such time.

          "Adjusted Tranche C Commitment" for each Non-Defaulting Bank shall mean at any time the product of such Banks Adjusted Tranche C Percentage and the Adjusted Total Tranche C Commitment.

          "Adjusted Tranche C Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Tranche C Percentage and
(y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Tranche C Commitment at such time by the Adjusted Total Tranche C Commitment at such time, it being understood that all references herein to Tranche C Commitments and the Adjusted Total Tranche C Commitment at a time when the Total Tranche C Commitment or Adjusted Total Tranche C Commitment, as the
case   may be, has been  terminated shall be  references to the  Tranche C
Commitments or Adjusted Total Tranche C Commitment, as the case may be, in effect immediately prior to such termination, PROVIDED that (A) no Bank's Adjusted Tranche C Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if, after giving effect to such Bank Default and any repayment of Tranche C Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of
(i)  the aggregate outstanding principal amount  of Tranche C Loans of all
Non-Defaulting  Banks   plus  (ii)   the  Tranche  C   Letter  of   Credit
Outstandings, exceeds the Adjusted Total Tranche C Commitment; (b) the changes to the Adjusted Tranche C Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Tranche C Loans of all Non-Defaulting Banks plus (ii) the Tranche C Letter of Credit Outstandings is equal to or less than the Adjusted Total Tranche C Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Tranche C Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Tranche C Loans, or of Unpaid Drawings with respect to Tranche C Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Tranche C Percentage must be returned to Borrower C as a preferential or similar payment in any bankruptcy or similar proceeding of Borrower C, then the change to such Non-Defaulting Bank's Adjusted Tranche C Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Tranche C Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Tranche C Percentage would have resulted in the sum of the outstanding principal of Tranche C Loans made by such Bank plus such Bank's new Adjusted Tranche C Percentage of
the  outstanding   principal  amount  of   Tranche  C  Letter   of  Credit
Outstandings equalling such Bank's Tranche C Commitment at such time.


          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

          "Affected Eurodollar Loan"  shall have the  meaning provided  in
Section 4.02(B).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Applicable Eurodollar Margin" shall be equal to the percentage per annum set forth below opposite Holdings' applicable Pricing Ratio, as calculated for the last day of the fiscal quarter last ended; PROVIDED that, in the event a change in the Applicable Eurodollar Margin is to be made, such change shall not become effective until the date which is one
(1) Business Day after the date upon which the Administrative Agent receives written notice from Holdings or any Borrower pursuant to Clause 7.01(e) evidencing that such change is warranted:

                                                     Eurodollar
                 Pricing Ratio                         Margin
        -------------------------------           ---------------
        Less than or equal to 0.50:1.00            .40% per annum

        Greater than 0.50:1.00 but
        less than or equal to 1.00:1.00            .50% per annum

        Greater than 1.00:1.00 but
        less than or equal to 2.00:1.00            .75% per annum

        Greater than 2.00:1.00 but
        less than or equal to 3.00:1.00           1.00% per annum

        Greater than 3.00:1.00 but
        less than or equal to 4.00:1.00           1.25% per annum

        Greater than 4.00:1.00                    1.50% per annum

          "Approved  Bank"   shall  have  the  meaning   provided  in  the
definition of "Cash Equivalents."

          "Approved  Broker"   shall  mean   each   of  the   first-class,
international, independent, sale-and-purchase brokers of offshore drilling units similar to those listed on Annex VIII, as such Annex may be revised


from time to time at the request of the Required Banks with the consent of the Borrowers, which consent shall not be unreasonably withheld.

          "Approved Company" shall have the meaning provided in the definition of "Cash Equivalents."

          "Assignment and Assumption Agreement" shall mean the  Assignment
and  Assumption  Agreement  substantially   in  the  form  of  Exhibit   M
(appropriately completed).

          "Authorized Officer" shall mean any officer of Holdings or any Borrower designated as such in writing to the Administrative Agent by Holdings or such Borrower.

          "Bahamian Mortgage"  shall have the meaning  provided in Section
5.08(a).

          "Bahamian Rigs" shall mean ENSCO 80 (official no. 724944), ENSCO 85 (official no. 724945), and ENSCO 92 (official no. 724946).

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Loans or to fund its portion of any unreimbursed payment under Section 2.04(d) or (ii) a Bank having notified the Administrative Agent and/or any Borrower that it does not intend to comply with the obligations under Section 1.01 or under
Section 2.04(d), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy  Code" shall  have the  meaning provided  in Section
9.05.

          "Base Rate" shall mean the higher of (i) the Administrative Agent's Prime Rate, and (ii) 0.50% per annum above the Federal Funds Effective Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower"  shall  have  the  meaning  provided  in  the   first
paragraph of this Agreement.

          "Borrower A" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower B" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower C" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of one Type of Loan pursuant to any Facility by any Borrower from all of the Banks with a Commitment under such Facility on a pro rata basis on a given date (or


resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered included in any related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the Cities of New York and/or London and/or Dallas a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all obligations under Capital Leases in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one
(1) year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capi-tal and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six (6) months from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six (6) months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses
(i) through (iv) above.

          "Cash Proceeds" shall mean, with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred


payment constituting interest, but only as and when so received) received by Holdings and/or any Subsidiary from such Collateral Disposition.

          "CBK"  shall  mean Christiania  Bank  og  Kreditkasse, New  York
Branch.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

          "Change of Control" shall mean (a) Holdings shall at any time cease to own 100% of the capital stock of each Borrower or, directly or indirectly, any Guarantor (other than Holdings), (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Holdings or (c) the Board of Directors of Holdings ceases for any reason to consist of a majority of Continuing Directors.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Co-Agents" shall have the meaning provided in the first paragraph of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Restatement Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Security Agreement Collateral, the "Pledged Stock" as defined in the Pledge Agreement, the Mortgaged Rigs, any collateral delivered to the Collateral Agent or otherwise pledged, whether or not pursuant to any Lien, in connection with this Agreement, including, without limitation, any cash collateral delivered to the Collateral Agent pursuant to this Agreement.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks.

          "Collateral Disposition" shall mean for any Borrower or the Subsidiary Guarantor (a) the sale, transfer or other voluntary disposition of any asset constituting Collateral by such Borrower or the Subsidiary Guarantor to any Person other than Holdings, the Parent or Borrower A or
(b) any Total Loss of any Mortgaged Rig; PROVIDED that, a sale pursuant to clause (a) above involving a Mortgaged Rig shall not constitute a Collateral Disposition to the extent (i) (x) the respective Borrower
provides  seven   (7)  Business   Days'  prior   written  notice   to  the
Administrative Agent of such sale, (y) simultaneously with the release of such Mortgaged Rig from its respective Mortgage and/or the Security Agreement, such Mortgaged Rig is replaced by a substitute drilling rig or vessel which, in the absolute discretion of the Required Banks, shall be of similar or greater value and quality to such Mortgaged Rig and (z) such replacement rig or vessel is pledged pursuant to a comparable mortgage and made subject to all first priority, perfected security interests in favor


of the Collateral Agent for the benefit of the Banks as the Required Banks shall request, including, without limitation, those pertaining to Earnings and insurances of such replacement rig or vessel or (ii) the respective Borrower, upon seven (7) Business Days' prior written notice to the Administrative Agent and simultaneously with such sale, deposits US Dollars in an amount equal to the Market Value of the rig or vessel being sold in an account to be maintained by the Collateral Agent for the benefit of the Banks, which account shall be subject to a first priority perfected security interest in favor of the Collateral Agent for the benefit of the Banks.

          "Commitment" shall mean, with respect to each Bank, the sum of the Tranche A Commitment, Tranche B Commitment and Tranche C Commitment of such Bank.

          "Commitment Commission"  shall  have  the  meaning  provided  in
Section 3.01(a).

          "Consolidated Current Assets" shall mean, the current assets of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, including cash and Cash Equivalents.

          "Consolidated Current Liabilities" shall mean, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding the current liability associated with up to $88,000,000 of the required repayment of Loans in connection with the Scheduled Commitment Reduction occurring on the Maturity Date.

          "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense,
(iv) amortization or write-off of deferred financing costs or any other non-cash charges to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business, which in any event will not include sales of drilling rigs) and other extraordinary losses or expenses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business not involving drilling rigs) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense and (iii) amortization expense, all as determined on a con-solidated basis in accordance with GAAP.

          "Consolidated Funded Indebtedness"  shall mean, all Indebtedness of  Holdings and its  Subsidiaries (excluding Indebtedness  referred to in
clauses   (ii),  (iv),  (vi),  (vii)  and  (viii)  of  the  definition  of
"Indebtedness" and clause (iii) of such definition to the extent such letters of credit constitute performance letters of credit and letters of credit issued to support bid and performance bonds in the ordinary course of business) calculated on a consolidated basis in accordance with GAAP; PROVIDED that with respect to calculations made pursuant to Section 8.09 only, Consolidated Funded Indebtedness shall exclude up to $100,000,000 in the aggregate of unsecured subordinated Indebtedness issued or outstanding (whether on or after the Restatement Effective Date but subject to the


following proviso} of Holdings and/or Borrower C pursuant to one or more public offerings, which shall (i) mature after the Maturity Date, (ii) not have any principal payments prior to the Maturity Date, and (iii) be subordinated to this Facility on a basis satisfactory to the Co-Agents; and PROVIDED FURTHER, that no such subordinated Indebtedness shall be so excluded which is issued by Borrower C pursuant to a public offering occurring after the Restatement Effective Date.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases) of Holdings and its Subsidiaries in accordance with GAAP on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

          "Consolidated Net Income" shall mean for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

          "Consolidated Net Worth" shall mean, at any time, shareholders equity (excluding treasury stock) of Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP; PROVIDED that Consolidated Net Worth shall include preferred stock of Holdings issued after the Restatement Effective Date so long as such preferred stock may only be redeemed at the option of Holdings.

          "Consolidated Subsidiary" shall mean and include each Subsidiary of Holdings and each Unrestricted Subsidiary.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obliga-tion or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Restatement Effective Date and each other director, if such director's


nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors serving on the Nominating and Compensation Committee.

          "Credit Documents" shall mean this Agreement, the Notes, and the Security Documents and any documents executed in connection therewith.

          "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

          "Credit Party" shall mean Holdings, the Parent, the Borrowers and the Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividends" shall have the meaning provided in Section 8.05.

          "Dual Indenture" shall mean the Indenture, dated as of January 15, 1994, (as the same may be amended or supplemented from time to time) among Dual [Holding] Company, the Subsidiary Guarantors and Shawmut Bank, National Association, as Trustee, governing the 9 7/8% Senior Subordinated Notes of Dual [Holding] Company due 2004.

          "Earnings" shall have the  definition provided  in  the Security
Agreement.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D of the Securities Act of 1933).

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory author-ities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief re-sulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judg-ment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution


Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq. and any applicable state and local or foreign counterparts or equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Restatement Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary would be deemed to be a "single employer" (i) within the meaning of Sections
414(b), (c), (m) and (o) of the Code or (ii) as a result of Holdings or any Subsidiary being or having been a general partner of such person.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Loan, the offered rate (rounded upward to the nearest 1/16 of one (1) percent) for deposits of (i) in the case of US Dollar Loans, US Dollars and (ii) in the case of Pound Sterling Loans, Pounds Sterling, for a period equivalent to such period at or about 11:00 A.M. (London time) on the second London Banking Day before the first day of such period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the rate quoted to the Administrative Agent as the offered rate for deposits of US Dollars or Pounds Sterling, as the case may be, in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such period by prime banks in the London Interbank Market at or about 11:00 A.M. (London time) on the second Banking Day before the first day of such period.

          "Event of Default" shall have the meaning provided in Section 9.

          "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

          "Existing Guaranty" shall have the meaning provided in the recitals to this Agreement.

          "Existing Letter of Credit"  shall have the meaning provided  in
Section 2.01(a).

          "Facility" shall mean any of the credit facilities established under this Agreement, evidenced by the Total Commitment.


          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

          "Floating Charge" shall mean the Debenture, dated as of February 27, 1997 between ENSCO Offshore U.K. Ltd. and CBK, as Collateral Agent and Security Trustee for the Banks party to this Agreement.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Obligations" shall mean all obligations of each Borrower to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by such Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by such Borrower.

          "Guarantor" shall mean Holdings, the Parent, the Subsidiary Guarantor and Borrower A.

          "Guaranty" shall mean the guaranty of Holdings, the Parent, and Borrower A pursuant to Section 13 hereof and of the Subsidiary Guarantor pursuant to the Subsidiary Guaranty.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other
equipment   that   contained,   electric  fluid   containing   levels   of
polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous
substances,"   "hazardous   waste,"   "hazardous  materials,"   "extremely
hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical,


material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          "Holdings"  shall  have  the  meaning  provided  in  the   first
paragraph of this Agreement.

          "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed,
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of any Restricted Subsidiary to the extent such guaranteed obligations are permitted under this Agreement); PROVIDED that Indebtedness shall not include (x) trade payables and accrued expenses, in each case arising in the ordinary course of business, (y) indebtedness of an Unrestricted Subsidiary and (z) deferred tax liabilities.

          "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect any Credit Party against interest rate risk.

          "L/C Supportable Obligations" shall mean such obligations of the Credit Parties as are not inconsistent with the issuance policies of the Letter of Credit Issuer.

          "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of  Credit" shall have  the meaning provided  in Section
2.01(a).

          "Letter of  Credit  Fee"  shall  have the  meaning  provided  in
Section 3.01(b).

          "Letter of Credit Issuer" shall mean Christiania Bank og Kreditkasse, New York Branch.

          "Letter of  Credit Request" shall  have the meaning  provided in
Section 2.02(a).


          "Leverage Ratio" shall mean,  at any date of  determination, the
ratio   of  Consolidated  Funded  Indebtedness  on   such  date  to  Total
Capitalization on such date.

          "Liberian  Fleet Mortgage"  shall have  the meaning  provided in
Section 5.08(a).

          "Liberian Rigs" shall mean the offshore drilling rigs ENSCO 50 (Official No. 9383), ENSCO 51 (Official No. 9384), ENSCO 53 (Official No. 10260) and ENSCO 54 (Official No. 10159).

          "Lien" shall mean any mortgage, pledge, security interest, security title, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) other than arising from an event constituting a Total Loss.

          "Loan" shall have the meaning provided in Section 1.01(c).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Market Value" shall mean as of any date of calculation the value as of such date of any offshore drilling rig or other vessel provided in the most recent valuation report delivered in connection with
Section 7.11, or in the case two (2) reports have been supplied as of such date, the arithmetic mean of the values provided in such reports.

          "Material Adverse Effect" shall mean, unless specified otherwise, to affect in a material manner the ability of a Credit Party to perform its respective obligations under this Agreement, the Security Documents or the Subsidiary Guaranty.

          "Maturity Date" shall mean October 18, 2001.

          "Minimum Borrowing Amount" shall mean (i) for Borrowings under the Tranche A Facility and the Tranche C Facility, $2,000,000 and (ii) for Borrowings under the Tranche B Facility, $2,000,000 or, in the case of Pound Sterling Loans, the number of Pounds Sterling which, at the time of such Borrowing, yields a US Dollar Equivalent of $2,000,000.

          "Mortgage" shall have the meaning provided in Section 5.08(a).

          "Mortgaged  Rigs"  shall  mean  and  include  the  US  Rigs, the
Bahamian Rigs, the Liberian Rigs and any replacement rig or vessel mortgaged pursuant to the proviso contained in the definition of "Collateral Disposition".

          "Mortgages" shall mean the US Fleet Mortgage, the Liberian Fleet Mortgage and the Bahamian Mortgages.

          "Non-Defaulting  Bank"  shall  mean  each  Bank  other  than   a
Defaulting Bank.

          "Non-Recourse Indebtedness" shall mean Indebtedness of which neither Holdings, nor any of its Subsidiaries (without giving effect to the current status of the obligor thereunder) is liable or obligated in any manner.


          "Note" shall have the meaning provided in Section 1.05(a).

          "Notice of Borrowing" shall have the meaning provided in Section
1.03.

          "Notice of  Conversion"  shall  have  the  meaning  provided  in
Section 1.06.

          "Notice Office" shall mean the office of the Administrative Agent at 11 West 42nd Street, 7th Floor, New York, New York 10036 or such other office as the Administrative Agent may designate to the Borrowers from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Parent" shall have the meaning provided in the first paragraph of this Agreement.

          "Participant"  shall  have  the   meaning  provided  in  Section
2.04(a).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Liens" shall mean Liens described in Section 8.03(a) through (i).

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate.

          "Pledge Agreement" shall  have the meaning  provided in  Section
5.11.

          "Pounds Sterling" shall mean freely transferrable lawful money of the United Kingdom.

          "Pound Sterling Loan"   shall mean a Tranche B  Loan denominated
in Pounds Sterling.

          "Pricing Ratio" shall mean the ratio of Consolidated Funded Indebtedness as calculated on the last day of the fiscal quarter last ended to Consolidated EBITDA for the preceding twelve (12) month period ended on the last day of the fiscal quarter last ended.

          "Prime Rate" shall mean the rate which CBK announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.


          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Register" shall have the meaning provided in Section 12.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall  have the meaning  provided in  Section
1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16,
 .18, .19 or .20 of PBGC Regulation Section 2615.

          "Required Banks" shall mean Non-Defaulting Banks including the Co-Agents, the sum of whose outstanding Tranche A Commitments (or, if after the Total Tranche A Commitment has been terminated, outstanding Tranche A Loans and Adjusted Tranche A Percentage of Tranche A Letter of Credit Outstandings), plus outstanding Tranche B Commitments (or, if after the Total Tranche B Commitment has been terminated, the Tranche B Outstandings calculated in accordance with Section 1.01(d)), plus out-standing Tranche C Commitments (or, if after the Total Tranche C Commitment has been terminated, outstanding Tranche C Loans and Adjusted Tranche C Percentage of Tranche C Letter of Credit Outstandings) con-stitute greater than 50% of the sum of the Adjusted Total Tranche A Commitment (or, if after the Total Tranche A Commitment has been termin-ated, the total of outstanding Tranche A Loans of Non-Defaulting Tranche A Banks and the aggregate Adjusted Tranche A Percentages of all Non-Default-ing Tranche A Banks of the total Tranche A Letter of Credit Outstandings at such time) plus the Total Tranche B Commitment (or, if after the Total Tranche B Commitment has been terminated, the total of outstanding Tranche B Loans of Non-Defaulting Tranche B Banks), plus the Adjusted Total Tranche C Commitment (or, if after the Total Tranche C Commitment has been terminated, the total of outstanding Tranche C Loans of Non-Defaulting Tranche C Banks and the aggregate Adjusted Tranche C Percentages of all Non-Defaulting Tranche C Banks of the total Tranche C Letter of Credit Outstandings at such time).

          "Restatement Effective Date" shall have the meaning provided  in
Section 12.10.

          "Restricted Subsidiary" shall mean the Borrowers, the Borrowers' Subsidiaries and any Subsidiary (other than the Parent) with a direct or indirect ownership interest in any Borrower.


          "Scheduled Commitment Reduction" shall have the meaning provided in Section 3.03(b).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section  4.04(b)(ii)  Certificate"   shall  have  the   meaning
provided in Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning set forth in the Security Documents.

          "Security Agreement" shall have the meaning provided in  Section
5.07.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security  Documents"  shall  mean  and  include   the  Security
Agreement, the Pledge Agreement and each Mortgage.

          "Security Trustee" shall mean Christiania Bank og Kreditkasse, New York Branch, as trustee for the Banks with respect to the US Fleet Mortgage, and any successor trustee appointed in accordance with the terms hereof.

          "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, PROVIDED that, with respect to any Person, "Subsidiary" shall not include any Unrestricted Subsidiary of such Person. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings.

          "Subsidiary Guarantor" shall mean ENSCO Offshore Company II, a Delaware corporation.

          "Substitute Basis" shall  have the meaning  provided in  Section
1.09(b).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Total Capitalization" shall mean, at any time, the sum of Consolidated Funded Indebtedness and Consolidated Net Worth at such time.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.


          "Total Tranche A Commitment" shall mean the sum of the Tranche A Commitments of each Tranche A Bank.

          "Total Tranche C Commitment" shall mean the sum of the Tranche C Commitments of each Tranche C Bank.

          "Total Tranche B Commitment" shall mean the sum of the Tranche B Commitments of each Tranche B Bank.

          "Total Loss" shall mean any "Total Loss" as defined in any Mortgage.

          "Total Unutilized Commitment" shall mean, at any time, (i) the Total Commitment at such time less (ii) the sum of the aggregate principal amount of all Loans at such time plus the Letter of Credit Outstandings at such time.

          "Tranche" shall mean the respective Facility and Commitments used to make Loans hereunder, with there being three (3) separate Tranches, i.e. Tranche A Loans, Tranche B Loans and Tranche C Loans.

          "Tranche   A  Bank"  shall  mean  any  Bank  with  a  Tranche  A
Commitment.

          "Tranche A Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Tranche A Commitment" as the same may be (i) reduced from time to time pursuant to Sections 3.02(a), 3.03, and/or 9 or (ii) adjusted from time to time as a result of (x) assignments to or from such Bank pursuant to Section 12.04 or (y) an election of Borrower A and Borrower C under Section 3.02(b).

          "Tranche A Facility" shall mean the credit facility made available to Borrower A hereunder, as evidenced by the Total Tranche A Commitment.

          "Tranche  A Letter of Credit" shall have the meaning provided in
Section 2.01(a).

          "Tranche A Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Tranche A Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings not theretofore repaid in respect of all Tranche A Letters of Credit.

          "Tranche A Loans" shall have the meaning provided in Section 1.01(a) of this Agreement.

          "Tranche  A Note"  shall have  the meaning  provided  in Section
1.05(a).

          "Tranche  A  Participant" shall  have  the  meaning provided  in
Section 2.04(a).

          "Tranche A Percentage" shall mean for each Bank the percentage obtained by dividing such Bank's Tranche A Commitment by the Total Tranche
A Commitment, PROVIDED  that if the  Total Tranche A  Commitment has  been


terminated, the Tranche A Percentage of each Bank shall be determined by dividing such Bank's Tranche A Commitment immediately prior to such termination by the Total Tranche A Commitment immediately prior to such termination.

          "Tranche  A Unpaid Drawing"  shall have the  meaning provided in
Section 2.03(a).

          "Tranche  B  Bank"  shall  meany  any  Bank  with  a  Tranche  B
Commitment.

          "Tranche B Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Tranche B Commitment" as the same may be (i) reduced from time to time pursuant to Sections 3.02(a), 3.03, and/or 9 or (ii) adjusted from time to time as a result of (x) assignments to or from such Bank pursuant to Section 12.04.

          "Tranche B Facility" shall mean the credit facility made available to Borrower B hereunder, as evidenced by the Total Tranche B Commitment.

          "Tranche B Loans" shall have the meaning provided in Section 1.01(b) of this Agreement.

          "Tranche B  Note" shall  have the  meaning  provided in  Section
1.05(a).

          "Tranche B  Outstandings" shall  have  the meaning  provided  in
Section 1.01(d).

          "Tranche   C  Bank"  shall  mean  any  Bank  with  a  Tranche  C
Commitment.

          "Tranche C Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Tranche C Commitment" as the same may be (i) reduced from time to time pursuant to Sections 3.02(a), 3.03, and/or 9 or (ii) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04 or (iii) an election of Borrower C and Borrower A under Section 3.02(b).

          "Tranche C Facility" shall mean the credit facility made available to Borrower C hereunder, as evidenced by the Total Tranche C Commitment.

          "Tranche  C Letter of Credit" shall have the meaning provided in
Section 2.01(a).

          "Tranche C Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Tranche C Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings not theretofore repaid in respect of all Tranche C Letters of Credit.

          "Tranche C Loans" shall have the meaning provided in Section 1.01(c) of this Agreement.

          "Tranche  C  Note" shall  have the  meaning provided  in Section
1.05(a).

          "Tranche  C  Participant" shall  have  the  meaning provided  in
Section 2.04(b).

          "Tranche C Percentage" shall mean for each Bank the percentage obtained by dividing such Bank's Tranche C Commitment by the Total Tranche C Commitment, PROVIDED that if the Total Tranche C Commitment has been terminated, the Tranche C Percentage of each Bank shall be determined by dividing such Bank's Tranche C Commitment immediately prior to such termination by the Total Tranche C Commitment immediately prior to such termination.

          "Tranche  C Unpaid Drawing"  shall have the  meaning provided in
Section 2.03(a).

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code.

          "UK Payment Office" shall mean Christiania Bank og Kreditkasse, London Branch, London, England for the account of Christiania Bank og Kreditkasse, New York Branch, Account No. 06543101, Ref: ENSCO Loan (or such other account as the Administrative Agent may designate.

          "Unpaid Drawing"  shall have  the  meaning provided  in  Section
2.03(a).

          "Unrestricted Subsidiary" shall mean any direct or indirect Subsidiary of Holdings (other than a Restricted Subsidiary) which is the obligor with respect to exclusively Non-Recourse Indebtedness.

          "Unutilized Commitment" for each Bank with a Commitment under the respective Tranche, shall mean the excess of (i) the Commitment of such Bank under such Tranche over (ii) the sum of (x) the aggregate out-standing principal amount of Loans made by such Bank under such Tranche plus, in the case of the Tranche A Facility and the Tranche C Facility,
(y) an amount equal to such Bank's Adjusted Tranche A Percentage or Adjusted Tranche C Percentage, whichever the case may be, of the Tranche A Letter of Credit Outstandings or the Tranche C Letter of Credit Outstandings, respectively, at such time.

          "US Borrower" shall mean and include Borrower A and Borrower C.

          "US Dollar Equivalent" shall mean, at the time of determination thereof, the amount of US Dollars necessary to purchase the required amount of Pounds Sterling at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two
(2) Business Days prior to the date of any determination thereof.

          "US Dollar Loan" shall mean any Loan denominated in US Dollars.

          "US Dollars" and "$" shall mean freely transferable lawful money of the United States.


          "US Fleet Mortgage" shall  have the meaning provided  in Section
5.08(a).

          "US Payment Office" shall mean The Bank of New York, New York, (ABA 021000018) for the account of Christiania Bank og Kreditkasse, New York Branch, Account No. 8026120277, Ref: ENSCO Loan.

          "US Rigs" shall mean the following offshore drilling vessels:

            Name         Official No.
          --------       -----------

          ENSCO 68         574668
          ENSCO 81         606512
          ENSCO 82         602912
          ENSCO 83         605536
          ENSCO 84         637544
          ENSCO 86         643110
          ENSCO 87         648969
          ENSCO 88         645637
          ENSCO 89         652440
          ENSCO 90         647859
          ENSCO 93         651385
          ENSCO 94         638685
          ENSCO 95         642112
          ENSCO 98         589096
          ENSCO 99         682070

          "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares or shares held by a nominee or in trust for such Person, is owned directly or indirectly by such Person.

          "Working Capital Ratio" shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

          "Written"  or  "in  writing"  shall mean  any  form  of  written
communication  or  a  communication   by  means  of  telex   or  facsimile
transmission.

          SECTION 11.  THE ADMINISTRATIVE AGENT AND THE SECURITY TRUSTEE.

          11.01 Appointment of the Administrative Agent and the Security Trustee. (a) The Banks hereby designate Christiania Bank og Kreditkasse,
New York Branch as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit


Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or Affiliates.

          (b) Each of the Banks irrevocably appoints Christiania Bank og Kreditkasse, New York Branch as Security Trustee solely for the purpose of holding legal title to the US Fleet Mortgage on behalf of the Banks with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Banks or any of them or for the benefit thereof under or pursuant to the US Fleet Mortgage (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Bank in the US Fleet Mortgage), (ii) all moneys, property and other assets paid or transferred to or vested in any Bank or any agent of any Bank or received or recovered by any Bank or any agent of any Bank pursuant to, or in connection with, the US Fleet Mortgage, whether from any Borrower or any Guarantor or any other Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Bank or any agent of any Bank in respect of the same (or any part thereof). CBK hereby accepts such appointment as Security Trustee.

          (c)  For purposes  of this Section 11,  the term "Administrative
Agent"  shall   include  CBK  in   its  capacity   as  Collateral   Agent,
Administrative Agent and Security Trustee.

          11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          11.03  Lack of Reliance on the Administrative Agent.   Independ-
ently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and issuance and/or participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any


duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, prior-ity or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

           11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the
Administrative Agent (which may be counsel for Holdings and/or any Borrower).

          11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by any Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or dis-bursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.


          11.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its indi-vidual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Holdings or its Subsidiaries or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings or any of its Subsidiaries for ser-vices in connection with this Agreement and otherwise without having to account for the same to the Banks.

          11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

           11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a suc-cessor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          SECTION 12.  MISCELLANEOUS.


          12.01 Payment of Expenses, etc. The Borrowers agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable  out-of-pocket costs  and  expenses of  the  Administrative
Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of
White & Case  and special maritime counsel Watson,  Farley & Williams) and of the Administrative Agent and the Collateral Agent and, after the occur-
rence and during the continuance of an Event of Default, each of the Banks in  connection  with  the enforcement  of  the  Credit  Documents and  the
documents   and  instruments  referred   to  therein  (including,  without
limitation, the actual reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all lia-bilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank (including in its capacity as the Administrative Agent, Letter of Credit Issuer Collateral Agent or Collateral Trustee), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be im-posed on, asserted against or incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, whether initiated by any Borrower or any other Person, including, without limitation, the actual reasonable fees and disbursements of counsel in-curred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property, offshore drilling rig, facility, vessel or location at any time owned or operated by Holdings or any of its Subsidiaries, the generation, storage, transporta-tion or disposal of Hazardous Materials at any Real Property, offshore drilling rig, facility, vessel or location at any time owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property, offshore drilling rig, facility, vessel or location at any time owned or operated by Holdings or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, offshore drilling rig, facility, vessel or location, or any Environmental Claim asserted against Holdings, any of its Subsidiaries, or any Real Property, offshore drilling rig, facility, vessel or location at any time owned or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the actual reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason


of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Bank is hereby authorized at any time or from time to time, without pre-sentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of such Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Borrower purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telecopied or delivered, if to Holdings or its Subsidiaries, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received.

          (b) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may, prior to receipt of written con-firmation, act without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of any Borrower. In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

          12.04  Benefit  of  Agreement.  (a)  This  Agreement   shall  be
binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, PROVIDED that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time  grant participations in any of its  rights hereunder or under any of the Notes  to another financial institution,  PROVIDED that in  the case of any such participation, the  participant shall not have any rights
under  this  Agreement  or   any  of  the  other  Credit   Documents  (the
participant's rights against such Bank in respect of such participation to


be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such partici-pation, except that the participant shall be entitled to the benefits of Sections 1.10 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the Scheduled Commitment Reductions shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

          (b)  Notwithstanding the foregoing, (x) any Bank may assign  all or a portion of its outstanding Commitment and its rights and obligations hereunder to its Affiliate or to another Bank, and (y) with the consent of the  Administrative Agent and the  affected Borrowers (which consent shall not be unreasonably withheld), any Bank may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to one or more Eligible Transferees; PROVIDED that (subject to Section 4.04  hereof)
any  such assignment  must be  made on  a pro  rata basis among  the three
Tranches.   No assignment pursuant  to the immediately  preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $10,000,000 unless the entire Commitment of the assigning
Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning  Bank shall thereafter refer to such  Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if  it were such assigning  Bank.  Each assignment  pursuant to this
Section  12.04(b) shall be effected by the assigning Bank and the assignee
Bank executing an  Assignment and Assumption Agreement.   In the  event of
any   such  assignment  (x)  to  a  commercial  bank  or  other  financial institution not previously a Bank hereunder, either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 and (y) to a Bank, either the assigning or assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $1,500, and at the time of any assignment pursuant to this Section 12.04(b), (i) Annex I shall be deemed to be amended to reflect the respective Commitments of the assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the


other Banks, and (ii) if any such assignment occurs after the Restatement Effective Date, if requested by the assigning Bank and the assignee Bank, the Borrowers will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05 and the assigning Bank will return the cancelled Notes to the appropriate
Borrower. Each Bank and the Borrowers agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require Holdings or any Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation
D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

          12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Credit Parties and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or
thereunder.    The rights  and  remedies  herein  expressly  provided  are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

           12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of the Borrowers or any other Credit Party hereunder, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.


          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks in accordance with their respective Commitments immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrowers or any other Credit Party, respectively, to such Banks in such amount as shall result in a proportional participation by all of the Banks in accordance with their respective Commitments in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrowers to the Banks), PROVIDED that except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the September 30, 1996 historical financial statements of Holdings delivered to the Banks pursuant to Section 6.09(b), except as otherwise amended or modified in accordance with GAAP.

          (b) All computations of interest and fees hereunder shall be made (i) with respect to Pound Sterling Loans and US Dollar Loans maintained as Base Rate Loans, on the actual number of days elapsed over a year of 365 days and (ii) with respect to US Dollar Loans maintained as Eurodollar Loans, on the actual number of days elapsed over a year of 360 days.

          12.08  GOVERNING LAW; SUBMISSION  TO JURISDICTION; VENUE; WAIVER
OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF
NEW YORK.  ANY LEGAL  ACTION OR PROCEEDING WITH RESPECT TO  THIS AGREEMENT
OR  ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF
NEW YORK OR  OF THE UNITED STATES  FOR THE SOUTHERN DISTRICT OF  NEW YORK,
AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, HOLDINGS AND EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. HOLDINGS AND THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE


SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER LOCATED OUTSIDE NEW YORK CITY AND BY HAND DELIVERY TO SUCH BORROWER IF LOCATED WITHIN NEW YORK CITY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR ANY BORROWER IN ANY OTHER JURISDICTION.

          (b) HOLDINGS AND THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

           12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

          12.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which Holdings, the Parent, the Borrowers and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

           12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by all affected Borrowers and the Required Banks, PROVIDED that no such change, waiver, discharge or termin-ation shall, without the consent of each Bank (other than a Defaulting
Bank) affected thereby, (i) extend the Maturity Date (it being understood that any waiver of the application of any prepayment of the Loans or the method of application of any prepayment to the Scheduled Commitment Reductions, shall not constitute any such extension), or reduce the rate


or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, (ii) increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (iii) release or permit the release of (x) any Mortgaged Rig from the Lien of the respective Security Documents (except to the extent such Mortgaged Rig is replaced in accordance with the proviso contained in the definition of "Collateral Disposition") or (y) the Guaranty of Holdings, Borrower A and the Parent pursuant to Section 13 or (except, in the case of both (x) and (y) above, as expressly provided in the Credit Documents), (iv) amend, modify or waive any provision of this Section
12.12 or the proviso contained in the definition of "Collateral Disposition", (v) reduce the percentage specified in the definition of Required Banks (except that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of Required Banks on substantially the same basis as the Commitments (and related extensions of credit) are included on the Restatement Effective Date), (vi) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or
(vii) waive, change the timing or amount of, or extend any mandatory reduction in the Total Commitment including, without limitation, a Scheduled Commitment Reduction. No provision of Sections 2 or 11, or any other provisions relating to the Letter of Credit Issuer or the Administrative Agent may be modified without the consent of the Administrative Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination; PROVIDED that the Borrowers shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to Section 12.12(a)(ii).

           12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.06 or 12.01
shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

           12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Bank, PROVIDED that the Borrowers shall not be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(a)) to the extent not otherwise applicable to such Bank prior to such transfer.

           12.15 Confidentiality. Subject to Section 12.04, the Banks shall hold all non-public information obtained pursuant to the require-


ments of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connec-tion with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal pro-cess, PROVIDED that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by Holdings or any Subsidiary.

           12.16 Registry. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank.

           12.17 Designated Senior Indebtedness. Borrower C and each of its Subsidiaries hereby designates its obligations under this Agreement and the other Credit Documents as "Designated Senior Indebtedness" for purposes of, and as defined in the Dual Indenture.

          SECTION 13.  GUARANTY.

           13.01  The Guaranty.   In order  to induce the  Banks to  enter
into this Agreement and to  extend credit hereunder and in  recognition of the direct  benefits to be received by Holdings, the Parent and Borrower A from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings, the Parent and Borrower A hereby agree with the Banks as
follows:    (i)  each  of  Holdings  and  the  Parent  hereby jointly  and


severally, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of each of the Borrowers to the Secured Creditors, and if any or all of the Guaranteed Obligations of any Borrower to the Secured Creditors becomes due and payable hereunder, each of Holdings and the Parent unconditionally promises to pay such indebtedness to the Secured Creditors, on order or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Secured Creditors in collecting any of the Guaranteed Obligations and
(ii) Borrower A hereby jointly and severally with the corresponding obligations of Holdings and the Parent (subject to the operation of Section 2.03(b)(i)), unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of Borrower B and Borrower C to the Secured Creditors, and if any or all of the Guaranteed Obligations of Borrower B and Borrower C to the Secured Creditors becomes due and payable hereunder, Borrower A unconditionally promises to pay such indebtedness to the Secured Creditors, on order or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Secured Creditors in collecting any of the Guaranteed Obligations.

          13.02 Bankruptcy. Additionally, each of Holdings, the Parent and Borrower A unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of (i) in the case of Holdings and the Parent, each of the Borrowers and (ii) in the case of Borrower A, Borrower B and Borrower C, to the Secured Creditors whether or not then due or payable by such Persons upon the occurrence in respect of such Persons of any of the events specified in Section 9.05, and uncondition-ally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, on order, or demand, in lawful money of the United States. The guaranty by Holdings, the Parent and Borrower A of the payment of any and all of the Guaranteed Obligations hereunder shall constitute a guaranty of payment, and not of collection.

           13.03 Nature of Liability. The liability of Holdings, the Parent and Borrower A hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by Holdings, the Parent and Borrower A, any other guarantor or by any other party, and the liability of Holdings, the Parent and Borrower A hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissol-ution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent or the Secured Creditors on the indebtedness which the Administrative Agent or such Secured Creditors repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings, the Parent and Borrower A waive any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.


           13.04 Independent Obligation. The obligations of Holdings, the Parent and Borrower A hereunder are independent of the obligations of any other guarantor or any Borrowers, and a separate action or actions may be brought and prosecuted against Holdings, the Parent and Borrower A whe-ther or not action is brought against any other guarantor or any Borrower and whether or not any other guarantor or any Borrower be joined in any such action or actions. Holdings, the Parent and Borrower A waive, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower or Borrowers shall operate to toll the statute of limitations as to Holdings, the Parent and Borrower A.

          13.05 Waiver of Notice, etc. Holdings, the Parent and Borrower A hereby waive notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waive promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the
Administrative Agent, any Bank, the Letter of Credit Issuer, the Collateral Agent or the Security Trustee against, and any other notice to, any party liable thereon (including Holdings, the Parent and Borrower A, any other guarantor or the Borrowers).

          13.06 Authorization. Holdings, the Parent and Borrower A authorize the Administrative Agent and the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing their liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any Borrower or other Persons or otherwise act or refrain from acting;

          (d)  release   or  substitute   any   one  or   more  endorsers,
     guarantors, Borrowers or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Banks;


          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Secured Creditors regardless of what liability or liabilities of Holdings, the Parent and Borrower A or any Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings, the Parent and Borrower A from its liabilities under this Section 13.

           13.07 Reliance. It is not necessary for the Administrative Agent or the Secured Creditors to inquire into the capacity or powers of any Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

           13.08 Subordination. Any of the indebtedness of any Borrower relating to the Guaranteed Obligations now or hereafter owing to Holdings, the Parent and Borrower A is hereby subordinated to the Guaranteed Obligations of such Borrower owing to the Administrative Agent and the Secured Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of any Borrower to Holdings, the Parent and Borrower A shall be collected, enforced and received by Holdings, the Parent and Borrower A for the benefit of the Secured Creditors and be paid over to the Administrative Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of such Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of Holdings, the Parent and Borrower A under the other provisions of this Guaranty. Prior to the transfer by Holdings, the Parent and Borrower A of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of any Borrower to any of Holdings, the Parent and Borrower A, Holdings, the Parent or Borrower A shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

           13.09  Waiver.   (a)  Each of Holdings, the Parent and Borrower
A waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Secured Creditors to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Secured Creditors' power
whatsoever.    Each of  Holdings,  the Parent  and Borrower  A  waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of such Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of such Borrower other than payment in full of the Guaranteed Obligations. Subject to Section 13.10,


the Administrative Agent and the Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Secured Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings, the Parent and Borrower A hereunder except to the extent the Guaranteed Obligations have been paid. Each of Holdings, the Parent and Borrower A waives any defense arising out of any such election by the Administrative Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings, the Parent or Borrower A against any Borrower or any other party or any security.

          (b) Each of Holdings, the Parent and Borrower A waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each of Holdings, the Parent and Borrower A assumes all re-sponsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings, the Parent or Borrower A assumes and incurs hereunder, and agrees that the Administrative Agent and the Secured Creditors shall have no duty to advise Holdings, the Parent or Borrower A of information known to them regarding such circumstances or risks.

          13.10 Subrogation. Holdings, the Parent and Borrower A will not exercise any rights which they may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to Holdings, the Parent or Borrower A on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be forthwith paid to the Administrative Agent on behalf of the Secured Creditors to be credited and applied against the Guaranteed Obligations. If Holdings, the Parent and Borrower A shall make payment to the Administrative Agent of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations shall have been paid in full, the Administrative Agent and the Secured Creditors will execute and deliver to Holdings, the Parent and/or Borrower A appropriate documents, without recourse and without representation or warranty, releasing this Guaranty and transferring to Holdings, the Parent and/or Borrower A any and all rights the Administrative Agent and the Secured Creditors may have against the Borrowers or necessary to evidence the transfer by subrogation to Holdings, the Parent and Borrower A of any interest in the Guaranteed Obligations resulting from such payment by Holdings, the Parent and/or Borrower A.


                  *           *           *          *



          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                      ENSCO INTERNATIONAL INCORPORATED

2700 Fountain Place
1445 Ross Avenue              By       /S/ ROBERT O. ISAAC
Dallas, Texas  75202            ---------------------------------
Attn: Chief Financial Officer   Name:      Robert O. Isaac
Telephone:  (214) 922-1500      Title:
Facsimile:  (214) 855-0300

                              ENSCO DELAWARE, INC.


                              By       /S/ ROBERT O. ISAAC
                                ---------------------------------
                                Name:      Robert O. Isaac
                                Title:



                              ENSCO OFFSHORE COMPANY


                              By       /S/ ROBERT O. ISAAC
                                ---------------------------------
                                Name:      Robert O. Isaac
                                Title:



                              ENSCO OFFSHORE U.K. LTD.


                              By       /S/ ROBERT O. ISAAC
                                ---------------------------------
                                Name:      Robert O. Isaac
                                Title:




                              DUAL HOLDING COMPANY


                              By       /S/ ROBERT O. ISAAC
                                ---------------------------------
                                Name:      Robert O. Isaac
                                     Title:     Asst. Secretary



                              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK
                                BRANCH,
                                Individually and as Administrative Agent


                              By       /S/ MARTIN LUNDER
                                ---------------------------------
                                Name:      Martin Lunder
                                Title:     First Vice President


                              By       /S/ HANS CHR. KJELSRUD
                                ---------------------------------
                                Name:      Hans Chr. Kjelsrud
                                Title:     Vice President



                              DEN NORSKE BANK ASA, NEW YORK BRANCH,
                                Individually and as Co-Agent


                              By       /S/ BARBARA GRONQUIST
                                ---------------------------------
                                Name:      Barbara Gronquist
                                Title:     Vice President


                              By       /S/ DICK H. FAGERSTAL
                                ---------------------------------
                                Name:      Dick H. Fagerstal
                                Title:     First Vice President



                              BANQUE INDOSUEZ


                              By
                                ---------------------------------
                                Name:
                                Title:


                              MEESPIERSON N.V.


                              By
                                ---------------------------------
                                Name:
                                Title:



                                                                 ANNEX I
                                                                 -------


                              COMMITMENTS
                              -----------


                        Tranche A          Tranche B        Tranche C
 Bank                   Commitment         Commitment       Commitment
 ----                  ------------       ------------     -----------

 Christiania Bank      $ 36,250,000        $18,125,000     $18,125,000

 Den norske Bank         36,250,000         18,125,000      18,125,000

 Banque Indosuez         15,000,000          7,500,000       7,500,000

 MeesPierson              2,500,000          6,250,000       6,250,000

      Total            $100,000,000        $50,000,000     $50,000,000
                       ============        ===========     ===========

                                                               ANNEX II
                                                               --------


                       BANK ADDRESSES
                       --------------


Christiania Bank og Kreditkasse,   11 West 42nd Street
New York Branch                    7th Floor
                                   New York, NY  10036
                                   Attn:  Hans Chr. Kjelsrud
                                   Tel. No.:  (212) 827-4800
                                   Fax No.:          (212) 827-4888


Den norske Bank,                   200 Park Avenue
New York Branch                    New York, NY 10166
                                   Attn:  Barbara Gronquist
                                   Tel. No.:  (212) 681-3859
                                   Fax No.:  (212) 681-3900


Banque Indosuez                    Representative Office Norway
                                   Ruselokkveien 6
                                   0120 Oslo, Norway
                                   Attn: Mr. Bjorn Hundevadt-Gulbrandsen
                                         Mr. Hans Jorgen Wibstad
                                   Tel. No.: 011 47 22 83 30 50
                                   Fax No.:  011 47 22 83 30 55


MeesPierson                        Camomile Court
                                   23 Camomile Street
                                   London EC3A 7PP
                                   Attn:  Harris Antoniou
                                   Tel. No.: 44 171 444 8789
                                   Fax No.:  44 171 444 8810




                                                              ANNEX III
                                                              ---------




                       EXISTING LETTERS OF CREDIT
                       --------------------------


                                  None


                                                                  ANNEX IV
                                                                  --------


                      ENSCO  -  FLEET VALUATION LIST
                      ------------------------------

                                % of
          RIG NAME           TOTAL FMV                FMV
          --------           ---------          --------------

          ENSCO 68             3.95%            $29,000,000.00
          ENSCO 98             3.54%            $26,000,000.00
          ENSCO 83             3.68%            $27,000,000.00
          ENSCO 84             3.68%            $27,000,000.00
          ENSCO 86             3.95%            $29,000,000.00
          ENSCO 88             3.81%            $28,000,000.00
          ENSCO 89             3.95%            $29,000,000.00
          ENSCO 90             3.81%            $28,000,000.00
          ENSCO 93             4.02%            $29,500,000.00
          ENSCO 99             4.02%            $29,500,000.00
          ENSCO 94             3.81%            $28,000,000.00
          ENSCO 95             3.81%            $28,000,000.00

          ENSCO 51             4.77%            $35,000,000.00
          ENSCO 54             4.77%            $35,000,000.00
          ENSCO 81             5.45%            $40,000,000.00
          ENSCO 82             5.38%            $39,000,000.00
          ENSCO 87             5.59%            $41,000,000.00
          ENSCO 80             6.27%            $46,000,000.00
          ENSCO 85             6.13%            $45,000,000.00
          ENSCO 92             6.06%            $44,500,000.00
          ENSCO 50             4.77%            $35,000,000.00
          ENSCO 53             4.77%            $35,000,000.00


          TOTAL              100.00%           $734,000,000.00


                                                                  ANNEX V
                                                                  -------

              SUBSIDIARIES OF ENSCO INTERNATIONAL INCORPORATED
              ------------------------------------------------

     The following list sets forth the name and jurisdiction of incorporation of each "Subsidiary" (as that term is defined in the Agreement) of ENSCO International Incorporated (other than certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary) and the percentage of voting securities owned by each Subsidiary's immediate parent.

                                                               Percentage
                                                   Percentage  of Voting
                                                   of Voting   Securities
                                                   Securities  Owned by
                                                   Owned by    Immediate
                                                   Registrant  Parent
                                                   ----------  ----------

 ENSCO Drilling Company (Delaware)  . . . . . . . .     100%
    ENSCO Drilling (Caribbean), Inc. (Cayman Islands)                85%
      ENSCO Drilling Venezuela, Inc. (Cayman Islands)               100%
*ENSCO Engineering Company (Delaware) . . . . . . .     100%
   *ENSCO Holding Corporation (Delaware)  . . . . .                 100%
      ENSCO Delaware, Inc. (Delaware) . . . . . . .                 100%
       *ENSCO Offshore Company (Delaware) . . . . .                 100%
         *ENSCO Offshore U.K. Limited (U.K.)  . . .                 100%
 ENSCO Incorporated (Texas) . . . . . . . . . . . .     100%
 ENSCO Limited (Cayman Islands) . . . . . . . . . .     100%
 ENSCO Marine Company (Delaware)  . . . . . . . . .     100%
 ENSCO Oceanics Company (Delaware)  . . . . . . . .     100%
    ENSCO Netherlands Ltd. (Cayman Islands) . . . .                 100%
    Petroleum Finance Corporation (Cayman Islands)                  100%
    ENSCO Brazil Servicos de Petroleo Limitada (Brazil)              99%
    ENSCO Drilling Company (Nigeria), Ltd. (Nigeria)                 99%
 ENSCO Acquisition Company (Delaware) . . . . . . .     100%
*Dual Holding Company . . . . . . . . . . . . . . .     100%
   *ENSCO Offshore Company II . . . . . . . . . . .                 100%
     *ENSCO Qatar Company . . . . . . . . . . . . .                 100%
   *ENSCO Oceanics Company II . . . . . . . . . . .                 100%
     *ENSCO Maritime Limited  . . . . . . . . . . .                 100%
       *Dual Drilling Arabia, Ltd.  . . . . . . . .                  50%
     *ENSCO Asia Company II . . . . . . . . . . . .                 100%
       *P. T. Dual Perkasa Offshore . . . . . . . .                  80%
       *Sociedada Brasiliero de Perfuacoes  . . . .                  99%
   *ENSCO Platform Company  . . . . . . . . . . . .                 100%
     *Dual Drilling Nigeria Ltd.  . . . . . . . . .                 100%
     *Dual Drilling de Venezuela  . . . . . . . . .                 100%
   *ENSCO Platform AS . . . . . . . . . . . . . . .                 100%
   *ENSCO Malaysia Company  . . . . . . . . . . . .                 100%
     *Sime ENSCO Sdn. Bhd.  . . . . . . . . . . . .                  49%
     *Sime Dual Drilling Ltd. . . . . . . . . . . .                 100%

* Denotes a "Restricted Subsidiary", as that term is defined in the Agreement.


                                                                 ANNEX VI
                                                                 --------

                                  RIGS
                                  ----

                                                            OFFICIAL
  NAME                OWNER             FLAG    HOME PORT      NO.    CLASS
--------  ---------------------------  -------  -----------  -------  -----

ENSCO 68  ENSCO Offshore Company         U.S.   New Orleans   574668    *
ENSCO 81  ENSCO Offshore Company         U.S.   New Orleans   606512    *
ENSCO 82  ENSCO Offshore Company         U.S.   New Orleans   606912    *
ENSCO 83  ENSCO Offshore Company         U.S.   New Orleans   605536    *
ENSCO 84  ENSCO Offshore Company         U.S.   New Orleans   637544    *
ENSCO 86  ENSCO Offshore Company         U.S.   New Orleans   643110    *
ENSCO 87  ENSCO Offshore Company         U.S.   New Orleans   648969    *
ENSCO 88  ENSCO Offshore Company         U.S.   New Orleans   645637    *
ENSCO 89  ENSCO Offshore Company         U.S.   New Orleans   652440    *
ENSCO 90  ENSCO Offshore Company         U.S.   New Orleans   647859    *
ENSCO 93  ENSCO Offshore Company         U.S.   New Orleans   651385    *
ENSCO 94  ENSCO Offshore Company         U.S.   New Orleans   638685    *
ENSCO 95  ENSCO Offshore Company         U.S.   New Orleans   642112    *
ENSCO 98  ENSCO Offshore Company         U.S.   New Orleans   589096    *
ENSCO 99  ENSCO Offshore Company         U.S.   New Orleans   682070    *

ENSCO 80  ENSCO Offshore U.K. Limited  Bahamas     Nassau     724944    *
ENSCO 85  ENSCO Offshore U.K. Limited  Bahamas     Nassau     724945    *
ENSCO 92  ENSCO Offshore U.K. Limited  Bahamas     Nassau     724946    *


ENSCO 50  ENSCO Offshore Company II    Liberia    Monrovia      9383    *
ENSCO 51  ENSCO Offshore Company II    Liberia    Monrovia      9384    *
ENSCO 53  ENSCO Offshore Company II    Liberia    Monrovia     10260    *
ENSCO 54  ENSCO Offshore Company II    Liberia    Monrovia     10159    *


   *   All  rigs are  classed  by the  American Bureau  of  Shipping
       (ABS) as Maltese Cross A-1 Self-Elevating Drilling Units.


                                                                 ANNEX VII
                                                                 ---------

                               SHIPBROKERS
                               -----------

                       Normarine Offshore Consultants, Inc.
                       24 Greenway Plaza, Suite 1305
                       Houston, Texas  77046
                       (713) 871-8988



                       R.S. Platou (USA) Inc.
                       3535 Briarpark Drive, Suite 201
                       Houston, Texas  77042
                       (713) 974-5505



                       Johan G. Olsen Shipbrokers A/S
                       Dronningensgt. 3
                       P.O. Box 234
                       N-4601 Kristiansand S., Norway
                       (47) 38-07-08-11



                       Fearnley Offshore A/S
                       P.O. Box 1158 Sentrum
                       N-0107 Oslo, Norway
                       (47) 22-93-60-00



                       Bassoe Offshore
                       2000 West Loop South, Suite 2110
                       Houston, Texas  77027
                       (713) 850-9002




                   *************************************

                           E  X  H  I  B  I  T  S


                                     TO


                   AMENDED AND RESTATED CREDIT AGREEMENT


                    ____________________________________

                       Dated as of December 15, 1993
             and Amended and Restated as of September 27, 1995
         and further Amended and Restated as of February 27, 1997
                    ____________________________________




                   *************************************



                                                                EXHIBIT A
                                                                ---------

                        FORM OF NOTICE OF BORROWING
                        ---------------------------

                                                                   [Date]



Christiania Bank og Kreditkasse,
  New York Branch, as Administrative Agent
  for the Banks party to the Credit
  Agreement referred to below
11 West 42nd Street
New York, New York  10036

Attention:  Loan Administration

Ladies and Gentlemen:

          The undersigned, [ENSCO Offshore Company]<F1> [ENSCO Offshore U.K. Limited]<F2> [Dual Holding Company]<F3> (the "Borrower"), refers to the Credit Agreement, dated as of February 27, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending insti-tutions from time to time party thereto (the "Banks"), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents, and you, as administrative agent and security trustee for such Banks, and, pursuant to Section 1.03 of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement:

          (i) The aggregate principal amount of the Proposed Borrowing is [$____________].[Pound Sterling __________]<F4>

         (ii)  The Business Day of the Proposed Borrowing is [Date].<F5>

        (iii) The Proposed Borrowing shall consist of [Tranche A Loans] [Tranche B Loans] [Tranche C Loans].

         (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].<F6)

        [ (v)  The  initial Interest Period  for the   Proposed  Borrowing
     is ____ month(s).]<F7>

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:


          (A) the representations and warranties contained in Section 6 of the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                              Very truly yours,

                              [ENSCO OFFSHORE COMPANY]<F8> [ENSCO
                              OFFSHORE U.K. LIMITED]<F9> [DUAL HOLDING
                              COMPANY]<F10>


                              By:__________________________________
                              Name:
                              Title:

_______________

<F1>   Include  bracketed  language  if  Loan  made  under the  Tranche  A
       Facility.
<F2>   Include  bracketed language  if  Loan  made  under  the  Tranche  B
       Facility.
<F3>   Include  bracketed  language  if  Loan  made under  the  Tranche  C
       Facility.
<F4>   Pound Sterling Loans may only be borrowed pursuant to the Tranche B
       Facility.
<F5>   Shall  be a Business Day at least four Business Days after the date hereof.
<F6>   Pound Sterling Loans may only be borrowed as Eurodollar loans.
<F7>   To be included for a Proposed Borrowing of Eurodollar Loans.
<F8>   Include  bracketed  language  if Loan  made  under  the  Tranche  A
       Facility.
<F9>   Include  bracketed  language  if  Loan  made  under  the Tranche  B
       Facility.
<F10>  Include  bracketed  language if  Loan  made  under  the  Tranche  C
       Facility.

                                                             EXHIBIT B-1
                                                             -----------


                         FORM OF TRANCHE A NOTE
                         ----------------------


$_______________.                                     New York, New York
                                                      February __, 1997


          FOR VALUE RECEIVED, ENSCO OFFSHORE COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Christiania Bank og Kreditkasse, New York Branch (the "Administrative Agent") located at 11 West 42nd Street, New York, New York 10036, on the Maturity Date (as defined in the Agreement referred to below) the principal sum of _________________ DOLLARS ($_________) or, if less, the then unpaid principal amount of all Tranche A Loans (as defined in the Agreement referred to below) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Tranche A Notes referred to in the Credit Agreement, dated as of February 27, 1997 among ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto (including the Bank), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to certain benefits under the Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory prepayment prior to the Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.


          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                              ENSCO OFFSHORE COMPANY


                              By____________________________
                              Name:
                              Title:


                                                             EXHIBIT B-2
                                                             -----------


                          FORM OF TRANCHE B NOTE
                          ----------------------

$__________.                                          New York, New York
                                                      February __, 1997


          FOR VALUE RECEIVED, ENSCO OFFSHORE U.K. LIMITED, a company formed under the laws of England and Wales (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Bank"), in lawful money of the [United States of America and/or United Kingdom] in immediately available funds, at the UK Payment Office (as defined in the Agreement referred to below), on the Maturity Date (as defined in the Agreement referred to below) the principal sum of _________________ DOLLARS ($_________) or, in the event (i) any Borrowing (as defined in the Agreement referred to below) of Pound Sterling Loans (as defined in the Agreement referred to below) has been made and remains outstanding, and/or
(ii) the aggregate unpaid principal amount of Tranche B Loans (as defined in the Agreement referred to below) made by the Bank and borrowed as US Dollar Loans (as defined in the Agreement referred to below) is less than $__________, the then unpaid principal amount of, if clause (i) above is applicable, all (x) US Dollar Loans borrowed as Tranche B Loans and (y) Pound Sterling Loans, and, if only clause (ii) above is applicable, the unpaid principal amount of US Dollar Loans borrowed as Tranche B Loans, made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Tranche B Notes referred to in the Credit Agreement, dated as of February 27, 1997 among ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto (including the Bank), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to certain benefits under the Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory prepayment prior to the Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.


          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                              ENSCO OFFSHORE U.K. LIMITED


                              By____________________________
                              Name:
                              Title:



                                                             EXHIBIT B-3
                                                             -----------



                           FORM OF TRANCHE C NOTE
                           ----------------------


$________________.                                    New York, New York
                                                      February __, 1997


          FOR VALUE RECEIVED, DUAL HOLDING COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Christiania Bank og Kreditkasse, New York Branch (the "Administrative Agent") located at 11 West 42nd Street, New York, New York 10036, on the Maturity Date (as defined in the Agreement referred to below) the principal sum of _________________ DOLLARS ($_________) or, if less, the then unpaid principal amount of all Tranche C Loans (as defined in the Agreement referred to below) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Tranche C Notes referred to in the Credit Agreement, dated as of February 27, 1997 among ENSCO International Incorporated, ENSCO Delaware Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto (including the Bank), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to certain benefits under the Guaranty (as defined in the Agreement) and the Subsidiary Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory prepayment prior to the Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.



          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                              DUAL HOLDING COMPANY


                              By____________________________
                              Name:
                              Title:


                                                               EXHIBIT C
                                                               ---------

                    FORM OF LETTER OF CREDIT REQUEST
                    --------------------------------


No.___<F1>                                          Dated __________<F2>


Christiania Bank og Kreditkasse,
  New York Branch, as Administrative Agent
  and Letter of Credit Issuer, under
  the Credit Agreement referred
  to below
11 West 42nd Street
New York, New York  10036

Attention: Loan Administration

Ladies and Gentlemen:

          The undersigned, [ENSCO Offshore Company]<F3> [Dual Holding Company]<F4> (the "Borrower"), refers to the Credit Agreement, dated as of February 27, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto (the "Banks"), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee for such Banks.

          The undersigned hereby requests that the Letter of Credit Issuer, issue on behalf and for the account of ____________<F5> a Letter of Credit on _____________ (the "Date of Issuance") in the aggregate amount of ____________<F6>. The requested Letter of Credit shall be denominated in U.S. Dollars.

          The beneficiary of the requested Letter of Credit will be ________,<F7> and such Letter of Credit will be in support of _______<F8> and will have a stated termination date of _________<F9>.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

          (A) the representations and warranties contained in Section 6 of the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and


          (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

          Copies of all documentation, if any, with respect to the supported transaction are attached hereto.


                              [ENSCO OFFSHORE COMPANY]<F10>
                              [DUAL HOLDING COMPANY]<F11>


                              By___________________________
                              Name:
                              Title:




___________________

<F1>  Letter of Credit Request Number.
<F2>  At least  seven (7)  Business  Days prior  to the  proposed Date  of
      Issuance (or three (3) Business Days if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer). This Letter of Credit Request shall after three (3) Business Days (or one (1) Business Day if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) be irrevocable.
<F3>  Include  bracketed language  if letter  of  credit  is to  be issued under the Tranche A Facility.
<F4>  Include  bracketed language  if letter  of  credit  is to  be issued under the Tranche C Facility.
<F5>  In  the  case  of  a  Tranche  A Letter  of  Credit,  ENSCO Offshore
      Company; In the case of a Tranche C  Letter of Credit, Dual  Holding
      Company.
<F6>  Aggregate initial Stated Amount of Letter of Credit.
<F7>  Insert name and address of beneficiary.
<F8>  Insert description of the L/C Supportable  Obligations to which this
      Letter of Credit Request relates.
<F9>  Insert last date  upon which drafts may  be presented which  may not be later than the earlier of (i) the date which occurs 30 months after the date of issuance thereof, and (ii) the Business Day immediately preceding the Maturity Date (note, however, that the Borrower may request, and the Required Banks may consent in their sole absolute discretion to extend the expiry dates of certain Letters of Credit beyond the Maturity Date).
<F10> Include  bracketed language  if letter  of  credit  is to  be issued under the Tranche A Facility.
<F11> Include  bracketed language  if letter  of  credit  is to  be issued under the Tranche C Facility.

                                                               EXHIBIT D
                                                               ---------


                  FORM OF SECTION 4.04(b)(ii) CERTIFICATE
                  ---------------------------------------

          Reference is hereby made to the Credit Agreement, dated as of February 27, 1997, among ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto (the "Banks"), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee for such Banks (as amended, modified or supplemented from time to time,
the   "Credit   Agreement").       Pursuant   to    the   provisions    of
Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                   [NAME OF BANK]



                                   By ____________________________
                                      Title:

Date:  _______________


                                                              EXHIBIT E-1
                                                              -----------

                 FORM OF OPINION OF ROBERT O. ISAAC, ESQ.
                 -----------------------------------------


February 27, 1997

To Each of the Banks Party to the Credit Agreement hereinafter Referred to and Christiania Bank og
Kreditkasse, New York Branch, as Administrative
Agent and Collateral Agent

c/o Christiania Bank og Kreditkasse,
New York Branch
11 West 42nd Street, 7th Floor
New York, New York 10036

Gentlemen:

I have acted as counsel to ENSCO International Incorporated, a Delaware corporation ("Holdings"), ENSCO Delaware, Inc., a Delaware corporation (the "Parent"), ENSCO Offshore Company, a Delaware corporation ("ENSCO"), ENSCO Offshore U.K. Limited, a company formed under the laws of England and Wales ("ENSCO UK"), and Dual Holding Company, a Delaware corporation ("Dual") (collectively, the "Companies") in connection with the Credit Agreement dated as of February 27, 1997 (the "Credit Agreement") among Holdings, the Parent, ENSCO, ENSCO UK, Dual, the Banks party thereto, Christiania Bank og Kreditkasse, New York Branch, and Den norske Bank ASA, New York Branch, as co-agents, and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee (in its relative capacities, the "Administrative Agent" and the "Collateral Agent"). Additionally, I have also acted as counsel to ENSCO Offshore Company II ("ENSCO II") in its capacity as "Subsidiary Guarantor" of the "Borrower C" obligations as stated under the Credit Agreement and as Mortgagor under the Liberian Fleet Mortgage.

This opinion is being furnished to you pursuant to Section 5.04(i) of the Credit Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

In this connection and as a basis for the opinions hereinafter expressed, I have made the investigations described below and have not independently verified information obtained from third parties except as otherwise set forth herein. As to matters of fact and in making the investigations referred to in my opinions expressed herein, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

     a.   the Credit Agreement;

     b.   the Notes;

     c.   the Mortgages;

     d.   the Security Agreements;


     e. the UCC-1 financing statements in respect of the Security Agreement (the"Financing Statements"); and

     f.   the Pledge Agreement;

     g.   the Subsidiary Guaranty;

     h.   the Floating Charge

(collectively referred to as the "Documents").

As counsel to the Companies and ENSCO II, I am familiar with the relevant corporate proceedings and have examined such documents and records of the Companies and ENSCO II and have obtained such other information as I have deemed necessary to form a basis for the opinions expressed below.

In rendering the opinions set forth below, I have relied, to the extent I deemed appropriate, upon certificates or other written or oral advice of an officer or other authorized representative of a particular governmental authority, corporation, or other person or entity concerned.

Furthermore, the opinions rendered herein are subject to the following additional qualifications, limitations and assumptions:

      (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws affecting creditors' rights generally, and the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and future court decisions affecting or interpreting any of the foregoing;

     (ii) all documents submitted to me as originals are accurate and complete;

    (iii) all documents submitted to me as copies are true, correct and complete copies of the originals thereof;

     (iv) the due organization and existence of all parties to the Documents (other than the Companies and ENSCO II);

      (v) the legal right and the corporate power and authority of all parties to the Documents (other than the Companies and ENSCO II) to execute and deliver, and to consummate the transactions contemplated by, the Documents to which they are parties;

     (vi) the due authorization, execution and delivery of the Documents by all parties to the Documents (other than the Companies and ENSCO II);

    (vii) that the Documents constitute the legal, valid, binding and enforceable obligations of all of the parties thereto (other than the Companies and ENSCO II);

   (viii) all of the signatures, other than the signatures of the officers of the Companies and ENSCO II, on all documents submitted to me are genuine;


     (ix) (a) you will comply with usury laws which may apply to the provisions of the Credit Agreement or other Credit Documents,
          (b) in connection therewith you will take into account any consideration, in whatsoever form, which could constitute or be deemed to constitute interest under Texas law and (c) there is no other consideration paid or to be paid by the Borrowers in connection with the Credit Agreement;

      (x) the opinions rendered herein are specifically limited to the current applicable United States federal law (including maritime laws), the Delaware General Corporation Law and the substantive laws of the State of Texas as they relate to the opinions expressed herein. I am a member of the State Bar of Texas and have neither been admitted to nor purport to be an expert on the laws of any other state or jurisdiction, although I am generally familiar with the General Corporation Law of the State of Delaware;

     (xi) no  opinion is expressed as  to the enforceability  of choice of
          law,  choice   of  jurisdiction  and  forum   selection  clauses
          contained in the Documents;

    (xii) the enforceability of the Documents (1) may be limited by the application of the standard "good faith", such as that defined in Section 1.203 of the Texas Uniform Commercial Code, as the same may be amended from time to time, and (2) is subject to the discretion of the courts of the State of Texas in granting equitable remedies such as specific performance or injunctive relief and their power to stay proceedings before them and to stay the execution of judgments. The enforceability of some of the remedial provisions of the Documents may be limited by, and some provisions of the Documents may be rendered unenforceable under, applicable federal and state laws, rules, regulations, court decisions, and constitutional requirements in and of the State of Texas or the United States, but such laws, rules, regulations, court decisions and constitutional requirements should not, in my opinion, substantially interfere with the practical realization of the rights and benefits afforded by the Documents, although such laws, rules, regulations, court decisions and constitutional requirements may delay the ability of the Agents, the Administrative Agent or the Banks to enforce their respective rights and remedies provided thereunder;

   (xiii) to the extent that ENSCO or ENSCO II receive payment of accounts constituting a portion of the property of ENSCO and/or ENSCO II which are subject to the provisions of the Security Agreements and such receipt occurs in a state other than the State of Texas or Louisiana, perfection of a security interest in such accounts and proceeds thereof may be governed by the laws of such other state;

    (xiv) insofar as the laws (including, without limitation, maritime regulations) of England, the Commonwealth of the Bahamas and/or the Republic of Liberia are concerned or may relate to the undertakings of ENSCO UK and/or ENSCO II as set forth in the Documents, I have expressed no opinion.


The opinions expressed below are made as of the date hereof. I assume no, and expressly disclaim any, obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

Based upon the foregoing and having regard to the legal considerations I deem relevant, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is my opinion that:

     1. Each of the Companies and ENSCO II is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority (i) to own or lease and operate its properties and carry on its business as carried on at the date hereof and (ii) to execute and deliver, and to consummate the transactions contemplated by, the Documents to which it is a party.

     2. Each of such Companies and ENSCO II has taken all necessary corporate action to authorize the execution and delivery of, and the consummation of the transactions contemplated by, each of the Documents to which it is a party. Such execution and delivery, and consummation of the transactions contemplated by the Documents, will not (i) result in a violation of any such Companies' or ENSCO II's certificate of incorporation or bylaws, or to my knowledge any law or governmental regulation to which each such Company and/or ENSCO II is subject, or (ii) result in a violation of or constitute a breach of or default under any agreement or order of which I am aware. Each of the Documents to which any of the Companies and/or ENSCO II (as the case may be) is a party has been duly authorized, executed and delivered by each of such Companies.

     3. Each of the Documents constitutes the legal, valid and binding obligation of, as the case may be, each of the Companies party thereto and/or ENSCO II, enforceable against each such Company and/or ENSCO II, as the case may be, in accordance with its terms. I have assumed, with your permission, that each of the Documents stated by its terms to be governed by New York law constitutes a legal, valid and binding obligation under New York law, enforceable against each of the parties thereto in accordance with its respective terms.

     4. If, notwithstanding the choice of New York law contained therein, Texas law were applied to the Documents, each of the Documents would constitute the legal, valid and binding obligation of each of the Companies and ENSCO II to the extent parties thereto, enforceable against each such Company or ENSCO II in accordance with its terms. Notwithstanding the foregoing, no opinion is expressed in this paragraph 4 with respect to the Floating Charge, any UCC-1 Financing Statement filed by ENSCO UK, the Bahamian Mortgage or the Liberian Fleet Mortgage.

     5. The execution and delivery of, and the consummation of the transactions by, each of the Companies and/or ENSCO II (as the case may be) of the Documents to which it is a party do not require, with respect to any of such Companies and/or ENSCO II,


          the consent, approval, waiver, license or authorization or other action or filing with any Texas or Delaware corporate or federal governmental authority, except for filings pursuant to the Uniform Commercial Code as in effect in the State of Texas (the "UCC").

     6. The Mortgagor of a US Rig is qualified, within the meaning of 46 U.S.C. Section 12102, to document the Rig(s) owned by such Mortgagor under the laws of the United States.

     7. The US Rigs are duly documented in the name of ENSCO under the regulations of the United States Coast Guard, free and clear of all liens and encumbrances (other than Permitted Liens and the U.S. Fleet Mortgage).

     8. When the US Fleet Mortgage has been duly filed for recordation, it will constitute a first preferred ship mortgage under 46 U.S.C. Section 31325 on the Rig(s) described therein, in favor of the Security Trustee, as mortgagee under such US Fleet Mortgage, entitled to the benefits afforded by 46 U.S.C. Section 31326, having the effect and with the priority provided in such provision.

     9. To my knowledge, after due inquiry, there is no action, suit or proceeding pending or threatened against any of the Companies and/or ENSCO II before or by any court, arbitration panel or administrative agency which, if adversely determined, could reasonably be expected to result or have a Material Adverse
          Effect on the business or condition of any of the Companies and/or ENSCO II or prevent any of the Companies and/or ENSCO II from performing any of their respective obligations under the Documents.

     10. None of the Companies is an "investment company" or an entity "controlled" by an "investment company" under the Investment Company act of 1940, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder (the "Investment Company Act").

     11. The UCC-1 Financing Statements to be filed in the state of Texas are in the proper form for filing pursuant to the UCC, and upon filing with the Secretary of State of the State of Texas pursuant to the UCC, will constitute a valid and enforceable lien of the Collateral Agent in all right, title and interest of the applicable debtor in the collateral described in the Financing Statements; provided, however, notwithstanding the foregoing opinion, no opinion is given or expressed in respect to any UCC-1 filing by ENSCO UK.

     12. Assuming the filing of the Financing Statements on Form UCC-1 with the Secretary of State of the State of Texas, the execution and delivery of the UCC-1 Financing Statements creates valid and enforceable liens within the State of Texas on and a security interests in the "Collateral" (as such term is defined in the Security Agreements) to the extent a valid and enforceable lien or security interest in such Collateral may be perfected by the filing of a financing statement under the UCC; provided,


          however, notwithstanding the foregoing opinion, no opinion is given or expressed in respect to any UCC-1 filing by ENSCO UK.

The scope of the foregoing opinion is limited to those issues specifically considered herein, and no further or more expansive opinion is to be implied from any of the opinions expressed above. Any variation or difference in the assumptions upon which this opinion is based might affect my conclusions in an adverse manner and make them inaccurate.

Furthermore, the opinions expressed herein are rendered solely for your benefit and may not be relied upon or used by any other person (it being understood that you may be required to show this opinion to bank regulators and auditors) without my prior written consent.

Very truly yours,

/s/ Robert O. Isaac
---------------------------
Robert O. Isaac
Senior Counsel


                                                              EXHIBIT E-2
                                                              -----------


                    FORM OF OPINION OF WHITE & CASE
                    -------------------------------




February 27, 1997



To:  The Administrative Agent, the Co-Agents
     and the various lending institutions
     (collectively, the "Banks") from time to time party to the Credit Agreement referred to below


Re:  Credit Agreement, dated as of February 27, 1997
     (the  Credit Agreement ),  among ENSCO International
     Incorporated, ENSCO Delaware, Inc., ENSCO Offshore
     Company, ENSCO Offshore U.K. Limited, Dual Holding
     Company, the Banks, Christiania Bank og Kreditkasse,
     New York Branch and Den norske Bank ASA,
     New York Branch as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee

Ladies and Gentlemen:

          We have acted as special counsel to the Administrative Agent in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 5.04(ii) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

          In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

          We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and per-form the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.


          Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and binding obligation of Holdings, the Parent and the Borrowers enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

          We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of Holdings, the Parent or the Borrowers under the Credit Agreement of
Section 548 of the Bankruptcy Code and article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations. We understand, without independent verification, that, to the extent they have deemed necessary in the context of the proposed transaction, the Banks have satisfied themselves on the basis of, among other things, the financial information furnished to the Banks and their knowledge of the credit facilities available to the Borrowers, that neither Holdings nor any of its Subsidiaries is insolvent and neither Holdings, nor any of its Subsidiaries will be rendered insolvent by the transactions contemplated by the Credit Agreement and the other Credit Documents and that, after giving effect to such transactions, neither Holdings nor any of its Subsidiaries will be left with unreasonably small capital with which to engage in its anticipated business and that neither the Holdings nor any of its Subsidiaries will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature.

          This opinion is limited of the federal law of the United States of America and the law of the State of New York.

                                   Very truly yours,


                                   /s/ White & Case
                                   -----------------------


                                                                EXHIBIT F
                                                                ---------


                        [NAME OF CREDIT PARTY]
                   FORM OF SECRETARY'S CERTIFICATE
                   -------------------------------


            I, the undersigned, certify that I am the duly elected Secretary of [Name of Credit Party], a corporation organized and existing under the laws of ________ (the "Company"), and further certify on behalf of the Company that:

            1. This Certificate is furnished pursuant to the Credit Agreement, dated as of February 27, 1997, among ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto, Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee for such Banks (as amended, modified or supplemented from time to time, such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of _________________ on ___________, 19__,
together with all amendments thereto adopted through the date hereof.

            3. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

            4. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any Credit Document to which the Company is a party.

            5. There is no provision of the Certificate of Incorporation or By-Laws of the Company limiting the powers of the Board of Directors to pass or consent to the resolutions referred to above and such resolutions are in conformity with the provisions of said Certificate of Incorporation and By-Laws.


            6. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his/her name and has held such office since __________, 19__<F1>. The signature written opposite the name and title of each such officer is his/her genuine signature.

             NAME<F2>              OFFICE             SIGNATURE
          ______________         ___________        _____________

          ______________         ___________        _____________

          ______________         ___________        _____________


        IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of February, 1997.


                                          ______________________________
                                          Name:
                                          Title: Secretary


__________________

<F1>    Insert a date prior to the  time of any corporate  action relating to the Credit Documents or related documentation.
<F2>    Include name, office  and signature of each officer who  will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

I, the undersigned, Director of the Company, certify on behalf of the Company that:

        1. [Name of Person making above certifications] is the duly elected and qualified Secretary of the Company and the signature above is his genuine signature.


        IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of February, 1997.




                              ____________________________
                              Name:
                              Title: Director


                                                              EXHIBIT G-1
                                                              -----------



                   FORM OF BORROWER A SECURITY AGREEMENT
                   -------------------------------------


        SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of February 27, 1997, between ENSCO Offshore Company (the "Assignor") and Christiania Bank og Kreditkasse, New York Branch, as Collateral Agent (the "Collateral Agent"), for the benefit of the Banks, the Letter of Credit Issuer, and the Administrative Agent under, and as defined in, the Credit Agreement hereinafter referred to (such Banks, Letter of Credit Issuer and Administrative Agent are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                            W I T N E S S E T H :


        WHEREAS, ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company ("Borrower A"), ENSCO Offshore U.K. Limited ("Borrower B"), Dual Holding Company ("Borrower C"), the lending institutions from time to time party thereto, Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee have entered into a Credit Agreement, dated as of February 27, 1997 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for the mak-ing of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein;

        WHEREAS, Borrower A, Borrower B and Borrower C desire to incur Loans under the Credit Agreement;

        WHEREAS, Borrower A and Borrower C desire to have Letters of Credit issued for their respective accounts under the Credit Agreement.

        WHEREAS, the Assignor, a Delaware corporation, is the sole owner of the United States registered offshore drilling rigs ENSCO 68 (official no. 574668), ENSCO 81 (official no. 606512), ENSCO 82 (official no. 606912), ENSCO 83 (official no. 605536), ENSCO 84 (official no. 637544),
ENSCO 86 (official no. 643110), ENSCO 87 (official no. 648969), ENSCO 88 (official no. 645637), ENSCO 89 (official no. 652440), ENSCO 90 (official no. 647859), ENSCO 93 (official no. 651385), ENSCO 94 (official no. 638685), ENSCO 95 (official no. 642112), ENSCO 98 (f/k/a/ ENSCO 63)
(official no. 589096) and ENSCO 99 (official no. 682070) (all of the aforementioned vessels being herein collectively referred to as the "Rigs");

        WHEREAS,   the   Assignor   has  unconditionally   guaranteed  the
obligations of Borrower B and Borrower C under the Credit Agreement and the other Credit Documents;


        WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement and to the occurrence of the Effective Date that the Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

        WHEREAS, the Assignor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

        NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:


        SECTION 1.  OBLIGATIONS SECURED.

        1.01   Obligations  Secured.    The  Agreement  is  made  for  the
benefit of the Secured Creditors to secure, with respect to the obligations of Borrower A under the Credit Agreement and the other Credit Documents, each of the following, and with respect to the obligations of Borrower B and Borrower C under the Credit Agreement and the other Credit Documents, the Assignor's guaranty of each of the following: (i) the full and prompt payment when due of (A) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement and (B) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Borrowers to the Secured Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by the Borrowers with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any pro-ceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrowers referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Collateral Agent of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees of counsel to the Collateral Agent and court costs; and (iv) all reasonable amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). The "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.


        SECTION 2.  ASSIGNMENT OF EARNINGS.

        2.01   The  Assignor,   as  legal  and  beneficial  owner,  hereby
assigns, transfers and sets over unto the Collateral Agent for the benefit


of the Secured Creditors and their successors and assigns, and hereby grants the Collateral Agent a security interest in, all of its right, title and interest in and to: (i) all day rate payments, freights, charter hire and any other moneys earned and to be earned, due or to become due or paid or payable to, or for the account of the Assignor, of whatsoever nature, arising out of any charter parties, drilling contracts or as a result of the ownership, chartering and other operations of any kind whatsoever by the Assignor or its agents of the Rigs, (ii) all moneys and claims for moneys due and to become due to the Assignor and all claims for damages arising out of the breach of any and all present or future drilling contracts, charter parties, and operations of every kind whatsoever of the Rigs and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, their successors, or assigns, arising out of or in any way connected with any and all present and future requisitions, drilling contracts, charter parties, and other operations of the Rigs of any kind whatsoever, (iii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages in respect of the actual or constructive total loss of or requisition or use of or title to any of the Rigs subject to Section 3.03(c) of the Credit Agreement and (iv) any proceeds of any of the foregoing (collectively, the "Earnings Collateral").

        2.02   Subject  to  the  provisions   of  Section  2.03   of  this
Agreement, the Collateral Agent's security interest in all accounts receivable included in, or representing proceeds of, the Earnings Collateral shall automatically be and be deemed released, without the need for any action on the part of the Collateral Agent, from time to time as such accounts receivable arise or are created, or as funds representing payments of such Collateral (or part thereof) are collected by the Assignor.

        2.03   Upon the  occurrence  of an  Event of  Default pursuant  to
Section 9.05 of the Credit Agreement (a "Bankruptcy Default") and without any further act or notice, or upon the giving by the Collateral Agent of a written notice (a "Release Termination Notice") to the Assignor after the occurrence and during the continuance of an Event of Default, the automatic release set forth in Section 2.02 of this Agreement shall terminate.

        2.04 Upon the occurrence of an Event of Default, the Assignor hereby represents, warrants and undertakes that:

               (a) notice of this Agreement in the form attached hereto as Exhibit 1 will be promptly delivered to any charterers of the Rigs; and

               (b) it will use its good faith efforts to cause any charterer to execute a Consent and Agreement to this Agreement in the form attached hereto as Exhibit 2 and deliver such Consent and Agreement to the Collateral Agent.

        2.05   Upon the occurrence of an Event of Default,  the Collateral
Agent shall be entitled to receive all payments of Earnings Collateral of the Rigs payable to the Assignor and assigned hereby. Such payment shall be made to the account of the Collateral Agent, and the Assignor shall


cause all sums so payable to the Assignor and assigned hereby to be paid directly into such account.

        2.06 It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Rigs to perform the obligations assumed by it thereunder, and the Collateral Agent shall have no obligation or liability of any nature whatsoever under any such charter or contract by reason of, or arising out of, this Agreement, nor shall the Collateral Agent be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

        2.07 The Assignor shall promptly notify the Collateral Agent in writing of the commencement and termination of any period during which any of the Rigs owned by it are requisitioned.

        2.08 Upon the occurrence of an Event of Default, the Collateral Agent has the right to give notice of this Agreement to all account debtors.

        2.09 The Collateral Agent shall not be required to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.


        SECTION 3.  ASSIGNMENT OF INSURANCE

        3.01 The Assignor hereby sells, assigns, transfers, sets over and grants a security interest unto the Collateral Agent as collateral security for the Obligations, in and to the following (all of the following, collectively, the "Insurance Collateral" and, together with the Earnings Collateral, the "Collateral"): (i) all policies and contracts of insurances in respect of the Rigs whether now or hereafter to be effected and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to be come due under said insurances or in respect of said insurances, (iii) all other rights of the Assignor under or in respect of said insurances and (iv) any proceeds of any of the foregoing.

        3.02 It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder and the Collateral Agent shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said insurances by reason of or arising out of this instrument of assignment nor shall the Collateral Agent be required or obligated in any manner to perform or


fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which or may have been assigned to it or to which it may be entitled hereunder at any time or times.

        3.03 The Assignor hereby covenants and agrees to deliver notice of this Assignment, in the form of Annex I hereto, to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby, the Assignor shall use its good faith efforts to obtain such consent in the form of Annex II hereto, and evidence thereof shall be given to the Collateral Agent, and there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to additional named assured or loss payees as the Collateral Agent may reasonably request. In all cases, unless otherwise agreed in writing by the Collateral Agent, such slips, cover notes, notices, certificates of entry or other instruments shall show the Collateral Agent as additional named assured and shall provide that there will be no recourse against the Collateral Agent for payment of premiums, calls or assessments.

        3.04 In the event that the Insurance Collateral or any portion thereof is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or by the proviso contained in the definition of "Collateral Disposition" in the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks, to the extent required by Section 12.12 of the Credit Agreement), the Collateral Agent, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Insurance Collateral (and releases therefor) as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. At any time the Assignor desires that the Insurance Collateral or a portion thereof be released as provided in this section, the Assignor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer (as defined in the Credit Agreement) stating that the release of the Insurance Collateral or portion thereof is permitted pursuant to this section.

        3.05 The Assignor hereby authorizes the Collateral Agent to execute and file Financing Statements (Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.


        SECTION 4.  FURTHER ASSURANCES.

        The Assignor will, at any time and from time to time, at its own expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to perfect and protect the security interest purported to be created hereby or otherwise to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.


        SECTION 5.  TRANSFERS AND OTHER LIENS.

        The Assignor will not, without the written consent of the Collateral Agent, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any interest in the Collateral (other than as expressly permitted under this Agreement and the other Credit Documents) or (ii) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Collateral except for Permitted Liens and the security interest purported to be created hereby.


        SECTION 6.  ATTORNEY-IN-FACT.

        The Assignor hereby appoints the Collateral Agent as the Assignor's attorney-in-fact, with full authority only after the occurrence of and during the continuance of an Event of Default, in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time in the Collateral Agent's discretion to execute any instrument and to take any other action which the Collateral Agent may in good faith reasonably deem necessary or advisable to accomplish the purposes of this Agreement or to facilitate the assignment or other transfer by the Collateral Agent of any or all of its rights hereunder, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Assignor and representing any interest payment or other distribution in respect of the Collateral and to give full discharge for the same and (ii) to execute and deliver any and all instruments and other documents that the Collateral Agent may request in connection with the exercise by the Collateral Agent of any or all of its rights hereunder. Such appointment of the Collateral Agent as attorney-in-fact is irrevocable and coupled with an interest.


        SECTION 7.  PERFORMANCE BY THE COLLATERAL AGENT.

        If the Assignor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform or cause performance of such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable to the Collateral Agent by the Assignor.


        SECTION 8.  RESPONSIBILITY OF THE COLLATERAL AGENT.

        Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto  and shall be  relieved of all responsibility for the Collateral upon surrendering it or tendering  surrender of it to the Assignor.  The Collateral Agent shall be  deemed to  have  exercised reasonable  care in  the  custody and  pre-
servation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent
accords  its own  property.    Without  limiting  the  generality  of  the
foregoing, neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable (i) for any failure to invest or reinvest any cash in accordance herewith in the absence of its or their own gross negligence or willful misconduct or for any losses incurred by reason of investments made by the Collateral Agent pursuant to


Section 2.03 or (ii) for any action taken or omitted to be taken by the Collateral Agent (x) in good faith in accordance with the advice of counsel with respect to any question as to the construction of any provision hereof or any action to be taken by the Collateral Agent hereunder or (y) in accordance with any instructions or other notice which the Collateral Agent believes in good faith to be properly given by the Assignor hereunder. This Section 8 shall have no application to Christiania Bank og Kreditkasse except in its capacity as Collateral Agent.


        SECTION 9.  APPLICATION OF PROCEEDS.

        (a) Subject to the applicability of Section 10 of the US Fleet Mortgage and the provisions of Section 3.03(c) of the Credit Agreement, all moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral, together with all other moneys received by the Collateral Agent hereunder or under any of the other Security Documents, shall be applied as follows:

          (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (ii) and (iii) of Section 1.01;

         (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 9(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

        (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of this Agreement pursuant to Section 12, any surplus then remaining shall be paid to the Assignor, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation).

        (b) For purposes of this Agreement "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Collateral Agent shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to rely upon the amounts stated therein in making such distributions.

        (c) All payments required to be made to Secured Creditors hereunder shall be made to the Collateral Agent for the account of the Secured Creditors.

        (d) For purposes of applying payments received in accordance with this Section 9, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Secured


Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Agreement shall be obligated to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.


        SECTION  10.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS OF  THE
ASSIGNOR.

        10.01 The Assignor hereby represents and warrants it has not assigned or pledged, and hereby covenants that, without the prior written consent thereof of the Collateral Agent, so long as this Agreement shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Collateral Agent, its successors or assigns, and that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Collateral or this Agreement, or of any of the rights created in the Collateral by this Agreement.

        10.02 As of the Restatement Effective Date, this Agreement creates a valid and enforceable perfected security interest in and Lien on all of the Collateral in favor of the Collateral Agent for the benefit of the Banks, and no filings or recordings are required to perfect such security interest except for filings or recordings required in connection with this Agreement which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery of this Agreement.


        SECTION 11.  INDEMNITY.

        11.01 The Assignor hereby covenants with the Assignee for the benefit of the Collateral Agent and the Banks that it will pay to the Assignee on demand all moneys whatsoever which the Assignee or the Collateral Agent or the Banks shall or may reasonably expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Agreement or in or about the exercise by the Assignee or the Collateral Agent and the Banks of any of the powers vested in it or them under the Mortgages or hereunder together with interest thereon at the rate provided for in Section 1.08 of the Credit Agreement from the date when such moneys were expended by the Assignee or such Bank until the date of actual receipt, whether before or after any relevant judgment.

        11.02 Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations
secured  by the  Collateral.   The indemnity  obligations of  the Assignor
contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit


Agreement and all of the other Obligations and notwithstanding the discharge thereof.


        SECTION 12.  TERMINATION; RELEASE; PARTIAL RELEASE.

        (a) On the date on which the Credit Agreement and all Letters of Credit shall have been terminated, when no Note remains outstanding and all Obligations shall have been irrevocably paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may remain in the possession of the Collateral Agent together with any moneys at the time held by the Collateral Agent hereunder.


        SECTION 13.  NOTICES, ETC.

        Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be delivered and become effective in accordance with Section 12.03 of the Credit Agreement.


        SECTION 14.  MISCELLANEOUS.

        14.01 This Agreement shall be binding upon the Assignor and its successors and assigns (although the Assignor may not assign its rights or obligations under this Agreement) and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This Agreement shall become effective on the date on which each of the parties shall have executed and delivered a copy hereof. In the event that any provision of this Agreement shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Agreement, or the validity of this Agreement as a whole. In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Agreement is rendered either wholly or partly defective, the Assignor shall furnish the Collateral Agent with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Agreement.

        14.02 It is declared and agreed that the security created by this Agreement shall be held by the Collateral Agent as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement and the other Credit Documents and that the security so created shall not be


satisfied by all intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Collateral Agent for all or any part of the moneys hereby secured.

        14.03 Each and every right, power and remedy given herein or in the Credit Agreement or in the other Credit Documents to the Collateral Agent shall be cumulative and shall be in addition to every other right, power and remedy of the Collateral Agent now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Collateral Agent of any security or of any payment of or on account of any of the amounts due from the Assignor to the Collateral Agent and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.


        SECTION 15.  WAIVER; AMENDMENT.

        None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the consent of either the Required Banks (as defined in the Credit Agreement) or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks).


        SECTION 16.  SECURED CREDITOR ACKNOWLEDGMENT.

        By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 12 of the Credit Agreement.


        IN WITNESS WHEREOF, the Assignor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


ADDRESS:                              ENSCO OFFSHORE COMPANY

1445 Ross Avenue
Suite 2700
Dallas, Texas  77202-2792             By________________________________
Attention:  Chief Financial Officer     Title:
Tel: (214) 922-1500
Fax: (214) 855-0080


11 West 42nd Street                   CHRISTIANIA BANK OG KREDITKASSE,
New York, New York  10036             NEW YORK BRANCH, as Collateral Agent
Attention: Hans Chr. Kjelsrud
Tel: (212) 827-4814
Fax: (212) 827-4888
                                      By________________________________
                                        Title:


                                      By________________________________
                                        Title:



                                                             EXHIBIT 1
                                                                 to
                                                        Security Agreement
                                                        ------------------



                               NOTICE OF ASSIGNMENT

TO:

TAKE NOTICE THAT:

    By a Security Agreement, dated the __ day of February, 1997 made by us to Christiania Bank og Kreditkasse, as agent (the "Assignee"), and relating to the United States flag vessel ________ (the "Rig"), we have assigned to the Assignee as from the date hereof all our right, title and interest in and to any moneys whatsoever payable to us under that certain [Charter Contract] dated as of ________, ____ as at any time amended (the "Contract") between yourselves and the undersigned concerning the Rig, as the Contract may at any time be amended or supplemented, and all other rights and benefits whatsoever accruing to us which arise or may arise from the operation of the Rig under the Contract including (but without prejudice to the generality of the foregoing) all claims for damages for any breach of the Contract by you.

DATED THIS ___  day of ___________, _____.


                                      [                            ]


                                      By __________________________
                                         Its:


                                                             EXHIBIT 2
                                                                 to
                                                        Security Agreement
                                                        ------------------



                           CONSENT AND AGREEMENT


The undersigned, [                ],  a party to the Contract to which the
Notice of Assignment delivered pursuant to the foregoing Security Agreement refers (terms defined in the Security Agreement are used herein with the same meaning), in consideration of the sum of one dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, paid by Christiania Bank og Kreditkasse, as agent (the "Assignee"), the receipt of which is hereby acknowledged, hereby acknowl-edges notice of and consents and agrees to the foregoing collateral assignment of earnings and to all of the terms thereof and agrees that:
(1) it will make payment directly to the account advised by the Assignee, of all moneys due and to become due from it under the Contract until receipt of written notice from the Assignee that all obligations to the Banks secured by said Security Agreement have been paid in full; and (2) any such payment shall be final and the undersigned will not seek to recover from the Assignee for any reason whatsoever any moneys paid by the undersigned to the Assignee by virtue of the foregoing Security Agreement and this Consent and Agreement but this shall not prevent the set off or credit against or deduction from any moneys payable to the Assignee by virtue of said Security Agreement of amounts owing to the undersigned by the Assignor under the Contract.

[           ], as charterer,  confirms and agrees that the Contract is  in full force and effect and is enforceable in accordance with its terms and the Assignor is not in default thereunder.

This Consent and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law.

Dated: ___________, ____


                                      [                ]


                                      By _________________



                                                              ANNEX 1
                                                                 to
                                                        Security Agreement
                                                        ------------------



                            NOTICE OF ASSIGNMENT


    __________________________________________ (the "Owner"), the owner of the United States flag offshore drilling rig _____________ (the "Rig"), HEREBY GIVES NOTICE that by a Security Agreement dated February __, 1997 and made between the Owner and Christiania Bank og Kreditkasse, New York Branch, as Collateral Agent (the "Assignee") for itself and certain other Banks, the Owner assigned to the Assignee all of the Owner's right, title and interest in and to all insurances and the benefit of all insurances now or hereafter taken out in respect of the Rig. This Notice of Assignment and loss payable clauses substantially similar to those set forth below are to be indorsed on all policies and certificates of entry evidencing such insurance.


                                      [OWNER]


                                      By_________________________
                                        Its:

Loss Payable Clauses:
--------------------
    All amounts of whatsoever nature payable under any insurance shall be payable to the Security Trustee for distribution first to itself, the Secured Creditors, the Co-Agents and thereafter to the Owner or others as their interests may appear. Nevertheless, until otherwise required by the Security Trustee by notice to the underwriters, (i) amounts payable under any insurance on the Rigs with respect to the protection and indemnity risks shall be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Rigs involving any damage to any Rigs not constituting an actual or constructive total loss, shall be paid by the underwriters directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges shall be paid to the Owner as reimbursement therefore, PROVIDED, no amounts in excess of US$2,000,000 shall be paid from any insurances without the prior written consent of the Security Trustee.

    In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of any Rig, all insurance payments therefor shall be paid to the Security Trustee and applied to reduce the
Total Commitment in accordance  with and subject to  the terms of  Section
3.03(c)  and/or (d) of the Credit Agreement.   The Owner shall not declare
or agree with underwriters that any Rig is  a constructive or compromised,


agreed or arranged constructive total loss without the prior written consent of the Security Trustee.

    In the event of an actual constructive total loss of any Rig, the Security Trustee shall retain out of the insurance payments received on account of such loss and held by the Security Trustee in accordance with the Credit Agreement, any sum or sums that shall be or become owing to the Security Trustee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Security Trustee, and pay the balance to the Banks for application pursuant to and subject to Section 3.03(c) and/or (d) of the Credit Agreement.


                                                             ANNEX II
                                                                 to
                                                        Security Agreement
                                                        ------------------



                          CONSENT AND AGREEMENT


The undersigned, [                ],  a party to the Contract to which the
Notice of Assignment delivered pursuant to the foregoing Security Agreement refers (terms defined in the Security Agreement are used herein with the same meaning), hereby acknowledges notice of and consents and agrees to the foregoing collateral assignment of insurance and to all of the terms thereof and agrees that it will, subject to the loss payable clauses, make payment directly to the account advised by Christiania Bank og Kreditkasse, New York Branch (the "Assignee"), of all moneys due and to become due from it under the Contract until receipt of written notice from the Assignee that all obligations to the Banks secured by said Security Agreement have been paid in full.

This Consent and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law.

Dated: ___________, ____

                                      [                ]


                                      By _________________


                                                              EXHIBIT G-2
                                                              -----------




                   FORM OF BORROWER B SECURITY AGREEMENT
                   -------------------------------------

        SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of February 27, 1997, between ENSCO Offshore U.K. Limited (the "Assignor") and Christiania Bank og Kreditkasse, New York Branch, as Collateral Agent (the "Collateral Agent"), for the benefit of the Banks and the Administrative Agent under, and as defined in, the Credit Agreement hereinafter referred to (such Banks and Administrative Agent are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                           W I T N E S S E T H :


        WHEREAS, ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, the Assignor, Dual Holding Company, the lending institutions from time to time party thereto, Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee have entered into a Credit Agreement, dated as of February 27, 1997 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for, among other things, the making of Tranche B Loans to the Assignor as contemplated therein;

        WHEREAS, the Assignor desires to incur Tranche B Loans under the Credit Agreement;

        WHEREAS, the Assignor, a company formed under the laws of the United Kingdom, is the sole owner of the United States registered offshore drilling rigs ENSCO 80 (official no. 724944), ENSCO 85 (official no. 724945) and ENSCO 92 (official no. 724946) (all of the aforementioned vessels being herein collectively referred to as the "Rigs");

        WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement and to the occurrence of the Effective Date that the Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

        WHEREAS, the Assignor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

        NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:


        SECTION 1.  OBLIGATIONS SECURED.

        1.01 Obligations Secured. The Agreement is made for the benefit of the Secured Creditors to secure (i) the full and prompt payment when due of (x) the principal of and interest on the Tranche B Notes issued, and Tranche B Loans made, under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Assignor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Collateral Agent of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees of counsel to the Collateral Agent and court costs; and (iv) all reasonable amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). The "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.


        SECTION 2.  ASSIGNMENT OF EARNINGS.

        2.01   The  Assignor,  as  legal  and  beneficial   owner,  hereby
assigns, transfers and sets over unto the Collateral Agent for the benefit of the Secured Creditors and their successors and assigns, and hereby grants the Collateral Agent a security interest in, all of its right,
title and  interest in  and  to:   (i) all  day  rate payments,  freights,
charter hire and any other moneys earned and to be earned, due or to become due or paid or payable to, or for the account of the Assignor, of whatsoever nature, arising out of any charter parties, drilling contracts or as  a result of the  ownership, chartering and other  operations of any kind whatsoever by the Assignor or its agents of the Rigs, (ii) all moneys and claims for moneys due and to become due to the Assignor and all claims for  damages arising out  of the breach  of any and  all present or future
drilling  contracts,  charter  parties,  and  operations  of  every   kind
whatsoever of the Rigs and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, their successors, or assigns, arising out of or in any way connected with any and all present and future requisitions, drilling contracts, charter parties, and other operations of the Rigs of any kind whatsoever, (iii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages in respect of the actual or constructive total loss of or requisition or use of or title to any of the Rigs subject to Section 3.03(c) of the Credit Agreement and (iv) any


proceeds  of   any  of   the   foregoing  (collectively,   the   "Earnings
Collateral").

        2.02   Subject  to  the  provisions   of  Section  2.03   of  this
Agreement, the Collateral Agent's security interest in all accounts receivable included in, or representing proceeds of, the Earnings Collateral shall automatically be and be deemed released, without the need for any action on the part of the Collateral Agent, from time to time as such accounts receivable arise or are created, or as funds representing payments of such Collateral (or part thereof) are collected by the Assignor.

        2.03   Upon  the occurrence  of an  Event of  Default  pursuant to
Section 9.05 of the Credit Agreement (a "Bankruptcy Default") and without any further act or notice, or upon the giving by the Collateral Agent of a written notice (a "Release Termination Notice") to the Assignor after the occurrence and during the continuance of an Event of Default, the automatic release set forth in Section 2.02 of this Agreement shall terminate.

        2.04 Upon the occurrence of an Event of Default, the Assignor hereby represents, warrants and undertakes that:

               (a) notice of this Agreement in the form attached hereto as Exhibit 1 will be promptly delivered to any charterers of the Rigs; and

               (b) it will use its good faith efforts to cause any charterer to execute a Consent and Agreement to this Agreement in the form attached hereto as Exhibit 2 and deliver such Consent and Agreement to the Collateral Agent.

        2.05 Upon the occurrence of an Event of Default, the Collateral Agent shall be entitled to receive all payments of Earnings Collateral of the Rigs payable to the Assignor and assigned hereby. Such payment shall be made to the account of the Collateral Agent, and the Assignor shall cause all sums so payable to the Assignor and assigned hereby to be paid directly into such account.

        2.06 It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Rigs to perform the obligations assumed by it thereunder, and the Collateral Agent shall have no obligation or liability of any nature whatsoever under any such charter or contract by reason of, or arising out of, this Agreement, nor shall the Collateral Agent be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.


        2.07 The Assignor shall promptly notify the Collateral Agent in writing of the commencement and termination of any period during which any of the Rigs owned by it are requisitioned.

        2.08 Upon the occurrence of an Event of Default, the Collateral Agent has the right to give notice of this Agreement to all account debtors.

        2.09 The Collateral Agent shall not be required to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.


        SECTION 3.  ASSIGNMENT OF INSURANCE

        3.01 The Assignor hereby sells, assigns, transfers, sets over and grants a security interest unto the Collateral Agent as collateral security for the Obligations, in and to the following (all of the following, collectively, the "Insurance Collateral" and, together with the Earnings Collateral, the "Collateral"): (i) all policies and contracts of insurances in respect of the Rigs whether now or hereafter to be effected and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to be come due under said insurances or in respect of said insurances, (iii) all other rights of the Assignor under or in respect of said insurances (iv) any proceeds of any of the foregoing.

        3.02 It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder and the Collateral Agent shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said insurances by reason of or arising out of this instrument of assignment nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which or may have been assigned to it or to which it may be entitled hereunder at any time or times.

        3.03 The Assignor hereby covenants and agrees to deliver notice of this Assignment, in the form of Annex I hereto, to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby, the Assignor shall use its good faith efforts to obtain such consent in the form of Annex II hereto, and evidence thereof shall be given to the Collateral Agent, and there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to additional named assured or loss payees as the Collateral Agent may reasonably request. In all cases, unless otherwise agreed in writing by the Collateral Agent, such slips,


cover notes, notices, certificates of entry or other instruments shall show the Collateral Agent as additional named assured and shall provide that there will be no recourse against the Collateral Agent for payment of premiums, calls or assessments.

        3.04 In the event that the Insurance Collateral or any portion thereof is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or by the proviso contained in the definition of "Collateral Disposition" in the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks, to the extent required by Section 12.12 of the Credit Agreement), the Collateral Agent, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Insurance Collateral (and releases therefor) as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. At any time the Assignor desires that the Insurance Collateral or a portion thereof be released as provided in this section, the Assignor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer (as defined in the Credit Agreement) stating that the release of the Insurance Collateral or portion thereof is permitted pursuant to this section.

        3.05 The Assignor hereby authorizes the Collateral Agent to execute and file Financing Statements (Form UCC-1) (or foreign equivalent thereof, including the Floating Charge) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.


        SECTION 4.  FURTHER ASSURANCES.

        The Assignor will, at any time and from time to time, at its own expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to perfect and protect the security interest purported to be created hereby or otherwise to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.


        SECTION 5.  TRANSFERS AND OTHER LIENS.

        The Assignor will not, without the written consent of the Collateral Agent, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any interest in the Collateral (other than as expressly permitted under this Agreement and the other Credit Documents) or (ii) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Collateral except for Permitted Liens and the security interest purported to be created hereby.


        SECTION 6.  ATTORNEY-IN-FACT.

        The  Assignor   hereby  appoints  the  Collateral   Agent  as  the
Assignor's attorney-in-fact, with full authority only after the occurrence of and during the continuance of an Event of Default, in the place and stead of the Assignor and in the name of the Assignor or otherwise, from


time to time in the Collateral Agent's discretion to execute any instrument and to take any other action which the Collateral Agent may in good faith reasonably deem necessary or advisable to accomplish the pur-poses of this Agreement or to facilitate the assignment or other transfer by the Collateral Agent of any or all of its rights hereunder, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Assignor and representing any interest payment or other distribution in respect of the Collateral and to give full discharge for the same and (ii) to execute and deliver any and all instruments and other documents that the Collateral Agent may request in connection with the exercise by the Collateral Agent of any or all of its rights hereunder. Such appointment of the Collateral Agent as attorney-in-fact is irrevocable and coupled with an interest.


        SECTION 7.  PERFORMANCE BY THE COLLATERAL AGENT.

        If the Assignor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform or cause performance of such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable to the Collateral Agent by the Assignor.


        SECTION 8.  RESPONSIBILITY OF THE COLLATERAL AGENT.

        Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it or tendering surrender of it to the Assignor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preser-vation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Without limiting the generality of the foregoing, neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable (i) for any failure to invest or reinvest any cash in accordance herewith in the absence of its or their own gross negligence or willful misconduct or for any losses incurred by reason of investments made by the Collateral Agent pursuant to Section 2.03 or (ii) for any action taken or omitted to be taken by the Collateral Agent (x) in good faith in accordance with the advice of counsel with respect to any question as to the construction of any provision hereof or any action to be taken by the Collateral Agent hereunder or (y) in accordance with any instructions or other notice which the Collateral Agent believes in good faith to be properly given by the Assignor hereunder. This Section 8 shall have no application to Christiania Bank og Kreditkasse except in its capacity as Collateral Agent.


        SECTION 9.  APPLICATION OF PROCEEDS.

        (a) Subject to the applicability of Section 10 of the Bahamian Mortgages and the provisions of Section 3.03(c) of the Credit Agreement, all moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral, together with all other moneys received by


the Collateral Agent hereunder or under any of the other Security Documents, shall be applied as follows:

          (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (ii) and (iii) of Section 1.01;

         (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 9(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

        (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of this Agreement pursuant to Section 12, any surplus then remaining shall be paid to the Assignor, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation).

        (b) For purposes of this Agreement "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Collateral Agent shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to rely upon the amounts stated therein in making such distributions.

        (c) All payments required to be made to Secured Creditors hereunder shall be made to the Collateral Agent at the UK Payment Office for the account of the Secured Creditors.

        (d) For purposes of applying payments received in accordance with this Section 9, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Agreement shall be obligated to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured
Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.


        SECTION  10.  REPRESENTATIONS,  WARRANTIES AND  COVENANTS  OF  THE
ASSIGNOR.

        10.01 The Assignor hereby represents and warrants it has not assigned or pledged, and hereby covenants that, without the prior written


consent thereof of the Collateral Agent, so long as this Agreement shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Collateral Agent, its successors or assigns, and that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Collateral or this Agreement, or of any of the rights created in the Collateral by this Agreement.

        10.02 As of the Restatement Effective Date, this Agreement creates a valid and enforceable perfected security interest in and Lien on all of the Collateral in favor of the Collateral Agent for the benefit of the Banks, and no filings or recordings required in connection with this Agreement which shall have been made prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery of this Agreement.


        SECTION 11.  INDEMNITY.

        11.01 The Assignor hereby covenants with the Assignee for the benefit of the Collateral Agent and the Banks that it will pay to the Assignee on demand all moneys whatsoever which the Assignee or the Collateral Agent or the Banks shall or may reasonably expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Agreement or in or about the exercise by the Assignee or the Collateral Agent and the Banks of any of the powers vested in it or them under the Mortgages or hereunder together with interest thereon at the rate provided for in Section 1.08 of the Credit Agreement from the date when such moneys were expended by the Assignee or such Bank until the date of actual receipt, whether before or after any relevant judgment.

        11.02 Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Tranche B Notes issued under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof.


        SECTION 12.  TERMINATION; RELEASE; PARTIAL RELEASE.

        (a) On the date on which the Credit Agreement has been terminated, when no Tranche B Note remains outstanding and all Obligations shall have been irrevocably paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may remain in the possession of the Collateral Agent together with any moneys at the time held by the Collateral Agent hereunder.


        SECTION 13.  NOTICES, ETC.


        Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be delivered and become effective in accordance with Section 12.03 of the Credit Agreement.


        SECTION 14.  MISCELLANEOUS.

        14.01 This Agreement shall be binding upon the Assignor and its successors and assigns (although the Assignor may not assign its rights or obligations under this Agreement) and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This Agreement shall become effective on the date on which each of the parties shall have executed and delivered a copy hereof. In the event that any provision of this Agreement shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Agreement, or the validity of this Agreement as a whole. In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Agreement is rendered either wholly or partly defective, the Assignor shall furnish the Collateral Agent with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Agreement.

        14.02 It is declared and agreed that the security created by this Agreement shall be held by the Collateral Agent as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement and the other Credit Documents and that the security so created shall not be satisfied by all intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Collateral Agent for all or any part of the moneys hereby secured.

        14.03 Each and every right, power and remedy given herein or in the Credit Agreement or in the other Credit Documents to the Collateral
Agent shall be cumulative and shall be in addition to every other right, power and remedy of the Collateral Agent now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the


Collateral Agent of any security or of any payment of or on account of any of the amounts due from the Assignor to the Collateral Agent and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.


        SECTION 15.  WAIVER; AMENDMENT.

        None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the consent of either the Required Banks (as defined in the Credit Agreement) or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks).


        SECTION 16.  SECURED CREDITOR ACKNOWLEDGMENT.

        By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 12 of the Credit Agreement.



        IN WITNESS WHEREOF, the Assignor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


ADDRESS:                              ENSCO OFFSHORE U.K. LIMITED

1445 Ross Avenue
Suite 2700
Dallas, Texas  77202-2792             By________________________________
Attention:  Chief Financial Officer     Title:
Tel: (214) 922-1500
Fax: (214) 855-0080


11 West 42nd Street                   CHRISTIANIA BANK OG KREDITKASSE,
New York, New York  10036             NEW YORK BRANCH, as Collateral Agent
Attention: Hans Chr. Kjelsrud
Tel: (212) 827-4814
Fax: (212) 827-4888
                                      By________________________________
                                        Title:


                                      By________________________________
                                        Title:




                                                             EXHIBIT 1
                                                                 to
                                                        Security Agreement
                                                        ------------------



                            NOTICE OF ASSIGNMENT


TO:

TAKE NOTICE THAT:

    By a Security Agreement, dated the __ day of February, 1997 made by us to Christiania Bank og Kreditkasse, as agent (the "Assignee"), and relating to the Bahamian flag vessel ________ (the "Rig"), we have assigned to the Assignee as from the date hereof all our right, title and interest in and to any moneys whatsoever payable to us under that certain [Charter Contract] dated as of ________, ____ as at any time amended (the "Contract") between yourselves and the undersigned concerning the Rig, as the Contract may at any time be amended or supplemented, and all other rights and benefits whatsoever accruing to us which arise or may arise from the operation of the Rig under the Contract including (but without prejudice to the generality of the foregoing) all claims for damages for any breach of the Contract by you.

DATED THIS ___ day of ___________, ____.



                                      [                   ]



                                      By ___________________
                                        Its:




                                                             EXHIBIT 2
                                                                 to
                                                        Security Agreement
                                                        ------------------



                           CONSENT AND AGREEMENT


The undersigned, [                ],  a party to the Contract to which the
Notice of Assignment delivered pursuant to the foregoing Security Agreement refers (terms defined in the Security Agreement are used herein with the same meaning), in consideration of the sum of one dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, paid by Christiania Bank og Kreditkasse, as agent (the "Assignee"), the receipt of which is hereby acknowledged, hereby acknowledges notice of and consents and agrees to the foregoing collateral assignment of earnings and to all of the terms thereof and agrees that:
(1) it will make payment directly to the account advised by the Assignee, of all moneys due and to become due from it under the Contract until receipt of written notice from the Assignee that all obligations to the Banks secured by said Security Agreement have been paid in full; and (2) any such payment shall be final and the undersigned will not seek to recover from the Assignee for any reason whatsoever any moneys paid by the undersigned to the Assignee by virtue of the foregoing Security Agreement and this Consent and Agreement but this shall not prevent the set off or credit against or deduction from any moneys payable to the Assignee by virtue of said Security Agreement of amounts owing to the undersigned by the Assignor under the Contract.

[           ], as charterer,  confirms and agrees that the Contract is  in full force and effect and is enforceable in accordance with its terms and the Assignor is not in default thereunder.

This Consent and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law.

Dated: ___________, ____


                                      [                ]


                                      By _________________




                                                              ANNEX I
                                                                 to
                                                        Security Agreement
                                                        ------------------




                             NOTICE OF ASSIGNMENT


    _____________________________________  (the "Owner"), the owner of the
Bahamian flag offshore drilling rig _____________ (the "Rig"), HEREBY GIVES NOTICE that by a Security Agreement dated February __, 1997 and made between the Owner and Christiania Bank og Kreditkasse, New York Branch, as Collateral Agent (the "Assignee") for itself and certain other Banks, the Owner assigned to the Assignee all of the Owner's right, title and interest in and to all insurances and the benefit of all insurances now or hereafter taken out in respect of the Rig. This Notice of Assignment and loss payable clauses substantially similar to those set forth below are to be indorsed on all policies and certificates of entry evidencing such insurance.

                                      [OWNER]



                                      BY_________________________
                                        Its:

Loss Payable Clauses:
--------------------
    All amounts of whatsoever nature payable under any insurance shall be payable to the Security Trustee for distribution first to itself, the Secured Creditors, the Co-Agents and thereafter to the Owner or others as their interests may appear. Nevertheless, until otherwise required by the Security Trustee by notice to the underwriters, (i) amounts payable under any insurance on the Rigs with respect to the protection and indemnity risks shall be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Rigs involving any damage to any Rigs not constituting an actual or constructive total loss, shall be paid by the underwriters directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges shall be paid to the Owner as reimbursement therefore, PROVIDED, no amounts in excess of US$2,000,000 shall be paid from any insurances without the prior written consent of the Security Trustee.

    In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of any Rig, all insurance payments therefor shall be paid to the Security Trustee and applied to reduce the Total Commitment in accordance with and subject to the terms of Section 3.03(c) and/or (d) of the Credit Agreement. The Owner shall not declare


or agree with underwriters that any Rig is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Security Trustee.

    In the event of an actual constructive total loss of any Rig, the Security Trustee shall retain out of the insurance payments received on account of such loss and held by the Security Trustee in accordance with the Credit Agreement, any sum or sums that shall be or become owing to the Security Trustee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Security Trustee, and pay the balance to the Banks for application pursuant to and subject to Section 3.03(c) and/or (d) of the Credit Agreement.

                                                              ANNEX II
                                                                 to
                                                        Security Agreement
                                                        ------------------



                          CONSENT AND AGREEMENT


The undersigned, [                ],  a party to the Contract to which the
Notice of Assignment delivered pursuant to the foregoing Security Agreement refers (terms defined in the Security Agreement are used herein with the same meaning), hereby acknowledges notice of and consents and agrees to the foregoing collateral assignment of insurance and to all of the terms thereof and agrees that it will, subject to the loss payable clauses make payment directly to the account advised by Christiania Bank og Kreditkasse, New York Branch (the "Assignee"), of all moneys due and to become due from it under the Contract until receipt of written notice from the Assignee that all obligations to the Banks secured by said Security Agreement have been paid in full.

This Consent and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law.

Dated: _______________, ____

                                      [                ]


                                      By _____________________



                                                               EXHIBIT G-3
                                                               -----------




                     FORM OF BORROWER C AND SUBSIDIARY
                       GUARANTOR SECURITY AGREEMENT
                     ---------------------------------


        SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of February 27, 1997, among Dual Holding Company ("Borrower C"), ENSCO Offshore Company II (the "Subsidiary Guarantor" and, together with Borrower C, the "Assignors") and Christiania Bank og Kreditkasse, New York Branch, as Collateral Agent (the "Collateral Agent"), for the benefit of the Banks, the Letter of Credit Issuer, and the Administrative Agent under, and as defined in, the Credit Agreement hereinafter referred to (such Banks, Letter of Credit Issuer and Administrative Agent are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                           W I T N E S S E T H :


        WHEREAS, ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Borrower C, the lending institutions from time to time party thereto, Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee have entered into a Credit Agreement, dated as of February 27, 1997 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for, among other things, the making of Tranche C Loans and the issuance of, and participation in, Tranche C Letters of Credit as contemplated therein;

        WHEREAS,  the  Subsidiary Guarantor  has  executed  the Subsidiary
Guaranty  and  thereby  unconditionally  guaranteed  the  obligations   of
Borrower C under the Credit agreement and the other Credit Documents.

        WHEREAS, the Subsidiary Guarantor, a Delaware corporation, is the sole owner of the Liberian registered offshore drilling rigs ENSCO 50 (f/k/a Dual 38) (official no. 9383), ENSCO 51 (f/k/a Dual 41) (official no. 9384), ENSCO 53 (f/k/a Dual 88) (official no. 10260) and ENSCO 54 (f/k/a Dual 89) (official no. 10159) (all of the aforementioned vessels being herein collectively referred to as the "Rigs");

        WHEREAS, Borrower C desires to incur Tranche C Loans and to have Tranche C Letters of Credit issued for its account under the Credit Agreement;

        WHEREAS, it is a  condition precedent to  the making of Tranche  C
Loans  and the issuance  of Tranche C  Letters of Credit  under the Credit


Agreement and to the occurrence of the Effective Date that the Assignors shall have executed and delivered to the Collateral Agent this Agreement; and

        WHEREAS, the Subsidiary Guarantor will obtain benefits from the incurrence of Tranche C Loans by Borrower C and the issuance of Tranche C Letters of Credit under the Credit Agreement and, along with Borrower C, desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

        NOW, THEREFORE, in consideration of the benefits accruing to the Assignors, the receipt and sufficiency of which are hereby acknowledged, the Assignors hereby make the following representations and warranties to the Collateral Agent and hereby covenant and agree with the Collateral Agent as follows:


        SECTION 1.  OBLIGATIONS SECURED.

        1.01 Obligations Secured. The Agreement is made for the benefit of the Secured Creditors to secure, in the case of Borrower C, each of the following, and in the case of the Subsidiary Guarantor, the Subsidiary Guarantor's guaranty of each of the following: (i) the full and prompt payment when due of (x) the principal of and interest on the
Tranche C Notes issued, and Tranche C Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Tranche C Letters of Credit issued under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of Borrower C to the Secured Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by Borrower C with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;
(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Borrower C referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Collateral Agent of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees of counsel to the Collateral Agent and court costs; and (iv) all reasonable amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.


        SECTION 2.  ASSIGNMENT OF EARNINGS.


        2.01 The Subsidiary Guarantor, as legal and beneficial owner, and Borrower C hereby assign, transfer and set over unto the Collateral Agent for the benefit of the Secured Creditors and their successors and assigns, and hereby grant the Collateral Agent a security interest in, all of their right, title and interest in and to: (i) all day rate payments, freights, charter hire and any other moneys earned and to be earned, due or to become due or paid or payable to, or for the account of the Assignors, of whatsoever nature, arising out of any charter parties, drilling contracts or as a result of the ownership, chartering and other operations of any kind whatsoever by the Assignors or their agents of the Rigs, (ii) all moneys and claims for moneys due and to become due to the Assignors and all claims for damages arising out of the breach of any and all present or future drilling contracts, charter parties, and operations of every kind whatsoever of the Rigs and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignors, their successors, or assigns, arising out of or in any way connected with any and all present and future requisitions, drilling contracts, charter parties, and other operations of the Rigs of any kind whatsoever, (iii) all moneys and claims for moneys due and to become due to the Assignors, and all claims for damages in respect of the actual or constructive total loss of or requisition or use of or title to any of the Rigs subject to Section 3.03(c) of the Credit Agreement and (iv) any proceeds of any of the foregoing (collectively, the "Earnings Collateral").

        2.02   Subject  to  the  provisions   of  Section  2.03   of  this
Agreement, the Collateral Agent's security interest in all accounts receivable included in, or representing proceeds of, the Earnings Collateral shall automatically be and be deemed released, without the need for any action on the part of the Collateral Agent, from time to time as such accounts receivable arise or are created, or as funds representing payments of such Collateral (or part thereof) are collected by the Assignors.

        2.03   Upon the  occurrence of  an Event  of  Default pursuant  to
Section 9.05 of the Credit Agreement (a "Bankruptcy Default") and without any further act or notice, or upon the giving by the Collateral Agent of a written notice (a "Release Termination Notice") to the Assignors after the occurrence and during the continuance of an Event of Default, the automatic release set forth in Section 2.02 of this Agreement shall terminate.

        2.04 Upon the occurrence of an Event of Default, the Assignors hereby represent, warrant and undertake that:

               (a) notice of this Agreement in the form attached hereto as Exhibit 1 will be promptly delivered to any charterers of the Rigs; and

               (b) each will use its good faith efforts to cause any charterer to execute a Consent and Agreement to this Agreement in the form attached hereto as Exhibit 2 and deliver such Consent and Agreement to the Collateral Agent.

        2.05   Upon the  occurrence of an Event of Default, the Collateral
Agent shall be entitled to receive all payments of Earnings  Collateral of


the Rigs payable to the Assignors and assigned hereby. Such payment shall be made to the account of the Collateral Agent, and the Assignors shall cause all sums so payable to the Assignors and assigned hereby to be paid directly into such account.

        2.06 It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignors shall remain liable under all charters and contracts pertaining to the Rigs to perform the obligations assumed by them thereunder, and the Collateral Agent shall have no obligation or liability of any nature whatsoever under any such charter or contract by reason of, or arising out of, this Agreement, nor shall the Collateral Agent be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignors under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

        2.07 The Assignors shall promptly notify the Collateral Agent in writing of the commencement and termination of any period during which any of the Rigs owned by them is requisitioned.

        2.08 Upon the occurrence of an Event of Default, the Collateral Agent has the right to give notice of this Agreement to all account debtors.

        2.09 The Collateral Agent shall not be required to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.


        SECTION 3.  ASSIGNMENT OF INSURANCE

        3.01 The Assignors hereby sell, assign, transfer, set over and grant a security interest unto the Collateral Agent as collateral security for the Obligations, in and to the following (all of the following, collectively, the "Insurance Collateral" and, together with the Earnings Collateral, the "Collateral"): (i) all policies and contracts of insurances in respect of the Rigs whether now or hereafter to be effected and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to be come due under said insurances or in respect of said insurances, (iii) all other rights of the Assignors under or in respect of said insurances and (iv) any proceeds of any of the foregoing.

        3.02 It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignors shall remain liable under said insurances to perform all of the obligations assumed by them thereunder and the Collateral Agent shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the


payment of premiums, calls or assessments) under said insurances by reason of or arising out of this instrument of assignment nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any obligations of the Assignors under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which or may have been assigned to it or to which it may be entitled hereunder at any time or times.

        3.03 The Assignors hereby covenant and agree to deliver notice of this Assignment, in the form of Annex I hereto, to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby, the Assignors shall each use its good faith efforts to obtain such consent in the form of Annex II hereto, and evidence thereof shall be given to the Collateral Agent, and there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to additional named assured or loss payees as the Collateral Agent may reasonably request. In all cases, unless otherwise agreed in writing by the Collateral Agent, such slips, cover notes, notices, certificates of entry or other instruments shall show the Collateral Agent as additional named assured and shall provide that there will be no recourse against the Collateral Agent for payment of premiums, calls or assessments.

        3.04 In the event that the Insurance Collateral or any portion thereof is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or by the proviso contained in the definition of "Collateral Disposition" in the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks, to the extent required by Section 12.12 of the Credit Agreement), the Collateral Agent, at the request and expense of the Assignors, will duly assign, transfer and deliver to the Assignors (without recourse and without any representation or warranty) such of the Insurance Collateral (and releases therefor) as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. At any time the Assignors desire that the Insurance Collateral or a portion thereof be released as provided in this section, the Assignors shall deliver to the Collateral Agent a certificate signed by an Authorized Officer (as defined in the Credit Agreement) stating that the release of the Insurance Collateral or portion thereof is permitted pursuant to this section.

        3.05 The Assignors hereby authorize the Collateral Agent to execute and file Financing Statements (Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.


        SECTION 4.  FURTHER ASSURANCES.

        The  Assignors will, at any time  and from time to  time, at their
own  expense,  promptly  execute  and  deliver  all  further   agreements,
instruments and other documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to perfect and protect the security interest purported to be created hereby


or otherwise to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.


        SECTION 5.  TRANSFERS AND OTHER LIENS.

        The Assignors will not, without the written consent of the Collateral Agent, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any interest in the Collateral (other than as expressly permitted under this Agreement and the other Credit Documents) or (ii) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Collateral except for Permitted Liens and the security interest purported to be created hereby.


        SECTION 6.  ATTORNEY-IN-FACT.

        The Assignors hereby appoint the Collateral Agent as the Assignor's attorney-in-fact, with full authority only after the occurrence of and during the continuance of an Event of Default, in the place and stead of the Assignors and in the name of the Assignors or otherwise, from time to time in the Collateral Agent's discretion to execute any instrument and to take any other action which the Collateral Agent may in good faith reasonably deem necessary or advisable to accomplish the purposes of this Agreement or to facilitate the assignment or other transfer by the Collateral Agent of any or all of its rights hereunder, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Assignors and representing any interest payment or other distribution in respect of the Collateral and to give full discharge for the same and (ii) to execute and deliver any and all instruments and other documents that the Collateral Agent may request in connection with the exercise by the Collateral Agent of any or all of its rights hereunder. Such appointment of the Collateral Agent as attorney-in-fact is irrevocable and coupled with an interest.


        SECTION 7.  PERFORMANCE BY THE COLLATERAL AGENT.

        If the Assignors fail to perform any agreement or obligation contained herein, the Collateral Agent itself may perform or cause performance of such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable to the Collateral Agent by the Assignors.


        SECTION 8.  RESPONSIBILITY OF THE COLLATERAL AGENT.

        Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve  rights pertaining thereto and shall be  relieved of all responsibility for the Collateral upon surrendering it or tendering surrender of it to the Assignors.  The Collateral Agent shall
be  deemed  to  have   exercised  reasonable  care  in  the   custody  and
preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent
accords  its own  property.    Without  limiting  the  generality  of  the
foregoing,  neither  the  Collateral  Agent  nor  any  of  its  directors,


officers, agents or employees shall be liable (i) for any failure to invest or reinvest any cash in accordance herewith in the absence of its or their own gross negligence or willful misconduct or for any losses incurred by reason of investments made by the Collateral Agent pursuant to
Section 2.03 or (ii) for any action taken or omitted to be taken by the Collateral Agent (x) in good faith in accordance with the advice of counsel with respect to any question as to the construction of any provision hereof or any action to be taken by the Collateral Agent hereunder or (y) in accordance with any instructions or other notice which the Collateral Agent believes in good faith to be properly given by the Assignors hereunder. This Section 8 shall have no application to Christiania Bank og Kreditkasse except in its capacity as Collateral Agent.


        SECTION 9.  APPLICATION OF PROCEEDS.

        (a) Subject to the applicability of Section 10 of the Liberian Fleet Mortgage and the provisions of Section 3.03(c) of the Credit Agreement, all moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral, together with all other moneys received by the Collateral Agent hereunder or under any of the other Security Documents, shall be applied as follows:

              (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (ii) and (iii) of
    Section 1.01;

             (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 9(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

            (iii)    third,   to  the  extent  moneys   remain  after  the
    application pursuant to the preceding clauses (i) and (ii), and following the termination of this Agreement pursuant to Section 12, any surplus then remaining shall be paid to the Assignors, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation).

        (b) For purposes of this Agreement "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Collateral Agent shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to rely upon the amounts stated therein in making such distributions.


        (c) All payments required to be made to Secured Creditors hereunder shall be made to the Collateral Agent for the account of the Secured Creditors.

        (d) For purposes of applying payments received in accordance with this Section 9, the Collateral Agent shall be entitled to rely upon
(i) the Administrative Agent under the Credit Agreement and (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Agreement shall be obligated to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.


        SECTION  10.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS OF  THE
ASSIGNORS.

        10.01 The Assignors hereby represent and warrant that they have not assigned or pledged, and hereby covenant that, without the prior written consent thereof of the Collateral Agent, so long as this Agreement shall remain in effect, they will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Collateral Agent, its successors or assigns, and that they will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Collateral or this Agreement, or of any of the rights created in the Collateral by this Agreement.

        10.02 As of the Restatement Effective Date, this Agreement creates a valid and enforceable perfected security interest in and Lien on all of the Collateral in favor of the Collateral Agent for the benefit of the Banks, and no filings or recordings are required to perfect such security interest except for filings or recordings required in connection with this Agreement which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery of this Agreement.


        SECTION 11.  INDEMNITY.

        11.01 The Assignor hereby covenants with the Assignee for the benefit of the Collateral Agent and the Banks that it will pay to the Assignee on demand all moneys whatsoever which the Assignee or the Collateral Agent or the Banks shall or may reasonably expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Agreement or in or about the exercise by the Assignee or the Collateral Agent and the Banks of any of the powers vested in it or them under the Mortgages or hereunder together with interest thereon at the rate provided for in Section 1.08 of the Credit Agreement from the date when such moneys were expended by the Assignee or such Bank until the date of actual receipt, whether before or after any relevant judgment.


        11.02 Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignors contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Tranche C Notes issued under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof.


        SECTION 12.  TERMINATION; RELEASE; PARTIAL RELEASE.

        (a) On the date on which the Credit Agreement and all Tranche C Letters of Credit shall have been terminated, when no Tranche C Note remains outstanding and all Obligations shall have been irrevocably paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Assignors, will execute and deliver to the Assignors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignors (without recourse and without any representation or warranty) such of the Collateral as may remain in the possession of the Collateral Agent together with any moneys at the time held by the Collateral Agent hereunder.


        SECTION 13.  NOTICES, ETC.

        Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be delivered and become effective in accordance with Section 12.03 of the Credit Agreement.


        SECTION 14.  MISCELLANEOUS.

        14.01 This Agreement shall be binding upon the Assignors and its successors and assigns (although the Assignors may not assign its rights or obligations under this Agreement) and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This Agreement shall become effective on the date on which each of the parties shall have executed and delivered a copy hereof. In the event that any provision of this Agreement shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Agreement, or the validity of this Agreement as a whole. In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Agreement is rendered either wholly or partly defective, the Assignors shall furnish the Collateral Agent with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Agreement.


        14.02 It is declared and agreed that the security created by this Agreement shall be held by the Collateral Agent as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignors under the Credit Agreement and the other Credit Documents and that the security so created shall not be satisfied by all intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Collateral Agent for all or any part of the moneys hereby secured.

        14.03 Each and every right, power and remedy given herein or in the Credit Agreement or in the other Credit Documents to the Collateral Agent shall be cumulative and shall be in addition to every other right, power and remedy of the Collateral Agent now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Assignors shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Collateral Agent of any security or of any payment of or on account of any of the amounts due from the Assignors to the Collateral Agent and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.


        SECTION 15.  WAIVER; AMENDMENT.

        None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignors and the Collateral Agent (with the consent of either the Required Banks (as defined in the Credit Agreement) or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks).


        SECTION 16.  SECURED CREDITOR ACKNOWLEDGMENT.

        By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 12 of the Credit Agreement.



        IN WITNESS WHEREOF, the Assignors and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


ADDRESS:                              DUAL HOLDING COMPANY

1445 Ross Avenue
Suite 2700
Dallas, Texas  77202-2792             By________________________________
Attention:  Chief Financial Officer     Title:
Tel: (214) 922-1500
Fax: (214) 855-0080


                                      ENSCO OFFSHORE COMPANY II



                                      By________________________________
                                         Title:



11 West 42nd Street                   CHRISTIANIA BANK OG KREDITKASSE,
New York, New York  10036             NEW YORK BRANCH, as Collateral Agent
Attention: Hans Chr. Kjelsrud
Tel: (212) 827-4814
Fax: (212) 827-4888
                                      By________________________________
                                        Title:


                                      By________________________________
                                        Title:



                                                             EXHIBIT 1
                                                                to
                                                        Security Agreement
                                                        ------------------




                            NOTICE OF ASSIGNMENT


TO:

TAKE NOTICE THAT:

    By a Security Agreement, dated the __ day of February, 1997 made by us to Christiania Bank og Kreditkasse, as agent (the "Assignee"), and relating to the Liberian flag vessel ________ (the "Rig"), we have assigned to the Assignee as from the date hereof all our right, title and interest in and to any moneys whatsoever payable to us under that certain [Charter Contract] dated as of ________, ____ as at any time amended (the "Contract") between yourselves and the undersigned concerning the Rig, as the Contract may at any time be amended or supplemented, and all other rights and benefits whatsoever accruing to us which arise or may arise from the operation of the Rig under the Contract including (but without prejudice to the generality of the foregoing) all claims for damages for any breach of the Contract by you.

DATED THIS ____ day of ___________, ____.


                                      [                   ]


                                      By ___________________
                                        Its:



                                                            EXHIBIT 2
                                                               to
                                                       Security Agreement
                                                       ------------------



                           CONSENT AND AGREEMENT


The undersigned, [                ],  a party to the Contract to which the
Notice of Assignment delivered pursuant to the foregoing Security Agreement refers (terms defined in the Security Agreement are used herein with the same meaning), in consideration of the sum of one dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, paid by Christiania Bank og Kreditkasse, as agent (the "Assignee"), the receipt of which is hereby acknowledged, hereby acknowl-edges notice of and consents and agrees to the foregoing collateral assignment of earnings and to all of the terms thereof and agrees that:
(1) it will make payment directly to the account advised by the Assignee, of all moneys due and to become due from it under the Contract until receipt of written notice from the Assignee that all obligations to the Banks secured by said Security Agreement have been paid in full; and (2) any such payment shall be final and the undersigned will not seek to recover from the Assignee for any reason whatsoever any moneys paid by the undersigned to the Assignee by virtue of the foregoing Security Agreement and this Consent and Agreement but this shall not prevent the set off or credit against or deduction from any moneys payable to the Assignee by virtue of said Security Agreement of amounts owing to the undersigned by the Assignors under the Contract.

[           ], as charterer,  confirms and agrees that the Contract is  in full force and effect and is enforceable in accordance with its terms and the Assignor is not in default thereunder.

This Consent and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law.

Dated: ______________, ____


                                      [                ]


                                      By _________________



                                                              ANNEX I
                                                                 to
                                                        Security Agreement
                                                        ------------------





                            NOTICE OF ASSIGNMENT


    ________________________________________ (the "Owner"),  the owner  of the Liberian flag offshore drilling rig _____________ (the "Rig"), HEREBY GIVES NOTICE that by a Security Agreement dated February __, 1997 and made between the Owner and Christiania Bank og Kreditkasse, New York Branch, as Collateral Agent (the "Assignee") for itself and certain other Banks, the Owner assigned to the Assignee all of the Owner's right, title and interest in and to all insurances and the benefit of all insurances now or hereafter taken out in respect of the Rig. This Notice of Assignment and loss payable clauses substantially similar to those set forth below are to be indorsed on all policies and certificates of entry evidencing such insurance.


                                      [OWNER]

                                      By_________________________
                                        Its:


Loss Payable Clauses:
--------------------
    All amounts of whatsoever nature payable under any insurance shall be payable to the Security Trustee for distribution first to itself, the Secured Creditors, the Co-Agents and thereafter to the Owner or others as their interests may appear. Nevertheless, until otherwise required by the Security Trustee by notice to the underwriters, (i) amounts payable under any insurance on the Rigs with respect to the protection and indemnity risks shall be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Rigs involving any damage to any Rigs not constituting an actual or constructive total loss, shall be paid by the underwriters directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges shall be paid to the Owner as reimbursement therefore, PROVIDED, no amounts in excess of US$2,000,000 shall be paid from any insurances without the prior written consent of the Security Trustee.

    In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of any Rig, all insurance payments therefor shall be paid to the Security Trustee and applied to reduce the Total Commitment in accordance with and subject to the terms of Section 3.03(c) and/or (d) of the Credit Agreement. The Owner shall not declare


or agree with underwriters that any Rig is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Security Trustee.

    In the event of an actual constructive total loss of any Rig, the Security Trustee shall retain out of the insurance payments received on account of such loss and held by the Security Trustee in accordance with the Credit Agreement, any sum or sums that shall be or become owing to the Security Trustee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Security Trustee, and pay the balance to the Banks for application pursuant to and subject to Section 3.03(c) and/or (d) of the Credit Agreement.


                                                              ANNEX II
                                                                 to
                                                        Security Agreement
                                                        ------------------



                           CONSENT AND AGREEMENT


The undersigned, [                ],  a party to the Contract to which the
Notice of Assignment delivered pursuant to the foregoing Security Agreement refers (terms defined in the Security Agreement are used herein with the same meaning), hereby acknowledges notice of and consents and agrees to the foregoing collateral assignment of insurance and to all of the terms thereof and agrees that it, subject to the loss payable clauses will make payment directly to the account advised by Christiania Bank og Kreditkasse, New York Branch (the "Assignee"), of all moneys due and to become due from it under the Contract until receipt of written notice from the Assignee that all obligations to the Banks secured by said Security Agreement have been paid in full.

This Consent and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law.

Dated: _______________, ____

                                      [                ]


                                      By ______________________



                                                             EXHIBIT H-1
                                                             -----------




                      FIRST PREFERRED FLEET MORTGAGE




                         Dated February ___, 1997





                          ENSCO OFFSHORE COMPANY



                              - in favor of -



                      CHRISTIANIA BANK OG KREDITKASSE,
                              NEW YORK BRANCH,
                            as Security Trustee


                                  ENSCO 68
                                  ENSCO 81
                                  ENSCO 82
                                  ENSCO 83
                                  ENSCO 84
                                  ENSCO 86
                                  ENSCO 87
                                  ENSCO 88
                                  ENSCO 89
                                  ENSCO 90
                                  ENSCO 93
                                  ENSCO 94
                                  ENSCO 95
                                  ENSCO 98
                                  ENSCO 99


                                   INDEX
                                   -----

CLAUSE   SUBJECT MATTER                                            PAGE
------   --------------                                            ----

   1.    DEFINITIONS AND INTERPRETATION   . . . . . . . . . . . .    3

   2.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .    7

   3.    MORTGAGE . . . . . . . . . . . . . . . . . . . . . . . .    8

   4.    PAYMENT COVENANTS  . . . . . . . . . . . . . . . . . . .    9

   5.    PRESERVATION OF SECURITY . . . . . . . . . . . . . . . .    9

   6.    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . .   11

   7.    RIG COVENANTS  . . . . . . . . . . . . . . . . . . . . .   15

   8.    PROTECTION OF SECURITY . . . . . . . . . . . . . . . . .   18

   9.    ENFORCEABILITY AND SECURITY TRUSTEE'S POWERS . . . . . .   19

  10.    APPLICATION OF MONEYS  . . . . . . . . . . . . . . . . .   21

  11.    FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . .   22

  12.    POWER OF ATTORNEY  . . . . . . . . . . . . . . . . . . .   23

  13.    INDEMNITIES  . . . . . . . . . . . . . . . . . . . . . .   23

  14.    RIGHTS OF OWNER  . . . . . . . . . . . . . . . . . . . .   24

  15.    COMMUNICATIONS . . . . . . . . . . . . . . . . . . . . .   25

  16.    ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . . . .   25

  17.    TOTAL AMOUNT, ETC. . . . . . . . . . . . . . . . . . . .   25

  18.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .   25

  19.    JURISDICTION AND GOVERNING LAW . . . . . . . . . . . . .   26

  ACKNOWLEDGEMENT OF MORTGAGE

  EXHIBIT 1   FORM OF CREDIT AGREEMENT

  EXHIBIT 2   FORM OF MASTER AGREEMENT


THIS FIRST PREFERRED FLEET MORTGAGE (this "Mortgage") is made on the ______ day of February, 1997

BY
--
(1) ENSCO OFFSHORE COMPANY, a Delaware corporation having its principal offices at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202 (the "Owner"),

IN FAVOR OF
-----------
(2) CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, a Norwegian banking corporation having its office at 11 West 42nd Street, New York, New York, as security trustee for the Banks (as hereinafter defined) and as mortgagee (the "Security Trustee")

WHEREAS
-------
(A) The Owner is the sole owner of the whole of the following U.S. flag drilling rigs (the "Rigs"):

      Name        Official No.
      ----        ------------
      ENSCO 68    574668
      ENSCO 81    606512
      ENSCO 82    602912
      ENSCO 83    605536
      ENSCO 84    637544
      ENSCO 86    643110
      ENSCO 87    648969
      ENSCO 88    645637
      ENSCO 89    652440
      ENSCO 90    647859
      ENSCO 93    651385
      ENSCO 94    638685
      ENSCO 95    642112
      ENSCO 98    589096
      ENSCO 99    682070

      which Rigs have been duly registered in the name of the Owner in accordance with the laws of the United States of America with a home port at New Orleans, LA.

(B) By a Credit Facility Agreement dated as of December 15, 1993, Amended and Restated as of September 27, 1995, further amended by Amendment No. 1 dated June 13, 1996, and further Amended and
      Restated   as  of  February  27,  1997   (as  modified,  amended  or
      supplemented from time to time, the "Credit Agreement") among (i) the Owner, ENSCO Offshore U.K. Ltd. and Dual Holding Company, as borrowers (collectively, the "Borrowers"); (ii) the Owner, ENSCO Delaware, Inc. ("Parent") and ENSCO International Incorporated ("Holdings"), as guarantors (the "Guarantors"); (iii) the financial institutions party thereto (the "Banks"); (iv) Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents (the "Co-Agents"); and (v) the Security
      Trustee, as administrative agent, letter of credit issuer and security trustee (in such capacity, the "Administrative Agent") (the


      form of which Credit Agreement together with Exhibit B-1 through B-3 thereto but without the remaining attachments is attached hereto as
      Exhibit 1), it was agreed among other things that the Banks would make available to the Borrowers upon the terms and conditions therein described a senior secured revolving credit facility (the "Facility") in an aggregate amount at any time outstanding of Two Hundred Million United States Dollars (US$200,000,000), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein.

(C) The obligations of the Borrowers with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents, including the promissory notes of the Borrowers payable to the order of the respective Banks (each a "Note" and collectively the "Notes") (the form of which are attached as Exhibit B-1 through B-3 to the Credit Agreement).

(D) By separate Master Agreements (on the 1992 ISDA Master Agreement Multicurrency-crossborder form) made or to be made between Holdings and one or more of the Co-Agents (the form of which Master Agreements and the Schedule thereto is attached hereto as Exhibit 2) Holdings has entered or will enter into certain Transactions (as such term is defined in the Master Agreements) pursuant to separate Confirmations (as such terms are defined in the Master Agreements) providing for, among other things, the payments of certain amounts by Holdings to the respective Co-Agents. The Master Agreements, all Transactions from time to time entered into or Confirmations exchanged under the Master Agreement and any amending, supplemental or replacement agreement, are hereinafter called the "Master Agreements".

(E) This Mortgage is made for the benefit of the Security Trustee to secure (i) the full and prompt payment when due of (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement and (y) all other obligations and indebtedness
      (including  without  limitation,   indemnities,  Fees  and  interest
      thereon) of the Borrowers to the Secured Creditors (as hereinafter defined), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage and the due performance and compliance by the Owner with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage; (ii) any and all sums advanced by the Security Trustee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event
      of  any  proceeding   for  the  collection  or  enforcement  of  any
      indebtedness, obligations, or liabilities of the Borrowers referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Security Trustee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or foreclosing on the Collateral, or of any exercise by the Security Trustee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Security Trustee and court costs; (iv) all amounts paid by any Indemnitee as


      to which such Indemnitee has the right to reimbursement under Clause 13 of this Mortgage (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"); and (v) all obligations of Holdings under the Master Agreements (the "Master Agreement Liabilities"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage.

(F) This First Preferred Fleet Mortgage is entered into by the Owner in consideration of the Banks agreeing, at the request of the Owner and the other Borrowers, to make the Facility available to the Borrowers under the terms of the Credit Agreement and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency of which the Owner hereby acknowledges).

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED
----------------------------------------------------
1.    DEFINITIONS AND INTERPRETATION
      ------------------------------
1.01  In  this  Mortgage  unless  the  context  otherwise  requires,   the
      following expressions shall have the following meanings:

      "Administrative Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Bank" means any lender listed from time to time on Annex I to the Credit Agreement (collectively, the "Banks");

      "Collateral" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Credit Agreement" means the Credit Facility Agreement dated as of December 15, 1993, Amended and Restated as of September 27, 1995, further amended by Amendment No. 1 dated June 13, 1996 and further Amended and Restated as of February 27, 1997, among the Borrowers, the Guarantors, the Banks, the Co-Agents and the Administrative Agent first referred to in Recital (B) hereto, as modified, amended or supplemented from time to time;

      "Credit Documents" shall have the meaning for such term as set forth in the Credit Agreement;

      "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Loans and the Unpaid Drawings, together with interest, fees and all other obligations are paid in full;

      "Default Rate" shall mean the rate of interest calculated in accordance with Section 1.08(c) of the Credit Agreement;

      "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;


      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;

      "Environmental Incident" means (i) any release of Hazardous Material from any of the Rigs, (ii) any incident in which Hazardous Material is released from a vessel other than any of the Rigs and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner is actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Hazardous Material is released from a vessel other than any of the Rigs and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

      "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
      Section  1251 ET SEQ.; the  Toxic Substances Control  Act, 15 U.S.C.
      Section 7401 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ. and any applicable state and local or foreign counterparts or equivalents;

      "Fees" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other


      equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and
      (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

      "Indemnitee" shall have the meaning set forth in Section 13.01;

      "Insurances" includes all policies and contracts of insurance (which expression includes all entries of each of the Rigs in protection and indemnity associations) which are from time to time taken out or entered into in respect of the Rigs or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Administrative Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

      "Interest Period" shall have the same meaning for such term as set forth in Section 1.09 of the Credit Agreement;

      "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01(a) of the Credit Agreement;

      "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Major Casualty" means any casualty to any of the Rigs in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

      "Master Agreements" shall have the meaning provided in recital (D) hereto;

      "Master Agreement Liabilities" shall have the meaning provided in recital (E) hereto;

      "Note" means each promissory note of the Owner referred to in Recital (C) hereto and in Section 1.05(a) of the Credit Agreement;

      "Obligations" shall have the meaning provided in Recital (E) hereto;

      "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C.
      Section 2701 ET SEQ.), as amended;

      "Other Rigs" means, individually or collectively, each of (i) the jack-up drilling unit ENSCO 50 owned by ENSCO Offshore Company II ("ENSCO II") documented under the laws and flag of the Republic of Liberia with Official Number 9383 of 5,395 gross registered tons and 1,618 net registered tons; (ii) the jack-up drilling unit ENSCO 51 owned by ENSCO II documented under the laws and flag of the Republic of Liberia with Official Number 9384 of 4,089 gross registered tons and 4,089 net registered tons; (iii) the jack-up drilling unit ENSCO


      53 owned by ENSCO II documented under the laws and flag of the Republic of Liberia with Official Number 10260 of 4,976 gross registered tons and 1,244 net registered tons; (iv) the jack-up drilling unit ENSCO 54 owned by ENSCO II documented under the laws and flag of the Republic of Liberia with Official Number 10159 of 5,563 gross registered tons and 1,668 net registered tons; (v) the drilling barge ENSCO 80 owned by ENSCO Offshore U.K. Ltd. ("Offshore") documented under the laws and flag of the Commonwealth of the Bahamas with Official Number 724944 of 7,250 gross registered tons and 7,250 net registered tons; (vi) the drilling barge ENSCO 85 owned by Offshore documented under the laws and flag of the Commonwealth of the Bahamas with Official Number 724945 of 6,751 gross registered tons and 6,751 net registered tons; and (vii) the drilling barge ENSCO 92 owned by Offshore documented under the laws and flag of the Commonwealth of the Bahamas with Official Number 724946 of 6,541 gross registered tons and 6,541 net registered tons;

      "Permitted Liens" shall have the same meaning for such term as set forth in the Credit Agreement.

      "Protection and indemnity risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

      "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of any of the Rigs otherwise than by requisition for hire;

      "Rigs" means the rigs described in Recital (A) hereto and includes any share or interest therein and their respective engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

      "Secured Creditors" shall mean collectively the Security Trustee, the Banks, the Letter of Credit Issuer and the Collateral Agent under and as defined in the Credit Agreement;

      "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

      "Ship Mortgage Act" means the United States Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. Section 31301, ET SEQ.;

      "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;


      "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised Total Loss of any of the Rigs; (b) the requisition for title or other compulsory acquisition or forfeiture of any of the Rigs otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of any of the Rigs by any government or by persons acting or purporting to act on behalf of any government unless the Rig or Rigs be released from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof;

      "United States Dollars" and "US$" means the lawful currency of the United States of America;

      "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

      "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.02 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall have the same meanings when used in this Mortgage.

1.03  In this Mortgage:

      (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Clauses are to clauses of this Mortgage;

      (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

      (c)  references   to   persons    include   bodies   corporate   and
           unincorporated;

      (d) references to assets include property, rights and assets of every description;

      (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

      (f) references to any enactment include re-enactments, amendments and extensions thereof.

2.    REPRESENTATIONS AND WARRANTIES
      ------------------------------
2.01 The Owner hereby represents and warrants to the Security Trustee that:

      (a) the Owner lawfully owns and is lawfully possessed of the Rigs free from any Security Interest (except for Permitted Liens and the lien of this Mortgage), and the Owner warrants that it will


           defend its title and possession in each of the Rigs and every part thereof for the benefit of the Security Trustee against the claims and demands of all persons whomsoever arising as the result of any liens, charges or encumbrances, other than Permitted Liens;

      (b)  the   Owner  is  duly  organized  and  is  now  existing  as  a
           corporation under the laws of the State of Delaware and will remain so during the term of this Mortgage;

      (c) the Owner has full power and authority (i) to register each of the Rigs in its name under United States flag, (ii) to execute and deliver this Mortgage, (iii) to mortgage each of the Rigs as security for the Obligations and (iv) to comply with the provisions of, and perform all its obligations under, this Mortgage;

      (d) the Owner will not cause or permit the Rigs to be operated in any manner contrary to applicable law and the Owner will not engage in any unlawful trade or violate any law or carry any cargo that may expose the Rigs to penalty, forfeiture or capture or otherwise operate the Vessels in any way which might jeopardize the Security Trustee's security in the Rigs. The
           Owner will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rigs under the laws and regulations of the United States of America and will at all times keep the Vessels duly documented thereunder. The Owner is and will at all times remain a citizen of the United States within the meaning of 46 USC Section 12102;

      (e) the Owner has taken all necessary action to authorize the execution and delivery of the Notes, the Credit Agreement and this Mortgage, and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when filed with the United States Coast Guard National Documentation Center in Falling Waters, West Virginia, will create a legal, valid and enforceable first preferred fleet mortgage lien on each of the Rigs; and

      (f) on and after the Restatement Effective Date (as defined in the Credit Agreement), each of the Security Documents creates, as security for the Obligations (in this paragraph 2.01(f), as defined in the Credit Agreement) purported to be secured thereby, a valid and enforceable perfected security interest in and Lien (as defined in the Credit Agreement) on all of the Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by Article 8 or Article 9 of the UCC (as defined in the applicable Security Documents), or the Ship Mortgage Act, and subject to no other Liens (except that the Collateral may be subject to Permitted Liens), in favor of the Collateral Agent (as defined in the Credit


           Agreement) or the Security Trustee, as the case may be, for the benefit of the Banks. No filings or recordings are required in order to perfect the Security Interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of ) the execution and delivery thereof.

2.02 The representations and warranties of the Owner set out in Clause 2.01 shall survive the execution of this Mortgage and shall be deemed to be repeated at the time of the making of each Loan and at the time of the issuance of each Letter of Credit, with respect to the facts and circumstances existing at each such time, as if made at each such time.

3.    MORTGAGE
      --------
3.01 In order to secure the Obligations, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Security Trustee, its successors and assigns, the whole
      (100%) of each of the Rigs TO HAVE AND TO HOLD the same unto the Security Trustee, its successors and assigns upon the terms herein set forth for the enforcement of the Obligations.

      Provided only and the condition of these presents is such that if all of the Obligations secured by this Mortgage have terminated or have been performed in full as and when the same shall become due and payable in accordance with the terms of this Mortgage and the Owner and its successors and assigns shall observe and comply with the covenants, terms and conditions contained in this Mortgage expressed or implied to be performed, all without delay or fraud and according to the true intent and meaning thereof, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect and, in such event, the indenture Security Trustee agrees to execute and record at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage.

      Notwithstanding anything to the contrary herein it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

3.02 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rigs and none of the Secured Creditors shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

3.03 On the date on which the Credit Agreement, all Letters of Credit and the Master Agreement have been terminated, when no Note remains outstanding and all Obligations and Master Agreement Liabilities shall have been irrevocably paid in full, this Mortgage shall terminate, and the Security Trustee at the request and expense of


      the Owner, will execute and deliver to the Owner a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Owner (without recourse and without any representation or warranty) such of each of the Rigs as may remain in the possession of the Security Trustee together with any moneys at the time held by the Security Trustee hereunder.

4.    PAYMENT COVENANTS
      -----------------
4.01  The Owner hereby covenants with the Secured Creditors:

      (a) to pay and indemnify the Secured Creditors for all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Secured Creditors (or in respect of which the Owner agrees in this Mortgage to indemnify any of the Secured Creditors) at the times and in the manner specified in this Mortgage;

      (b) to pay interest on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 4.01(a) as paid by the Secured Creditors from the date on which demand is made by any Secured Creditor as the case may be, for payment by the Owner of the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money incurred by any Secured Creditor for which the Owner is responsible (both before and after any relevant judgment) at the Default Rate; and

      (c) to pay and perform its obligations which may be or become due or owing to any Secured Creditor under this Mortgage and the other Credit Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.

5.    PRESERVATION OF SECURITY
      ------------------------
5.01  It is declared and agreed that:

      (a) the security created by this Mortgage shall be held by the Security Trustee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

      (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

      (c) except as otherwise specifically provided in the Credit Agreement or other Security Documents, the Security Trustee shall not have to wait for the Collateral Agent, the Banks or the Letter of Credit Issuer to enforce any of the other Security Documents before enforcing the security created by this Mortgage;


      (d) no delay or omission on the part of the Security Trustee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Mortgage are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Security Trustee may deem expedient; and

      (e) any waiver by the Security Trustee of any terms of this Mortgage or any consent given by the Security Trustee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.02 Any settlement or discharge under this Mortgage between the Security Trustee and the Owner shall be conditional upon no security or payment to the Secured Creditors or any of them by the Credit Parties (as defined in the Credit Agreement) or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Security Trustee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.03 The rights of the Secured Creditors under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Credit Parties, the Secured Creditors or any other person:

      (a) any time or waiver granted to the Credit Parties or any other person; or

      (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Credit Parties or any other persons; or

      (c)  any   legal   limitation,  disability,   incapacity   or  other
           circumstances relating to the Credit Parties or any other person; or

      (d) any amendment or supplement to the Credit Agreement, any of the other Credit Documents (other than this Mortgage) or any other document or security; or

      (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of any of the Credit Parties or any other person; or


      (f) the unenforceability, invalidity or frustration of any obligations of any of the Credit Parties or any other person under the Credit Agreement, any of the other Credit Documents (other than this Mortgage) or any other document or security.

6.    INSURANCE
      ---------
6.01 The Owner covenants with the Security Trustee throughout the Credit Facility Period that:

      (a) The Owner shall, at its own expense, when and so long as any Obligations remain outstanding, insure the Rigs and keep each of them insured, or cause the Rigs to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, protection and indemnity risks, pollution liability, War Risks (subject to subparagraph (vii) below) and in addition such other risks which would be covered by experienced, prudent, and responsible companies engaged in the offshore contract drilling of hydrocarbons in places and under conditions comparable to those in which the Rigs are employed from time to time and possessing financial and operating characteristics similar to those of the Owner (herein called "Similar Companies"), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Administrative Agent. With respect to hull and machinery/ increased value insurance, including war risk, the Owner shall insure the Rigs and keep each of them insured, or cause the Rigs to be insured, for an amount which is when such amount is aggregated with the amount of such insurance coverage on the Other Rigs, such aggregate amount shall be not less than the greater of (i) 125% of the Total Commitment and (ii) the amount of coverage that would be in the range obtained by Similar Companies on the Rigs and the Other Rigs. Such insurance shall be on the basis of "new for old" with no deduction for depreciation. The Rigs shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies.

           (i)    Full form  marine hull and  machinery insurance  extended
                  to insure against all risks of  loss or damage, including
                  but not limited to the risk of loss from blowout and cratering and against such risks and in such form as are approved by the Security Trustee and are necessary or advisable for the protection of the interest of the Security Trustee and the Shipowner in an amount not less than  the  greater  of  (A),  when  added  to  insurances
                  covering  the   Rigs  and   Other  Rigs,   125%  of   the
                  Commitments or (B) the amount of coverage that would be within the range obtained by Similar Companies on such
                  Rigs and the Other Rigs. The deductible or self-insured retention under the policy shall not exceed US$250,000
                  per  occurrence.    The  policies  shall  be endorsed  to
                  delete the sue and labor  requirements as applied  to the


                  Security Trustee and to provide coverage for collision and earthquake hazards;

           (ii) Full form marine protection and indemnity and comprehensive general liability insurance (including any excess liability insurance), including coverage for contractual liability, pollution liability, contractual and legal wreck removal, crew coverage, excess collision, salvage and general average, care, custody and control coverage. Such protection and indemnity insurance shall be maintained in the broadest forms generally available to similar Companies in the United States, London or Scandinavian markets and shall be in an amount not less than the greater of (A) the range of that carried by similar companies and (B)
                  US$200,000,000. Said policy shall not include a deductible or self-insured retention in excess of US$250,000 per occurrence. Such insurance shall include a cross-liability endorsement;

           (iii) The Owner shall, at all times during which the Rigs are operating within the jurisdiction of the United States of America, maintain insurance or post bond or maintain approved evidence of financial responsibility with respect to the Rigs to cover the actual cost of removal of discharged oil which the Owner or the Rigs may be held strictly liable (or held liable due to negligence of the Owner or any other Person) under the applicable Environmental Laws, or under any other federal or state law which, in the future, may apply to the Rigs or to the Owner; and the Owner shall maintain insurance or post bond or maintain approved evidence of financial responsibility covering similar pollution risks or liabilities incident thereto under any law, regulation or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Owner, the Rigs or its operations;

           (iv) Such workmen's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation and IN REM claims;

           (v) Insurance (with a limit of US$50,000,000 per occurrence) naming the Owner and the Security Trustee assureds and loss  payees,  as  their  interests may  appear,  against
                  Operator's   Extra   Expense  ("O.E.E.")   liability   in
                  connection with operations conducted by the Rigs with respect to Rigs operating under a drilling contract with a financially responsible operator acceptable to the Security Trustee that indemnifies against such O.E.E.
                  arising   out  of  blowout  (above   and  below  ground),
                  cratering,  redrilling/recompletion,  cost  of   control,
                  clean-up, containment seepage, pollution, spillage or leakage in connection with operations conducted by the Rig, in form and substance satisfactory to the Security


                  Trustee, and third party liabilities that may be assumed by a contract which is legally enforceable and in form and substance satisfactory to the Security Trustee. Deductibles or self-insured retentions shall not exceed US$250,000 and shall be for the account of the Owner;

           (vi) Excess seepage, pollution, clean-up and containment liability coverage in the amount of US$50,000,000 in respect of offshore operations in excess of and following the seepage, pollution, clean-up and containment liability coverage recited in subparagraph
                  (v) above.

           (vii)  Subject to  the provisions  of this  subsection, War  and
                  Political Risk insurance naming the Owner and the Security Trustee as assureds and loss payees, which shall be maintained in the broadest forms generally available to Similar Companies in the United States, London or Scandinavian markets, and shall include coverage for War Risk, hull and machinery, War Risk protection and indemnity, confiscation, expropriation, nationalization, deprivation and inability to export. Such insurance shall be in amounts, with deductibles or self-insured retentions not to exceed, the corresponding policies described in subparagraphs (i) and (ii) above. The Shipowner shall obtain and maintain War and Political Risk Insurance for any Rig operating in an area deemed to be hostile by the Owner's underwriters or protection and indemnity club;

          (viii) Upon prior written notice to the Owner, the Security Trustee may obtain mortgagee's interest insurance or breach of warranty endorsement in favor of the Security Trustee with such underwriters and under form of policies approved by the Security Trustee in an amount equal to at least 125% of the Commitments. The Owner shall reimburse the Security Trustee, upon the Security Trustee's written demand, from time to time, the reasonable costs and expenses incurred by the Security Trustee in effecting and maintaining such mortgagee's interest insurance on such terms and in such amounts and with such underwriters as the Security Trustee shall deem appropriate; and

           (ix)   Upon  prior written  notice  to  the Owner,  the Security
                  Trustee   may   obtain  an   Additional  Perils-Pollution
                  endorsement   covering   the  possible   consequences  of
                  pollution   involving   the   Rigs   including,   without
                  limitation, the  risk of  expropriation or  sequestration
                  of  any Rig or the imposition of a lien or encumbrance of
                  any kind  having priority over  this Mortgage.  The Owner
                  shall  reimburse the Security  Trustee, upon the Security
                  Trustee's   written  demand,  from  time   to  time,  the
                  reasonable costs and expenses incurred by the Security Trustee in effecting and maintaining on such terms and
                  in   such  amounts   and  with   such  underwriters  such


                  Additional Perils-Pollution insurance coverage as the Security Trustee shall deem appropriate.

      (b) The Owner will furnish the Security Trustee from time to time on request and, in any event, at least annually, a detailed report signed by a firm of marine insurance brokers or insurance companies acceptable to the Security Trustee with respect to the insurance carried and maintained on each Rig, together with their opinion that the insurance carried is sufficient in that it is customary insurance which an experienced broker would effect in similar circumstances with Similar Companies and that, in the opinion of the brokers, it complies with the provisions of this Section 6.01 and any requirements which the Security Trustee may have notified to the Owner. The Owner will use its best efforts to cause such firm to agree to advise a responsible officer of the Security Trustee in writing promptly of any default in the payment of any premium or call and of any other act or omission on the part of the Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Rig.

      (c) Unless the Security Trustee shall otherwise agree, all insurance for the Rigs shall be placed through independent brokers of recognized standing and with clubs or first class underwriters reasonably acceptable to the Security Trustee and must (i) name the Security Trustee as a named assured (except as to the insurance referred to in Section 6.01(a)(iv) above), but without liability for premiums, calls or assessments, (ii) contain a cancellation clause providing that the insurers undertake not to exercise any right of cancellation which they may have by reason of non-payment of premiums or calls when due without giving thirty (30) days' prior written notice of such cancellation to a responsible officer of the Security Trustee and an opportunity of paying any such unpaid premium or call,
           (iii) if possible, based on the Owner's best efforts, contain a provision that the insurance will not be permitted to lapse, terminate or be materially modified without thirty (30) days' prior written notice being given to a responsible officer of the Security Trustee (except as to the insurance referred to in Section 6.01(a)(ii) and (v) above for which fourteen (14) days' prior written notice shall be required and (iv) contain the agreement of the insurer that any loss thereunder shall be payable to the trustee notwithstanding any action, inaction or breach of representation or warranty by the Owner, except to the extent provided by subsection (d) hereof. The Owner shall not change underwriters or clubs as to any insurance for the Owner without prompt written notice to a responsible officer of the Security Trustee of any such change.

      (d)  All amounts of  whatsoever nature payable  under any  insurance shall be payable to the Security Trustee for distribution first to itself, the Secured Creditors, the Co-Agents and  thereafter
           to  the  Owner  or  others   as  their  interests  may  appear.
           Nevertheless, until otherwise required by the Security Trustee by notice to the underwriters, (i) amounts payable under any insurance on the Rigs with respect to the protection and


           indemnity risks shall be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Rigs involving any damage to any Rigs not constituting an actual or constructive total loss, shall be paid by the underwriters directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges, or irrevocably committed to do so, shall be paid to the Owner as reimbursement therefore, PROVIDED, no amount in excess of an aggregate of US$2,000,000 per incident shall be paid from any insurances without the prior written consent of the Security Trustee.

      (e) In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of any Rig, all insurance payments or compensation therefor shall be paid to the Security Trustee and applied to reduce the Total Commitment in accordance with and subject to the terms of
           Section 3.03(c) and/or (d) of the Credit Agreement. The Owner shall not declare or agree with underwriters that any Rig is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Security Trustee.

      (f) In the event of an actual or constructive total loss of any Rig, the Security Trustee shall retain out of the insurance payments received on account of such loss and held by the Security Trustee in accordance with the Credit Agreement, any sum or sums that shall be or become owing to the Security Trustee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Security Trustee, and pay the balance to the Banks for application pursuant to and subject to Section 3.03(c) and/or
           (d) of the Credit Agreement.

      (g) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.

7.    RIG COVENANTS
      -------------
7.01 The Owner covenants with the Security Trustee that throughout the Credit Facility Period the Owner will:

      (a)  keep the Rigs documented  in its name as United  States vessels
           and   to  do  or  allow   to  be  done   nothing  whereby  such
           documentation may be forfeited or imperilled;

      (b) not without the previous consent in writing of the Security Trustee, which consent shall not be unreasonably withheld, make, or permit to be made, any change in the physical characteristics of any Rig which would, in the reasonable judgment of the Security Trustee, materially interfere with the suitability of such rig for normal commercial offshore drilling operations;


      (c) the Owner will, without cost or expense to the Security Trustee, (i) maintain each Rig and its machinery in such condition and repair as will keep the Rig entitled to the highest classification in the American Bureau of Shipping, or other classification society of like standing approved in writing by the Security Trustee for such vessels, (ii) keep each Rig, its machinery boilers, appurtenances and spare parts in a good state of repair, wear and tear and depreciation excepted, and in efficient operating condition in accordance with good commercial maintenance practices employed in the offshore oil and gas contract drilling industry, (iii) keep each Rig tight, staunch, strong and in all respects seaworthy, in so far as due diligence can make it, (iv) maintain each Rig with full unexpired classification and other required certificates and (v) furnish prior to December 1 of each year to the Security Trustee, a written statement of the classification society that any classification referred to in clause (i) above is in effect. Except as otherwise permitted by the Credit Agreement, each Rig shall, and the Owner covenants that it will, at all times comply with all applicable laws, treaties and conventions of the United States of America, or to which the United States of America is a party, from time to time in effect, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith;

      (d) at all reasonable times afford the Security Trustee or its authorized representatives full and complete access to the Rigs during normal business hours for the purpose of inspecting the Rigs and their cargoes and papers, and the Owner will deliver for inspection copies of such contracts and documents relating to the Rigs, whether on board or not, as the Security Trustee may reasonably request, provided however, that (i) all information not on file with any Governmental Agency obtained by the Security Trustee pursuant to any Credit Document concerning the Owner, the Rigs, the other assets or the financial condition of the Owner and prospects shall be kept confidential by the Security Trustee subject, however, to requests from the Banks, any applicable governmental Agencies and to disclosures of such information to assignees and participants (and potential assignees and participants of which the Banks notify the Security Trustee) pursuant to the Credit Agreement, unless such non-governmental parties shall agree prior thereto to be bound by this Section 6.01(d) and (ii) any inspection of the Rigs, their cargoes and papers shall be subject to the requirements of any operators of the Rigs and any applicable Governmental Agencies. All reasonable expenses incurred by the Security Trustee or its authorized representatives in the exercise of its right of inspection hereunder shall be promptly paid by the Owner;

      (e) not transfer or change the flag or port of documentation of any of the Rigs without the written consent of the Security Trustee first hand and obtained, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect


           to any subsequent proposed transfer or change of flag or port of documentation;

      (f) not sell, bareboat charter, transfer or mortgage any of the Rigs other than to Holdings and its Subsidiaries (as defined in the Credit Agreement), without the written consent of the Security Trustee, which consent shall not be unreasonably withheld. Any such written consent to any one sale, bareboat charter, mortgage or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, bareboat charter, mortgage or transfer. Any such sale, bareboat charter, transfer or mortgage of any Rig shall be subject to the provisions of this Mortgage and the lien thereof, and shall not affect the liabilities of the Owner hereunder;

      (g) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Rigs and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rigs and all other outgoings whatsoever in respect of the Rigs and in the event of arrest of the Rigs pursuant to legal process, or in the event of the detention of any of the Rigs in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rigs, as appropriate, from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

      (h) not employ the Rigs or allow the employment of any of the Rigs in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render any of the Rigs liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rigs or suffer the employment of any of the Rigs in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the War Risks insurers of the Rigs unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Administrative Agent may require;

      (i) notify both the Security Trustee and the Administrative Agent forthwith by telecopy, thereafter confirmed by letter of:

           (i) any casualty to any of the Rigs which is or is likely to be a Major Casualty, and

           (ii) any occurrence in consequence whereof any of the Rigs has become or is, by the passing of time or otherwise, likely to become a Total Loss, and

           (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with within the time provided by


                  such   insurer,   classification  society   or  competent
                  authority, including any extensions granted thereby, and

           (iv) any arrest of any of the Rigs or the exercise or purported exercise of any lien on any of the Rigs or any requisition of any of the Rigs for hire;

      (j) place, and use due diligence to retain, a properly certified copy of this Mortgage on board each of the Rigs with the papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Rigs which might give rise to any lien thereon other than a lien for crew's wages, general average and salvage and to any representative of the Security Trustee on demand and to place and keep prominently displayed in the chart room and in the master's cabin of each of the Rigs a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

                                "NOTICE OF MORTGAGE
                                -------------------
           This Rig is covered by a First Preferred Fleet Mortgage to CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Security Trustee for the Banks defined in the said Mortgage under authority of the United States Ship Mortgage Act, 1920, as amended, recodified as 46 U.S.C. Section 31301 ET SEQ. Under the terms of the said Mortgage neither the Owner nor any charterer nor the master of this Rig nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Rig any lien whatsoever other than for crew's wages, general average and salvage."

      (k) shall not cause or permit the Rigs to be operated in any manner contrary to law, shall not abandon the Rigs in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rigs to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rigs under the laws of the United States and will at all times keep the Rigs duly documented thereunder;

      (l) notify both the Security Trustee and Administrative Agent forthwith by telecopy, thereafter confirmed by letter if a libel be filed against any Rig or if any Rig is otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, tribunal or governmental authority (de jure or de facto), or if any Rig suffers damage in excess of US$500,000, in the case of any such libel or attachment, within thirty (30) days will cause said Rig to be released by posting bond, posting alternative security or other means and all liens thereon to be discharged, and will promptly notify the Security Trustee thereof in the manner aforesaid.


8.    PROTECTION OF SECURITY
      ----------------------

8.01 The Security Trustee shall without prejudice to its other rights and powers under this Mortgage and the other Credit Documents be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Credit Documents (including, without limitation, such action as is referred to in Clause 8.02) and each and every expense, liability, or loss (including, without limitation, legal fees) so incurred by the Secured Creditors in or about the protection or maintenance of the said security together with interest payable thereon under Clause 4.01(b) shall be repayable to it by the Owner on demand.

8.02  Without prejudice to the generality of Clause 8.01:

      (a) if the Owner does not comply with the provisions of Clause 6 or any of them, the Administrative Agent shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain the Insurances in such manner as in its discretion it may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of any correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Administrative Agent may nominate and to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Administrative Agent in its absolute discretion may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor; and

      (b) if the Owner does not comply with the provisions of Clause 7.01(c) the Security Trustee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Rigs as it deems expedient or necessary; and

      (c) if the Owner does not comply with the provisions of Clause 7.01(g) the Security Trustee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Rig or Rigs, as the case may be.

9.    ENFORCEABILITY AND SECURITY TRUSTEE'S POWERS
      --------------------------------------------
9.01 Upon the happening of any of the Events of Default specified in the Credit Agreement, and giving effect to any applicable grace periods specified in the Credit Agreement, but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred the security constituted by this Mortgage shall become immediately enforceable and the Security Trustee shall be entitled, as and when it may see fit, to put into


      force and exercise all or any of the powers possessed by it as mortgagee of the Rigs or otherwise and in particular:

      (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of the Ship Mortgage Act;

      (b) to take possession of any of the Rigs whether actually or constructively and/or otherwise to take control of any of the Rigs wherever such Rig or Rigs may be and cause the Owner or any other person in possession of such Rig or Rigs forthwith upon demand to surrender the same to the Security Trustee without legal process and without liability of the Security Trustee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

      (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Administrative Agent;

      (d) to collect, recover, compromise and give a good discharge for or procure that the Administrative Agent collect, recover, compromise and give good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

      (e) to take over or institute (if necessary using the name of the Owner) or, to the extent lawful, procure that the Administrative Agent take over or institute all such proceedings in connection with the Rigs, the Insurances, or any Requisition Compensation as the Security Trustee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Rigs which have given or may give rise to any charge or lien on the Rigs or which are or may be enforceable by proceedings against the Rig or Rigs, provided the Security Trustee shall act in a commercially reasonable manner in accordance with UCC Section 9-504;

      (f) to sell any of the Rigs or any share therein with prior notice to the Owner free from any claim of or by the Owner of any nature whatsoever, and with or without the benefit of any charterparty or other contract for the employment of such Rig or Rigs, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Security Trustee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Rig or Rigs, as the case may be, at any such public auction and to set off the purchase price against all or any part of


           the Obligations; notice of such public auction or private sale contract shall be given in the following manner:

             (i) by publishing such notice for ten consecutive days in a daily newspaper of general circulation published in Dallas, Texas;

            (ii) if the place of sale should not be Dallas, Texas, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

           (iii) by mailing a similar notice to the Owner on the day of first publication;

      (g) to manage, insure, maintain and repair the Rig or Rigs, as the case may be, and to charter, employ, sail or lay up the Rig or Rigs, as the case may be, in such manner, upon such terms and for such period as the Security Trustee in its absolute discretion deems expedient and for the purposes aforesaid the Security Trustee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig or Rigs, as the case may be, and the insurance, management, maintenance, repair, classification, chartering and employment of the Rigs, in all respects as if the Security Trustee were the owner of the Rigs and without being responsible for any loss thereby incurred;

      (h) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Security Trustee in or about the exercise of the power vested in the Security Trustee under Clause 9.01(g);

      (i) subject to the terms of this Mortgage and the Credit Documents generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Security Trustee in or about or incidental to the exercise by it of any of the powers aforesaid.

9.02 The Security Trustee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Security Trustee by this Mortgage or to which the Security Trustee may at any time be entitled hereunder.

9.03 Subject to the proviso in Section 9.04 below, neither the Secured Creditors nor their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of gross negligence or wilful misconduct.

9.04 The Security Trustee shall not by reason of the taking possession of the Rig or Rigs, as the case may be, or be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable PROVIDED,


      HOWEVER, that so long as the Owner shall not have abandoned the Rig or Rigs, if the Security Trustee shall have become a mortgagee-in-possession, the Owner shall not be liable to third parties for damages or losses arising from and after the date the Security Trustee becomes mortgagee-in-possession.

9.05 Upon any sale of any of the Rigs or any share therein by the Security Trustee the purchaser shall not be bound to see or enquire whether the power of sale of the Security Trustee has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Security Trustee and the receipt of the Security Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

9.06 If at any time after an Event of Default and declaration of acceleration pursuant to this Section 9, and prior to any foreclosure action having been taken by the Security Trustee under any of the Credit Documents to foreclose upon the security provided by such documents, the Owner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Security Trustee consequent to such Events of Default, with interest at the rate provided for in Section 1.08(c) of the Credit Agreement, then the Security Trustee may accept such offer and payment and restore the Owner to its former position. However, such action shall not affect any subsequent Event of Default or impair any rights of the Security Trustee consequent thereto.

9.07 Immediately upon the occurrence of an Event of Default, or of any event which with the notice or lapse of time or both would constitute an Event of Default, the owner shall notify a responsible officer of the Security Trustee of such occurrence in writing setting forth in reasonable detail the circumstances surrounding such Event of Default or other event and what action the Owner proposes to take with respect thereto.

10.   APPLICATION OF MONEYS
      ---------------------
10.01 (a)  All  moneys  received by  the  Security Trustee  (or  any other
           Secured Creditor, as the case may be) in respect of sale of any of the Rigs or any part thereof; in respect of recovery under the Insurances; or in respect of Requisition Compensation, shall be applied in the following manner:

             (i) first, to the payment of all amounts owing the Security Trustee of the type described in clauses (ii) and (iii) of Recital (E);

            (ii)  second,   to  the   extent   moneys  remain   after   the
                  application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Clause 10.01(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations,


                  its Pro Rata Share (as defined below) of the amount remaining to be distributed;

           (iii)  third,   to   the  payment   of   any   Master  Agreement
                  Liabilities; and

            (iv) to the extent moneys remain after the application pursuant to the preceding clauses (i), (ii) and (iii), and following the termination of this Mortgage pursuant to Clause 3.01, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien of which the Security Trustee has actual notice (without investigation)

      (b) For purposes of this Mortgage "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Security Trustee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to reply upon the amounts stated therein in making such distribution.

      (c) All payments required to be made to Secured Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

      (d) For purposes of applying payments received in accordance with this Clause 10.01, the Security Trustee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Mortgage shall be obligated to provide upon request of the Security Trustee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Security Trustee, in acting hereunder, shall be entitled to assume that no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

11.   FURTHER ASSURANCES
      ------------------
11.01 The Owner shall execute and do all such assurances, acts and things as the Security Trustee in its absolute discretion may require for:

      (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or


      (b) preserving or protecting any of the rights of the Security Trustee, and the other Secured Creditors under this Mortgage; or

      (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall enure to the benefit of any transferee, successor or assignee of the Security Trustee; or

      (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

      (e) the exercise of any power, authority or discretion vested in the Security Trustee under this Mortgage,

      in any such case, forthwith upon demand by the Security Trustee and at the expense of the Owner.

12.   POWER OF ATTORNEY
      -----------------
12.01 The Owner, by way of security and in order more fully to secure the performance of the Obligations, hereby irrevocably appoints the Security Trustee as its attorney until the Total Commitment is terminated and none of the Obligations remain outstanding for the purposes of:

      (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the Rigs (including without limitation, transferring title to any of the Rigs to a third party), PROVIDED, HOWEVER, that such power shall not be exercisable by or on behalf of the Security Trustee unless an Event of Default specified in the Credit Agreement shall have occurred; and

      (b)  executing,   signing,  perfecting,  doing   and  (if  required)
           registering every such further assurance document, act or thing as is referred to in Clause 11.

12.02 The exercise of such power as is referred to in Clause 12.01(a) by or on behalf of the Security Trustee shall not put any person dealing with the Security Trustee upon any enquiry as to whether this Mortgage has become enforceable nor shall such person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to both Clauses 12.01(a) and 12.01(b), the exercise by the Security Trustee of such power shall be conclusive evidence of its right to exercise the same.

13.   INDEMNITIES
      -----------
13.01 Subject to the provisions of this Mortgage and the Credit Agreement, the Owner will indemnify and save harmless each of the Secured Creditors and each agent or attorney appointed under or pursuant to this Mortgage (each an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Secured Creditor or such agent or attorney in good faith:


      (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage; or

      (b) in the preservation or enforcement of the rights of the Security Trustee under this Mortgage; or

      (c) on the release of the Rigs from the security created by this Mortgage,

      and the Secured Creditors and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All such amounts recoverable by such Secured Creditors or such agent or attorney shall be recoverable on a full indemnity basis.

13.02 Without limiting the foregoing Clause 13.01, the Owner hereby further indemnifies and holds harmless each of the Secured Creditors and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or
      (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Hazardous Materials at, or discharged from any of the Rigs, PROVIDED, HOWEVER, that in the event that the Security Trustee shall have become a mortgagee-in-possession in respect of one or more of the Rigs and the Owner shall not have abandoned such Rig or Rigs, this indemnity shall not cover claims of third parties arising from or after the Security Trustee becomes mortgagee-in-possession.

13.03 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Mortgage
      (the "contractual currency"), then to the extent that the amount of such payment actually received by the Security Trustee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Security Trustee against the amount of such shortfall. For the purposes of this Clause 13.03, "rate of exchange" means the rate at which the Security Trustee is able on the date of such payment (or, if it is not practicable for the Security Trustee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Security Trustee to do so) to purchase the contractual currency with the


      payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.   RIGHTS OF OWNER
      ---------------
14.01 Until an Event of Default shall have occurred, the Owner:

      (a) shall be suffered and permitted to retain actual possession and use of the Rigs;

      (b) subject to Section 8.02(b) of the Credit Agreement, shall have the right, from time to time in its discretion and without application to the Security Trustee, and without obtaining a release thereof by the Security Trustee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles or living quarters or any other appurtenances of the Rigs.

15.   COMMUNICATIONS
      --------------
15.01 All notices hereunder shall be made pursuant to Section 12.03 of the Credit Agreement.

16.   ASSIGNMENTS
      -----------
16.01 This Mortgage shall be binding upon and shall enure to the benefit of the Owner, the Secured Creditors and their respective transferees, successors and permitted assigns and references in this Mortgage to any of them shall be construed accordingly.

16.02 The Owner may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

16.03 Pursuant to Section 12.04 of the Credit Agreement, each Bank has the right to assign or transfer all or any part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Security Trustee shall notify the Owner promptly following any such assignment, transfer or change.

17.   TOTAL AMOUNT, ETC.
      ------------------
17.01 The total amount of the direct or contingent obligations secured by this Mortgage is Two Hundred Million U.S. Dollars (US$200,000,000) of principal plus interest, fees, commissions and performance of mortgage covenants. The interest of the Owner in the Rigs is 100%. The interest of the Security Trustee in the Rigs is 100%. The date of maturity is October 18, 2001, and the discharge amount is the same as the total amount plus such other sums as shall be payable by the Owner to the Banks under the Credit Agreement.

18.   MISCELLANEOUS
      -------------
18.01 If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under


      any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

18.02 The Security Trustee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Security Trustee under this Mortgage in relation to the Rigs. Any such delegation may be made upon such terms and subject to such regulations as the Security Trustee may think fit. The Security Trustee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.

18.03 A certification or determination by the Security Trustee as to any matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Owner.

18.04 If there is a conflict between the provisions of this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

19.   JURISDICTION AND GOVERNING LAW
      ------------------------------
19.01 THIS MORTGAGE AND ALL ISSUES ARISING IN CONNECTION WITH THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND TO THE EXTENT THAT THEY DO NOT APPLY, TO THE INTERNAL LAWS OF THE STATE OF NEW YORK, TO WHICH THE PARTIES HERETO SUBMIT.

19.02 The Owner agrees that the Security Trustee shall have the liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security constituted by this Mortgage and/or the Credit Agreement and the Security Documents or to enforce any provisions of this Mortgage and/or the Credit Agreement and the Security Documents or to enforce the Obligations and for the purpose of any proceedings for such enforcement the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Security Trustee.

19.03 Without prejudice to the generality of Clause 19.02, the Security Trustee shall have the right to arrest and take action against any or all of the Rigs at whatever place such Rig or Rigs shall be found lying and for the purpose of any action which the Security Trustee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Security Trustee may bring against any or all of the Rigs, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the respective master of such Rig or Rigs (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

19.04 The Owner agrees that should the Security Trustee bring a legal action or proceedings against it or its assets in relation to any matters arising out of or in connection with this Mortgage, no immunity from such legal action or proceedings (which shall be


      deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Owner or with respect of its assets, and the Owner hereby irrevocably waives any such right of immunity which it or its assets now has or may hereafter acquire and the Owner hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Mortgage to the giving out of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution or attachment against any property whatsoever of any order or judgment which may be made or given in such action or proceedings.

IN WITNESS   whereof the Owner has caused this Mortgage to be executed the day and year first before written.

ENSCO OFFSHORE COMPANY


By_____________________________________
   Name:   Robert O. Isaac
   Title:  Assistant Secretary



                         ACKNOWLEDGEMENT OF MORTGAGE


STATE OF NEW YORK )
                  )  S.S.
COUNTY OF NEW YORK)



On this 27th day of February, 1997 before me personally appeared ROBERT O. ISAAC to me known who being by me duly sworn did depose and say that he resides at Dallas, Texas; that he is Assistant Secretary for ENSCO OFFSHORE COMPANY, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of ENSCO OFFSHORE COMPANY.





                __________________________________________
                               Notary Public


                                                              EXHIBIT H-2
                                                              -----------





                      FIRST PREFERRED FLEET MORTGAGE




                          Dated February 27, 1997





                         ENSCO OFFSHORE COMPANY II



                              - in favor of -



                      CHRISTIANIA BANK OG KREDITKASSE,
                              NEW YORK BRANCH,
                            as Security Trustee


                                  ENSCO 50
                                  ENSCO 51
                                  ENSCO 53
                                  ENSCO 54



                                   INDEX
                                   -----

CLAUSE      SUBJECT MATTER                                          PAGE
------      --------------                                          ----

   1.       DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . .    3

   2.       REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . .    7

   3.       MORTGAGE  . . . . . . . . . . . . . . . . . . . . . . .    8

   4.       PAYMENT COVENANTS . . . . . . . . . . . . . . . . . . .    9

   5.       PRESERVATION OF SECURITY  . . . . . . . . . . . . . . .   10

   6.       INSURANCE . . . . . . . . . . . . . . . . . . . . . . .   11

   7.       RIG COVENANTS . . . . . . . . . . . . . . . . . . . . .   15

   8.       PROTECTION OF SECURITY  . . . . . . . . . . . . . . . .   18

   9.       ENFORCEABILITY AND SECURITY TRUSTEE'S POWERS  . . . . .   19

  10.       APPLICATION OF MONEYS . . . . . . . . . . . . . . . . .   21

  11.       FURTHER ASSURANCES  . . . . . . . . . . . . . . . . . .   22

  12.       POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . .   23

  13.       INDEMNITIES . . . . . . . . . . . . . . . . . . . . . .   23

  14.       RIGHTS OF OWNER . . . . . . . . . . . . . . . . . . . .   24

  15.       COMMUNICATIONS  . . . . . . . . . . . . . . . . . . . .   25

  16.       ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . .   25

  17.       TOTAL AMOUNT, ETC.  . . . . . . . . . . . . . . . . . .   25

  18.       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .   25

  19.       JURISDICTION AND GOVERNING LAW  . . . . . . . . . . . .   26

  ACKNOWLEDGEMENT OF MORTGAGE

  EXHIBIT 1    FORM OF CREDIT AGREEMENT

  EXHIBIT 2    FORM OF SUBSIDIARY GUARANTY



THIS FIRST PREFERRED FLEET MORTGAGE (this "Mortgage") is made on the 27th day of February, 1997

BY
--
(1) ENSCO OFFSHORE COMPANY II, a Delaware corporation having its principal offices at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202 (the "Owner"),

IN FAVOR OF
-----------
(2) CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, a Norwegian banking corporation having its office at 11 West 42nd Street, New York, New York, as security trustee for the Banks (as hereinafter defined) and as mortgagee (the "Security Trustee")

WHEREAS
-------
(A) The Owner is the sole owner of the whole of the following Liberian flag drilling rigs (the "Rigs"):

      Name        Official No.              GRT          NRT
      ----        ------------              ---          ---
      ENSCO 50    9383                      5395         1618
      ENSCO 51    9384                      4089         4089
      ENSCO 53    10260                     4976         1244
      ENSCO 54    10159                     5563         1668

      which Rigs have been duly registered in the name of the Owner in accordance with the laws of the Republic of Liberia with a home port at Monrovia, Liberia.

(B) By a Credit Facility Agreement dated as of December 15, 1993, Amended and Restated as of September 27, 1995, further amended by Amendment No. 1 dated June 13, 1996, and further Amended and
      Restated  as  of   February  27,  1997  (as   modified,  amended  or
      supplemented from time  to time, the  "Credit Agreement") among  (i)
      ENSCO Offshore  Company ("Offshore"), "ENSCO Offshore  U.K. Ltd. and
      Dual Holding  Company, as borrowers (collectively, the "Borrowers");
      (ii)  Offshore,   ENSCO   Delaware,  Inc.   ("Parent")   and   ENSCO
      International   Incorporated   ("Holdings"),   as  guarantors   (the
      "Guarantors"); (iii) the financial institutions party thereto (the "Banks"); (iv) Christiania Bank og Kreditkasse, New York Branch and
      Den norske Bank ASA, New York Branch, as co-agents (the "Co-Agents"); and (v) the Security Trustee, as administrative agent, letter of credit issuer and security trustee (in such capacity, the "Administrative Agent") (the form of which Credit Agreement together with Exhibit B-1 through B-3 thereto but without the remaining attachments is attached hereto as Exhibit 1), it was agreed among other things that the Banks would make available to the Borrowers upon the terms and conditions therein described a senior secured revolving credit facility (the "Facility") in an aggregate amount at any time outstanding of Two Hundred Million United States Dollars (US$200,000,000), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein.

(C) The obligations of the Borrowers with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents, including the promissory notes of the Borrowers payable to the order of the respective Banks (each a "Note" and collectively the "Notes") (the form of which are attached as Exhibit B-1 through B-3 to the Credit Agreement).

(D) The Owner, for good and valuable consideration has authorized, executed and delivered a Subsidiary Guaranty (as modified, amended or supplemented from time to time, the "Subsidiary Guaranty"), the form of which Subsidiary Guaranty is attached hereto as Exhibit 2, in favor of the Administrative Agent guaranteeing the performance of "Borrower C" (as that term is defined in the Credit Agreement) of its obligations under the Credit Agreement and the other Credit Documents.

(E) This Mortgage is made for the benefit of the Security Trustee to secure the guaranty by the Owner of (i) the full and prompt payment when due of (x) the principal of and interest on the Notes issued, and Loans made, by Borrower C under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement for the benefit of Borrower C, and (y) all other obligations and indebtedness (including without limitation, indemnities, Fees and interest thereon) of Borrower C to the Secured Creditors (as hereinafter defined), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage and the due performance and compliance by Borrower C with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage; (ii) any and all sums advanced by the Security Trustee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Borrower C referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Security Trustee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or foreclosing on the Collateral, or of any exercise by the Security Trustee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Security Trustee and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Clause 13 of this Mortgage (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage.

(F) This First Preferred Fleet Mortgage is entered into by the Owner in consideration of the Banks agreeing, at the request of Borrower C, to make the Facility available to Borrower C under the terms of the Credit Agreement and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency of which the Owner hereby acknowledges).



NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED
----------------------------------------------------
1.    DEFINITIONS AND INTERPRETATION
      ------------------------------
1.01  In  this  Mortgage  unless  the  context  otherwise  requires,   the
      following expressions shall have the following meanings:

      "Administrative Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Bank" means any lender listed from time to time on Annex I to the Credit Agreement (collectively, the "Banks");

      "Collateral" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Credit Agreement" means the Credit Facility Agreement dated as of December 15, 1993, Amended and Restated as of September 27, 1995, further amended by Amendment No. 1 dated June 13, 1996 and further Amended and Restated as of February 27, 1997, among the Borrowers, the Guarantors, the Banks, the Co-Agents and the Administrative Agent first referred to in Recital (B) hereto, as modified, amended or supplemented from time to time;

      "Credit Documents" shall have the meaning for such term as set forth in the Credit Agreement;

      "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Loans and the Unpaid Drawings, together with interest, fees and all other obligations are paid in full;

      "Default Rate" shall mean the rate of interest calculated in accordance with Section 1.08(c) of the Credit Agreement;

      "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;


      "Environmental Incident" means (i) any release of Hazardous Material from any of the Rigs, (ii) any incident in which Hazardous Material is released from a vessel other than any of the Rigs and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner is actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Hazardous Material is released from a vessel other than any of the Rigs and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

      "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
      Section  1251 ET SEQ.; the  Toxic Substances Control  Act, 15 U.S.C.
      Section 7401 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ. and any applicable state and local or foreign counterparts or equivalents;

      "Fees" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and
      (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

      "Indemnitee" shall have the meaning set forth in Section 13.01;

      "Insurances" includes all policies and contracts of insurance (which expression includes all entries of each of the Rigs in protection and indemnity associations) which are from time to time taken out or entered into in respect of the Rigs or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the


      Owner and the Administrative Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

      "Interest Period" shall have the same meaning for such term as set forth in Section 1.09 of the Credit Agreement;

      "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01(a) of the Credit Agreement, except for purposes hereof "Letter of Credit" shall relate only to those issued at the request or for the benefit of Borrower C;

      "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Major Casualty" means any casualty to any of the Rigs in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

      "Note" means each promissory note of Borrower C referred to in Recital (C) hereto and in Section 1.05(a) of the Credit Agreement;

      "Obligations" shall have the meaning provided in Recital (E) hereto;

      "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C.
      Section 2701 ET SEQ.), as amended;

      "Other Rigs" means, individually or collectively, each of (i) the jack-up drilling unit ENSCO 68 owned by Offshore documented under the laws and flag of the United States of America with Official Number 574668; (ii) the jack-up drilling unit ENSCO 81 owned by Offshore documented under the laws and flag of the United States of America with Official Number 606512; (iii) the jack-up drilling unit
      ENSCO 82 owned by Offshore documented under the laws and flag of the United States of America with Official Number 602912; (iv) the jack-up drilling unit ENSCO 83 owned by Offshore documented under the laws and flag of the United States of America with Official
      Number 605536; (v) the jack-up drilling unit ENSCO 84 owned by Offshore documented under the laws and flag of the United States of America with Official Number 637544; (vi) the jack-up drilling unit
      ENSCO 86 owned by Offshore documented under the laws and flag of the United States of America with Official Number 643110; (vii) the jack-up drilling unit ENSCO 87 owned by Offshore documented under the laws and flag of the United States of America with Official Number 648969; (viii) the jack-up drilling unit ENSCO 88 owned by Offshore documented under the laws and flag of the United States of America with Official Number 645637; (ix) the jack-up drilling unit
      ENSCO 89 owned by Offshore documented under the laws and flag of the United States of America with Official Number 652440; (x) the jack-up drilling unit ENSCO 90 owned by Offshore documented under the laws and flag of the United States of America with Official Number 647859; (xi) the jack-up drilling unit ENSCO 93 owned by Offshore documented under the laws and flag of the United States of America with Official Number 651385; (xii) the jack-up drilling unit ENSCO
      94 owned by Offshore documented under the laws and flag of the United States of America with Official Number 638685; (xiii) the


      jack-up drilling unit ENSCO 95 owned by Offshore documented under the laws and flag of the United States of America with Official Number 642112; (xiv) the jack-up drilling unit ENSCO 98 owned by Offshore documented under the laws and flag of the United States of America with Official Number 589096; (xv) the jack-up drilling unit ENSCO 99 owned by Offshore documented under the laws and flag of the United States of America with Official Number 682070; (xvi) the drilling barge ENSCO 80 owned by ENSCO Offshore U.K. Ltd. ("Offshore") documented under the laws and flag of the Commonwealth of the Bahamas with Official Number 724944; (xvii) the drilling barge ENSCO 85 owned by Offshore documented under the laws and flag of the Commonwealth of the Bahamas with Official Number 724945; and (xviii) the drilling barge ENSCO 92 owned by Offshore documented under the laws and flag of the Commonwealth of the Bahamas with Official Number 724946;

      "Permitted Liens" shall have the same meaning for such term as set forth in the Credit Agreement.

      "Protection and indemnity risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

      "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of any of the Rigs otherwise than by requisition for hire;

      "Rigs" means the rigs described in Recital (A) hereto and includes any share or interest therein and their respective engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

      "Secured Creditors" shall mean collectively the Security Trustee, the Banks, the Letter of Credit Issuer and the Collateral Agent under and as defined in the Credit Agreement;

      "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

      "Subsidiary Guaranty" shall have the meaning for such term as set forth in Whereas Clause (D);

      "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;


      "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised Total Loss of any of the Rigs; (b) the requisition for title or other compulsory acquisition or forfeiture of any of the Rigs otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of any of the Rigs by any government or by persons acting or purporting to act on behalf of any government unless the Rig or Rigs be released from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof;

      "United States Dollars" and "US$" means the lawful currency of the United States of America;

      "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

      "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.02 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall have the same meanings when used in this Mortgage.

1.03  In this Mortgage:

      (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Clauses are to clauses of this Mortgage;

      (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

      (c)  references   to   persons    include   bodies   corporate   and
           unincorporated;

      (d) references to assets include property, rights and assets of every description;

      (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

      (f) references to any enactment include re-enactments, amendments and extensions thereof.

2.    REPRESENTATIONS AND WARRANTIES
      ------------------------------
2.01 The Owner hereby represents and warrants to the Security Trustee that:

      (a) the Owner lawfully owns and is lawfully possessed of the Rigs free from any Security Interest (except for Permitted Liens and the lien of this Mortgage), and the Owner warrants that it will defend its title and possession in each of the Rigs and every part thereof for the benefit of the Security Trustee against the claims and demands of all persons whomsoever arising as the


           result of any liens, charges or encumbrances, other than Permitted Liens;

      (b)  the   Owner  is  duly  organized  and  is  now  existing  as  a
           corporation under the laws of the State of Delaware and will remain so during the term of this Mortgage;

      (c) the Owner is duly qualified as a Liberian Foreign Maritime Entity under the laws of the Republic of Liberia and will remain so during the term of this Mortgage;

      (d) the Owner has full power and authority (i) to register each of the Rigs in its name under the Liberian flag, (ii) to execute and deliver this Mortgage, (iii) to mortgage each of the Rigs as security for the Obligations and (iv) to comply with the provisions of, and perform all its obligations under, this Mortgage;

      (e) the Owner will not cause or permit the Rigs to be operated in any manner contrary to applicable law and the Owner will not engage in any unlawful trade or violate any law or carry any cargo that may expose the Rigs to penalty, forfeiture or capture or otherwise operate the Vessels in any way which might jeopardize the Security Trustee's security in the Rigs. The Owner will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rigs under the laws and regulations of the Republic of Liberia and will at all times keep the Rigs duly documented thereunder.

      (f) the Owner has taken all necessary action to authorize the execution and delivery of the Subsidiary Guaranty and this Mortgage, and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when filed with the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia, New York, New York will create a legal, valid and enforceable first preferred fleet mortgage lien on each of the Rigs; and

      (f) on and after the Restatement Effective Date (as defined in the Credit Agreement), each of the Security Documents to which the Owner is a party creates, as security for the Borrower C Obligations (in this paragraph 2.01(f), as defined in the Credit Agreement) purported to be secured thereby, a valid and enforceable perfected security interest in and Lien (as defined in the Credit Agreement) on all of the Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by Article 8 or Article 9 of the UCC (as defined in the applicable Security Documents), or Title 22 of the Liberian Code of Laws of 1956, as amended, and subject to no other Liens (except that the Collateral may be subject to Permitted Liens), in favor of the Collateral Agent (as defined


           in the Credit Agreement) or the Security Trustee, as the case may be, for the benefit of the Banks. No filings or recordings are required in order to perfect the Security Interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of ______) the execution and delivery thereof.

2.02 The representations and warranties of the Owner set out in Clause 2.01 shall survive the execution of this Mortgage and shall be deemed to be repeated at the time of the making of each Loan and at the time of the issuance of each Letter of Credit, with respect to the facts and circumstances existing at each such time, as if made at each such time.

3.    MORTGAGE
      --------
3.01 In order to secure the Obligations, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Security Trustee, its successors and assigns, the whole
      (100%) of each of the Rigs TO HAVE AND TO HOLD the same unto the Security Trustee, its successors and assigns upon the terms herein set forth for the enforcement of the Obligations.

      Provided only and the condition of these presents is such that if all of the Obligations secured by this Mortgage have terminated or have been performed in full as and when the same shall become due and payable in accordance with the terms of this Mortgage and the Owner and its successors and assigns shall observe and comply with the covenants, terms and conditions contained in this Mortgage expressed or implied to be performed, all without delay or fraud and according to the true intent and meaning thereof, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect and, in such event, the Security Trustee agrees to execute and record at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage.

      Notwithstanding anything to the contrary herein it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

3.02 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rigs and none of the Secured Creditors shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

3.03 On the date on which the Credit Agreement, all Letters of Credit and the Subsidiary Guaranty have been terminated, when no Note remains outstanding and all Obligations as they relate to Borrower C shall have been irrevocably paid in full, this Mortgage shall terminate, and the Security Trustee at the request and expense of the Owner,


      will execute and deliver to the Owner a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Owner (without recourse and without any representation or warranty) such of each of the Rigs as may remain in the possession of the Security Trustee together with any moneys at the time held by the Security Trustee hereunder.

4.    PAYMENT COVENANTS
      -----------------
4.01  The Owner hereby covenants with the Secured Creditors:

      (a) to pay and indemnify the Secured Creditors for all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Secured Creditors (or in respect of which the Owner agrees in this Mortgage to indemnify any of the Secured Creditors) at the times and in the manner specified in this Mortgage;

      (b) to pay interest on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 4.01(a) as paid by the Secured Creditors from the date on which demand is made by any Secured Creditor as the case may be, for payment by the Owner of the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money incurred by any Secured Creditor for which the Owner is responsible (both before and after any relevant judgment) at the Default Rate; and

      (c) to pay and perform its obligations which may be or become due or owing to any Secured Creditor under this Mortgage and the other Credit Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.

5.    PRESERVATION OF SECURITY
      ------------------------
5.01  It is declared and agreed that:

      (a) the security created by this Mortgage shall be held by the Security Trustee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

      (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

      (c) except as otherwise specifically provided in the Credit Agreement or other Security Documents, the Security Trustee shall not have to wait for the Collateral Agent, the Banks or the Letter of Credit Issuer to enforce any of the other Security Documents before enforcing the security created by this Mortgage;


      (d) no delay or omission on the part of the Security Trustee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Mortgage are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Security Trustee may deem expedient; and

      (e) any waiver by the Security Trustee of any terms of this Mortgage or any consent given by the Security Trustee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.02 Any settlement or discharge under this Mortgage between the Security Trustee and the Owner shall be conditional upon no security or payment to the Secured Creditors or any of them by the Credit Parties (as defined in the Credit Agreement) or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Security Trustee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.03 The rights of the Secured Creditors under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Credit Parties, the Secured Creditors or any other person:

      (a) any time or waiver granted to the Credit Parties or any other person; or

      (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Credit Parties or any other persons; or

      (c)  any   legal   limitation,  disability,   incapacity   or  other
           circumstances relating to the Credit Parties or any other person; or

      (d) any amendment or supplement to the Credit Agreement, any of the other Credit Documents (other than this Mortgage) or any other document or security; or

      (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of any of the Credit Parties or any other person; or


      (f) the unenforceability, invalidity or frustration of any obligations of any of the Credit Parties or any other person under the Credit Agreement, any of the other Credit Documents (other than this Mortgage) or any other document or security.


6.    INSURANCE
      ---------
6.01 The Owner covenants with the Security Trustee throughout the Credit Facility Period that:

      (a) The Owner shall, at its own expense, when and so long as any Obligations remain outstanding, insure the Rigs and keep each of them insured, or cause the Rigs to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, protection and indemnity risks, pollution liability, War Risks (subject to subparagraph (vii) below) and in addition such other risks which would be covered by experienced, prudent, and responsible companies engaged in the offshore contract drilling of hydrocarbons in places and under conditions comparable to those in which the Rigs are employed from time to time and possessing financial and operating characteristics similar to those of the Owner (herein called "Similar Companies"), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Administrative Agent. With respect to hull and machinery/ increased value insurance, including war risk, the Owner shall insure the Rigs and keep each of them insured, or cause the Rigs to be insured, for an amount which is when such amount is aggregated with the amount of such insurance coverage on the Other Rigs, such aggregate amount shall be not less than the greater of (i) 125% of the Total Commitment and (ii) the amount of coverage that would be in the range obtained by Similar Companies on the Rigs and the Other Rigs. Such insurance shall be on the basis of "new for old" with no deduction for depreciation. The Rigs shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies.

             (i)  Full form  marine hull  and machinery  insurance extended to insure against all risks of loss or damage,  including
                  but not limited to the risk of loss from blowout and cratering and against such risks and in such form as are approved by the Security Trustee and are necessary or advisable for the protection of the interest of the Security Trustee and the Shipowner in an amount not less than  the  greater  of  (A),  when  added  to  insurances
                  covering  the   Rigs  and   Other  Rigs,   125%  of   the
                  Commitments or (B) the amount of coverage that would be within the range obtained by Similar Companies on such
                  Rigs and the Other Rigs. The deductible or self-insured retention under the policy shall not exceed US$250,000
                  per  occurrence.    The  policies  shall  be endorsed  to


                  delete the sue and labor requirements as applied to the Security Trustee and to provide coverage for collision and earthquake hazards;

            (ii) Full form marine protection and indemnity and comprehensive general liability insurance (including any excess liability insurance), including coverage for contractual liability, pollution liability, contractual and legal wreck removal, crew coverage, excess collision, salvage and general average, care, custody and control coverage. Such protection and indemnity insurance shall be maintained in the broadest forms generally available to similar Companies in the United States, London or Scandinavian markets and shall be in an amount not less than the greater of (A) the range of that carried by similar companies and (B) US$200,000,000. Said policy shall not include a deductible or self-insured retention in excess of US$250,000 per occurrence. Such insurance shall include a cross-liability endorsement;

           (iii) The Owner shall, at all times during which the Rigs are operating within the jurisdiction of the United States of America, maintain insurance or post bond or maintain approved evidence of financial responsibility with respect to the Rigs to cover the actual cost of removal of discharged oil which the Owner or the Rigs may be held strictly liable (or held liable due to negligence of the Owner or any other Person) under the applicable Environmental Laws, or under any other federal or state law which, in the future, may apply to the Rigs or to the Owner; and the Owner shall maintain insurance or post bond or maintain approved evidence of financial responsibility covering similar pollution risks or liabilities incident thereto under any law, regulation or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Owner, the Rigs or its operations;

            (iv) Such workmen's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation and IN REM claims;

             (v) Insurance (with a limit of US$50,000,000 per occurrence) naming the Owner and the Security Trustee assureds and loss  payees,  as their  interests  may  appear,  against
                  Operator's   Extra   Expense  ("O.E.E.")   liability   in
                  connection with operations conducted by the Rigs with respect to Rigs operating under a drilling contract with a financially responsible operator acceptable to the Security Trustee that indemnifies against such O.E.E.
                  arising  out   of  blowout  (above   and  below  ground),
                  cratering,  redrilling/recompletion,  cost  of   control,
                  clean-up, containment seepage, pollution, spillage or leakage in connection with operations conducted by the


                  Rig, in form and substance satisfactory to the Security Trustee, and third party liabilities that may be assumed by a contract which is legally enforceable and in form and substance satisfactory to the Security Trustee. Deductibles or self-insured retentions shall not exceed US$250,000 and shall be for the account of the Owner;

            (vi) Excess seepage, pollution, clean-up and containment liability coverage in the amount of US$50,000,000 in respect of offshore operations in excess of and following the seepage, pollution, clean-up and containment liability coverage recited in subparagraph
                  (v) above.

           (vii)  Subject to  the provisions  of this  subsection, War  and
                  Political Risk insurance naming the Owner and the Security Trustee as assureds and loss payees, which shall be maintained in the broadest forms generally available to Similar Companies in the United States, London or Scandinavian markets, and shall include coverage for War Risk, hull and machinery, War Risk protection and indemnity, confiscation, expropriation, nationalization, deprivation and inability to export. Such insurance shall be in amounts, with deductibles or self-insured retentions not to exceed, the corresponding policies described in subparagraphs (i) and (ii) above. The Shipowner shall obtain and maintain War and Political Risk Insurance for any Rig operating in an area deemed to be hostile by the Owner's underwriters or protection and indemnity club;

          (viii) Upon prior written notice to the Owner, the Security Trustee may obtain mortgagee's interest insurance or breach of warranty endorsement in favor of the Security Trustee with such underwriters and under form of policies approved by the Security Trustee in an amount equal to at least 125% of the Commitments. The Owner shall reimburse the Security Trustee, upon the Security Trustee's written demand, from time to time, the reasonable costs and expenses incurred by the Security Trustee in effecting and maintaining such mortgagee's interest insurance on such terms and in such amounts and with such underwriters as the Security Trustee shall deem appropriate; and

            (ix)  Upon  prior written  notice  to  the Owner,  the Security
                  Trustee   may   obtain  an   Additional  Perils-Pollution
                  endorsement   covering   the  possible   consequences  of
                  pollution   involving   the   Rigs   including,   without
                  limitation, the  risk of  expropriation or  sequestration
                  of any Rig  or the imposition of a lien or encumbrance of
                  any kind having priority  over this Mortgage.   The Owner
                  shall  reimburse the Security Trustee,  upon the Security
                  Trustee's  written   demand,  from  time   to  time,  the
                  reasonable costs and expenses incurred by the Security Trustee in effecting and maintaining on such terms and
                  in  such   amounts  and  with   such  underwriters   such


                  Additional Perils-Pollution insurance coverage as the Security Trustee shall deem appropriate.

      (b) The Owner will furnish the Security Trustee from time to time on request and, in any event, at least annually, a detailed report signed by a firm of marine insurance brokers or insurance companies acceptable to the Security Trustee with respect to the insurance carried and maintained on each Rig, together with their opinion that the insurance carried is sufficient in that it is customary insurance which an experienced broker would effect in similar circumstances with Similar Companies and that, in the opinion of the brokers, it complies with the provisions of this Section 6.01 and any requirements which the Security Trustee may have notified to the Owner. The Owner will use its best efforts to cause such firm to agree to advise a responsible officer of the Security Trustee in writing promptly of any default in the payment of any premium or call and of any other act or omission on the part of the Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Rig.

      (c) Unless the Security Trustee shall otherwise agree, all insurance for the Rigs shall be placed through independent brokers of recognized standing and with clubs or first class underwriters reasonably acceptable to the Security Trustee and must (i) name the Security Trustee as a named assured (except as to the insurance referred to in Section 6.01(a)(iv) above), but without liability for premiums, calls or assessments, (ii) contain a cancellation clause providing that the insurers undertake not to exercise any right of cancellation which they may have by reason of non-payment of premiums or calls when due without giving thirty (30) days' prior written notice of such cancellation to a responsible officer of the Security Trustee and an opportunity of paying any such unpaid premium or call,
           (iii) if possible, based on the Owner's best efforts, contain a provision that the insurance will not be permitted to lapse, terminate or be materially modified without thirty (30) days' prior written notice being given to a responsible officer of the Security Trustee (except as to the insurance referred to in Section 6.01(a)(ii) and (v) above for which fourteen (14) days' prior written notice shall be required and (iv) contain the agreement of the insurer that any loss thereunder shall be payable to the trustee notwithstanding any action, inaction or breach of representation or warranty by the Owner, except to the extent provided by subsection (d) hereof. The Owner shall not change underwriters or clubs as to any insurance for the Owner without prompt written notice to a responsible officer of the Security Trustee of any such change.

      (d)  All amounts of  whatsoever nature payable  under any  insurance shall be payable to the Security Trustee for distribution first to itself, the Secured Creditors, the Co-Agents and  thereafter
           to  the  Owner  or  others   as  their  interests  may  appear.
           Nevertheless, until otherwise required by the Security Trustee by notice to the underwriters, (i) amounts payable under any insurance on the Rigs with respect to the protection and


           indemnity risks shall be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Rigs involving any damage to any Rigs not constituting an actual or constructive total loss, shall be paid by the underwriters directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges, or irrevocably committed to do so, shall be paid to the Owner as reimbursement therefore, PROVIDED, no amount in excess of an aggregate of US$2,000,000 per incident shall be paid from any insurances without the prior written consent of the Security Trustee.

      (e) In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of any Rig, all insurance payments or compensation therefor shall be paid to the Security Trustee and applied to reduce the Total Commitment in accordance with and subject to the terms of
           Section 3.03(c) and/or (d) of the Credit Agreement. The Owner shall not declare or agree with underwriters that any Rig is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Security Trustee.

      (f) In the event of an actual or constructive total loss of any Rig, the Security Trustee shall retain out of the insurance payments received on account of such loss and held by the Security Trustee in accordance with the Credit Agreement, any sum or sums that shall be or become owing to the Security Trustee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Security Trustee, and pay the balance to the Banks for application pursuant to and subject to Section 3.03(c) and/or
           (d) of the Credit Agreement.

      (g) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.


7.    RIG COVENANTS
      -------------
7.01 The Owner covenants with the Security Trustee that throughout the Credit Facility Period the Owner will:

      (a) keep the Rigs documented in its name as Liberian vessels and to do or allow to be done nothing whereby such documentation may be forfeited or imperilled;

      (b) not without the previous consent in writing of the Security Trustee, which consent shall not be unreasonably withheld, make, or permit to be made, any change in the physical characteristics of any Rig which would, in the reasonable judgment of the Security Trustee, materially interfere with the


           suitability of such rig for normal commercial offshore drilling operations;

      (c) the Owner will, without cost or expense to the Security Trustee, (i) maintain each Rig and its machinery in such condition and repair as will keep the Rig entitled to the highest classification in the American Bureau of Shipping, or other classification society of like standing approved in writing by the Security Trustee for such vessels, (ii) keep each Rig, its machinery boilers, appurtenances and spare parts in a good state of repair, wear and tear and depreciation excepted, and in efficient operating condition in accordance with good commercial maintenance practices employed in the offshore oil and gas contract drilling industry, (iii) keep each Rig tight, staunch, strong and in all respects seaworthy, in so far as due diligence can make it, (iv) maintain each Rig with full unexpired classification and other required certificates and (v) furnish prior to December 1 of each year to the Security Trustee, a written statement of the classification society that any classification referred to in clause (i) above is in effect. Except as otherwise permitted by the Credit Agreement, each Rig shall, and the Owner covenants that it will, at all times comply with all applicable laws, treaties and conventions of the Republic of Liberia, or to which the Republic of Liberia is a party, from time to time in effect, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith;

      (d) at all reasonable times afford the Security Trustee or its authorized representatives full and complete access to the Rigs during normal business hours for the purpose of inspecting the Rigs and their cargoes and papers, and the Owner will deliver for inspection copies of such contracts and documents relating to the Rigs, whether on board or not, as the Security Trustee may reasonably request, provided however, that (i) all information not on file with any Governmental Agency obtained by the Security Trustee pursuant to any Credit Document concerning the Owner, the Rigs, the other assets or the financial condition of the Owner and prospects shall be kept confidential by the Security Trustee subject, however, to requests from the Banks, any applicable governmental Agencies and to disclosures of such information to assignees and participants (and potential assignees and participants of which the Banks notify the Security Trustee) pursuant to the Credit Agreement, unless such non-governmental parties shall agree prior thereto to be bound by this Section 6.01(d) and (ii) any inspection of the Rigs, their cargoes and papers shall be subject to the requirements of any operators of the Rigs and any applicable Governmental Agencies. All reasonable expenses incurred by the Security Trustee or its authorized representatives in the exercise of its right of inspection hereunder shall be promptly paid by the Owner;

      (e) not transfer or change the flag or port of documentation of any of the Rigs without the written consent of the Security Trustee first hand and obtained, and any such written consent to any


           one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation;

      (f) not sell, bareboat charter, transfer or mortgage any of the Rigs other than to Holdings and its Subsidiaries (as defined in the Credit Agreement), without the written consent of the Security Trustee, which consent shall not be unreasonably withheld. Any such written consent to any one sale, bareboat charter, mortgage or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, bareboat charter, mortgage or transfer. Any such sale, bareboat charter, transfer or mortgage of any Rig shall be subject to the provisions of this Mortgage and the lien thereof, and shall not affect the liabilities of the Owner hereunder;

      (g) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Rigs and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rigs and all other outgoings whatsoever in respect of the Rigs and in the event of arrest of the Rigs pursuant to legal process, or in the event of the detention of any of the Rigs in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rigs, as appropriate, from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

      (h) not employ the Rigs or allow the employment of any of the Rigs in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render any of the Rigs liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rigs or suffer the employment of any of the Rigs in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the War Risks insurers of the Rigs unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Administrative Agent may require;

      (i) notify both the Security Trustee and the Administrative Agent forthwith by telecopy, thereafter confirmed by letter of:

             (i) any casualty to any of the Rigs which is or is likely to be a Major Casualty, and

            (ii) any occurrence in consequence whereof any of the Rigs has become or is, by the passing of time or otherwise, likely to become a Total Loss, and


           (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with within the time provided by such insurer, classification society or competent authority, including any extensions granted thereby, and

            (iv) any arrest of any of the Rigs or the exercise or purported exercise of any lien on any of the Rigs or any requisition of any of the Rigs for hire;

      (j) place, and use due diligence to retain, a properly certified copy of this Mortgage on board each of the Rigs with the papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Rigs which might give rise to any lien thereon other than a lien for crew's wages, general average and salvage and to any representative of the Security Trustee on demand and to place and keep prominently displayed in the chart room and in the master's cabin of each of the Rigs a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

                                "NOTICE OF MORTGAGE
                                -------------------
           This Rig is covered by a First Preferred Fleet Mortgage to CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Security Trustee for the Banks defined in the said Mortgage under authority of Title 22 of the Liberian Code of Laws of 1956, as amended. Under the terms of the said Mortgage neither the Owner nor any charterer nor the master of this Rig nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Rig any lien whatsoever other than for crew's wages, general average and salvage."

      (k) shall not cause or permit the Rigs to be operated in any manner contrary to law, shall not abandon the Rigs in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rigs to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rigs under the laws of the United States and will at all times keep the Rigs duly documented thereunder;

      (l)  notify  both  the  Security  Trustee  and Administrative  Agent forthwith by telecopy, thereafter confirmed by letter if a libel be filed against any Rig or if any Rig is otherwise attached, levied upon or taken into custody by virtue of any
           legal   proceeding  in  any  court,  tribunal  or  governmental
           authority (de jure or de facto), or if any Rig suffers damage in excess of US$500,000, in the case of any such libel or attachment, within thirty (30) days will cause said Rig to be released by posting bond, posting alternative security or other means and all liens thereon to be discharged, and will promptly notify the Security Trustee thereof in the manner aforesaid.


8.    PROTECTION OF SECURITY
      ----------------------
8.01 The Security Trustee shall without prejudice to its other rights and powers under this Mortgage and the other Credit Documents be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Credit Documents (including, without limitation, such action as is referred to in Clause 8.02) and each and every expense, liability, or loss (including, without limitation, legal fees) so incurred by the Secured Creditors in or about the protection or maintenance of the said security together with interest payable thereon under Clause 4.01(b) shall be repayable to it by the Owner on demand.

8.02  Without prejudice to the generality of Clause 8.01:

      (a) if the Owner does not comply with the provisions of Clause 6 or any of them, the Administrative Agent shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain the Insurances in such manner as in its discretion it may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of any correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Administrative Agent may nominate and to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Administrative Agent in its absolute discretion may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor; and

      (b) if the Owner does not comply with the provisions of Clause 7.01(c) the Security Trustee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Rigs as it deems expedient or necessary; and

      (c) if the Owner does not comply with the provisions of Clause 7.01(g) the Security Trustee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Rig or Rigs, as the case may be.

9.    ENFORCEABILITY AND SECURITY TRUSTEE'S POWERS
      --------------------------------------------
9.01 Upon the happening of any of the Events of Default specified in the Credit Agreement, and giving effect to any applicable grace periods specified in the Credit Agreement, but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred the security constituted by this Mortgage shall become immediately enforceable and the Security Trustee shall be entitled, as and when it may see fit, to put into


      force and exercise all or any of the powers possessed by it as mortgagee of the Rigs or otherwise and in particular:

      (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of the applicable provisions of Liberia law;

      (b) to take possession of any of the Rigs whether actually or constructively and/or otherwise to take control of any of the Rigs wherever such Rig or Rigs may be and cause the Owner or any other person in possession of such Rig or Rigs forthwith upon demand to surrender the same to the Security Trustee without legal process and without liability of the Security Trustee for any losses or damages incurred by such actual or constructive taking and without having to render accounts to the Owner in connection therewith;

      (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Administrative Agent;

      (d) to collect, recover, compromise and give a good discharge for or procure that the Administrative Agent collect, recover, compromise and give good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

      (e) to take over or institute (if necessary using the name of the Owner) or, to the extent lawful, procure that the Administrative Agent take over or institute all such proceedings in connection with the Rigs, the Insurances, or any Requisition Compensation as the Security Trustee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Rigs which have given or may give rise to any charge or lien on the Rigs or which are or may be enforceable by proceedings against the Rig or Rigs, provided the Security Trustee shall act in a commercially reasonable manner in accordance with Section 9-504 of the New York Uniform Commercial Code;

      (f) to sell any of the Rigs or any share therein with prior notice to the Owner free from any claim of or by the Owner of any nature whatsoever, and with or without the benefit of any charterparty or other contract for the employment of such Rig or Rigs, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Security Trustee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Rig or Rigs, as the case may be, at any such public auction


           and to set off the purchase price against all or any part of the Obligations; notice of such public auction or private sale contract shall be given in the following manner:

             (i) by publishing such notice for ten consecutive days in a daily newspaper of general circulation published in Dallas, Texas;

            (ii) if the place of sale should not be Dallas, Texas, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

           (iii) by mailing a similar notice to the Owner on the day of first publication;

      (g) to manage, insure, maintain and repair the Rig or Rigs, as the case may be, and to charter, employ, sail or lay up the Rig or Rigs, as the case may be, in such manner, upon such terms and for such period as the Security Trustee in its absolute discretion deems expedient and for the purposes aforesaid the Security Trustee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig or Rigs, as the case may be, and the insurance, management, maintenance, repair, classification, chartering and employment of the Rigs, in all respects as if the Security Trustee were the owner of the Rigs and without being responsible for any loss thereby incurred, except as expressly provided in Section 9.04 below;

      (h) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Security Trustee in or about the exercise of the power vested in the Security Trustee under Clause 9.01(g);

      (i) subject to the terms of this Mortgage and the Credit Documents generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Security Trustee in or about or incidental to the exercise by it of any of the powers aforesaid.

9.02 The Security Trustee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Security Trustee by this Mortgage or to which the Security Trustee may at any time be entitled hereunder.

9.03 Subject to the proviso in Section 9.04 below, neither the Secured Creditors nor their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of gross negligence or wilful misconduct.

9.04 The Security Trustee shall not by reason of the taking possession of the Rig or Rigs, as the case may be, or be liable to account as mortgagee-in-possession or for anything except actual receipts or be


      liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable PROVIDED, HOWEVER, that so long as the Owner shall not have abandoned the Rig or Rigs, if the Security Trustee shall have become a mortgagee-in-possession, the Owner shall not be liable to third parties for damages or losses arising from and after the date the Security Trustee becomes mortgagee-in-possession.

9.05 Upon any sale of any of the Rigs or any share therein by the Security Trustee the purchaser shall not be bound to see or enquire whether the power of sale of the Security Trustee has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Security Trustee and the receipt of the Security Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

9.06  If  at  any time  after  an  Event  of Default  and  declaration  of acceleration pursuant to this Section 9, and prior to any foreclosure action having been taken by the Security Trustee under any of the Credit Documents to foreclose upon the security provided by such documents, the Owner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Security Trustee consequent to such Events of Default, with interest at the rate provided for in Section 1.08(c) of the Credit Agreement, then the Security Trustee may accept such offer and payment and restore the Owner to its former position. However, such action shall not affect any subsequent Event of Default or impair any rights of the Security Trustee consequent thereto.

9.07 Immediately upon the occurrence of an Event of Default, or of any event which with the notice or lapse of time or both would constitute an Event of Default, the owner shall notify a responsible officer of the Security Trustee of such occurrence in writing setting forth in reasonable detail the circumstances surrounding such Event of Default or other event and what action the Owner proposes to take with respect thereto.

10.   APPLICATION OF MONEYS
      ---------------------
10.01 (a)  All moneys  received  by the  Security  Trustee (or  any  other
           Secured Creditor, as the case may be) in respect of sale of any of the Rigs or any part thereof; in respect of recovery under the Insurances; or in respect of Requisition Compensation, shall, subject to the provisions of Section 3.03(c) and/or (d) of the Credit Agreement, be applied in the following manner:

             (i) first, to the payment of all amounts owing the Security Trustee of the type described in clauses (ii) and (iii) of Recital (E);

            (ii)  second,   to   the  extent   moneys   remain   after  the
                  application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations of Borrower
                  C shall be paid to the Secured Creditors as provided in Clause 10.01(c), with each Secured Creditor receiving an


                  amount equal to such Obligations of Borrower C held by it or, if the proceeds are insufficient to pay in full all such Obligations of Borrower C, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

           (iii) to the extent moneys remain after the application pursuant to the preceding clauses (i), (ii) and (iii), and following the termination of this Mortgage pursuant to Clause 3.01, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien of which the Security Trustee has actual notice (without investigation)

      (b) For purposes of this Mortgage "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations of Borrower C, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations of Borrower C owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations of Borrower C. For purposes of determining the amount payable to each Secured Creditor, the Security Trustee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations of Borrower C then owed to it and shall be entitled to reply upon the amounts stated therein in making such distribution.

      (c) All payments required to be made to Secured Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

      (d) For purposes of applying payments received in accordance with this Clause 10.01, the Security Trustee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Mortgage shall be obligated to provide upon request of the Security Trustee) of the outstanding Obligations of Borrower C owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Security Trustee, in acting hereunder, shall be entitled to assume that no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

11.   FURTHER ASSURANCES
      ------------------
11.01 The Owner shall execute and do all such assurances, acts and things as the Security Trustee in its absolute discretion may require for:

      (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or


      (b) preserving or protecting any of the rights of the Security Trustee, and the other Secured Creditors under this Mortgage; or

      (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall enure to the benefit of any transferee, successor or assignee of the Security Trustee; or

      (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

      (e) the exercise of any power, authority or discretion vested in the Security Trustee under this Mortgage,

      in any such case, forthwith upon demand by the Security Trustee and at the expense of the Owner.

12.   POWER OF ATTORNEY
      -----------------
12.01 The Owner, by way of security and in order more fully to secure the performance of the Obligations, hereby irrevocably appoints the Security Trustee as its attorney until the Total Commitment is terminated and none of the Obligations remain outstanding for the purposes of:

      (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the Rigs (including without limitation, transferring title to any of the Rigs to a third party), PROVIDED, HOWEVER, that such power shall not be exercisable by or on behalf of the Security Trustee unless an Event of Default specified in the Credit Agreement shall have occurred; and

      (b)  executing,   signing,  perfecting,  doing   and  (if  required)
           registering every such further assurance document, act or thing as is referred to in Clause 11.

12.02 The exercise of such power as is referred to in Clause 12.01(a) by or on behalf of the Security Trustee shall not put any person dealing with the Security Trustee upon any enquiry as to whether this Mortgage has become enforceable nor shall such person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to both Clauses 12.01(a) and 12.01(b), the exercise by the Security Trustee of such power shall be conclusive evidence of its right to exercise the same.

13.   INDEMNITIES
      -----------
13.01 Subject to the provisions of this Mortgage and the Credit Agreement, the Owner will indemnify and save harmless each of the Secured Creditors and each agent or attorney appointed under or pursuant to this Mortgage (each an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Secured Creditor or such agent or attorney in good faith:


      (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage; or

      (b) in the preservation or enforcement of the rights of the Security Trustee under this Mortgage; or

      (c) on the release of the Rigs from the security created by this Mortgage,

      and the Secured Creditors and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All such amounts recoverable by such Secured Creditors or such agent or attorney shall be recoverable on a full indemnity basis.

13.02 Without limiting the foregoing Clause 13.01, the Owner hereby further indemnifies and holds harmless each of the Secured Creditors and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or
      (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Hazardous Materials at, or discharged from any of the Rigs, PROVIDED, HOWEVER, that in the event that the Security Trustee shall have become a mortgagee-in-possession in respect of one or more of the Rigs and the Owner shall not have abandoned such Rig or Rigs, this indemnity shall not cover claims of third parties arising from or after the Security Trustee becomes mortgagee-in-possession.

13.03 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Mortgage
      (the "contractual currency"), then to the extent that the amount of such payment actually received by the Security Trustee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Security Trustee against the amount of such shortfall. For the purposes of this Clause 13.03, "rate of exchange" means the rate at which the Security Trustee is able on the date of such payment (or, if it is not practicable for the Security Trustee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Security Trustee to do so) to purchase the contractual currency with the


      payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.   RIGHTS OF OWNER
      ---------------
14.01 Until an Event of Default shall have occurred, the Owner:

      (a) shall be suffered and permitted to retain actual possession and use of the Rigs;

      (b) subject to Section 8.02(b) of the Credit Agreement, shall have the right, from time to time in its discretion and without application to the Security Trustee, and without obtaining a release thereof by the Security Trustee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles or living quarters or any other appurtenances of the Rigs.

15.   COMMUNICATIONS
      --------------
15.01 All notices  hereunder  shall be  made  pursuant to  the  Subsidiary
      Guaranty.

16.   ASSIGNMENTS
      -----------
16.01 This Mortgage shall be binding upon and shall enure to the benefit of the Owner, the Secured Creditors and their respective transferees, successors and permitted assigns and references in this Mortgage to any of them shall be construed accordingly.

16.02 The Owner may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

16.03 Pursuant to Section 12.04 of the Credit Agreement, each Bank has the right to assign or transfer all or any part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Security Trustee shall notify the Owner promptly following any such assignment, transfer or change.

17.   TOTAL AMOUNT, ETC.
      ------------------
17.01 The total amount of the direct or contingent obligations secured by this Mortgage is Fifty Million U.S. Dollars (US$50,000,000) subject to the provisions of Section 3.02(b) of the Credit Agreement, of principal plus interest, fees, commissions and performance of mortgage covenants. The interest of the Owner in the Rigs is 100%. The interest of the Security Trustee in the Rigs is 100%. The date of maturity is October 18, 2001, and the discharge amount is the same as the total amount plus such other sums as shall be payable by the Owner to the Banks under the Credit Agreement.

18.   MISCELLANEOUS
      -------------


18.01 If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

18.02 The Security Trustee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Security Trustee under this Mortgage in relation to the Rigs. Any such delegation may be made upon such terms and subject to such regulations as the Security Trustee may think fit. The Security Trustee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.

18.03 A certification or determination by the Security Trustee as to any matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Owner.

18.04 If there is a conflict between the provisions of this Mortgage and the Credit Agreement, the Credit Agreement shall govern except with respect to Section 19.01 below.

19.   JURISDICTION AND GOVERNING LAW
      ------------------------------
19.01 THIS MORTGAGE AND ALL ISSUES ARISING IN CONNECTION WITH THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF LIBERIA.

19.02 The Owner agrees that the Security Trustee shall have the liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security constituted by this Mortgage and/or the Credit Agreement and the Security Documents or to enforce any provisions of this Mortgage and/or the Credit Agreement and the Security Documents or to enforce the Obligations and for the purpose of any proceedings for such enforcement the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Security Trustee.

19.03 Without prejudice to the generality of Clause 19.02, the Security Trustee shall have the right to arrest and take action against any or all of the Rigs at whatever place such Rig or Rigs shall be found lying and for the purpose of any action which the Security Trustee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Security Trustee may bring against any or all of the Rigs, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the respective master of such Rig or Rigs (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

19.04 The Owner agrees that should the Security Trustee bring a legal action or proceedings against it or its assets in relation to any matters arising out of or in connection with this Mortgage, no


      immunity from such legal action or proceedings (which shall be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Owner or with respect of its assets, and the Owner hereby irrevocably waives any such right of immunity which it or its assets now has or may hereafter acquire and the Owner hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Mortgage to the giving out of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution or attachment against any property whatsoever of any order or judgment which may be made or given in such action or proceedings.

IN WITNESS whereof the Owner has caused this Mortgage to be executed the day and year first before written.

ENSCO OFFSHORE COMPANY II


By_____________________________________
  Name:   Robert O. Isaac
  Title:


                        ACKNOWLEDGEMENT OF MORTGAGE
                        ---------------------------

STATE OF NEW YORK )
                  )  S.S.
COUNTY OF NEW YORK)



On this 27th day of February, 1997 before me personally appeared ROBERT O. ISAAC to me known who being by me duly sworn did depose and say that he resides at Dallas, Texas; that he is Assistant Secretary for ENSCO OFFSHORE COMPANY II, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of ENSCO OFFSHORE COMPANY II.





                 _________________________________________
                               Notary Public


                                                              EXHIBIT H-3
                                                              -----------






                          Dated February 27, 1997





                          ENSCO OFFSHORE U.K. LTD.
                                 as Owner



                                   -and-





                      CHRISTIANIA BANK OG KREDITKASSE,
                              NEW YORK BRANCH,
                                as Mortgagee



                                  ENSCO 80
                                  ENSCO 85
                                  ENSCO 92





__________________________________________________________________________


                           FLEET DEED OF COVENANTS

__________________________________________________________________________



                                   INDEX
                                   -----

CLAUSE                                                             PAGE
------                                                             ----
  1        DEFINITIONS AND INTERPRETATION                             2

  2        REPRESENTATIONS AND WARRANTIES                             7

  3        PAYMENT COVENANTS                                          9

  4        MORTGAGE                                                   9

  5        PRESERVATION OF SECURITY                                  10

  6        INSURANCE                                                 11

  7        RIG COVENANTS                                             15

  8        PROTECTION OF SECURITY                                    18

  9        ENFORCEABILITY AND MORTGAGEE'S POWERS                     19

  10       APPLICATION OF MONEYS                                     21

  11       FURTHER ASSURANCES                                        22

  12       POWER OF ATTORNEY                                         22

  13       INDEMNITIES                                               23

  14       RIGHTS OF OWNER                                           24

  15       COMMUNICATIONS                                            24

  16       ASSIGNMENTS                                               24

  17       MISCELLANEOUS                                             25

  18       LAW AND JURISDICTION                                      25

  EXECUTION

  EXHIBIT 1   FORM OF CREDIT AGREEMENT


THIS FLEET DEED OF COVENANTS is made on the 27th  day of February, 1997
BETWEEN:

(1) ENSCO OFFSHORE U.K. LTD., a company organized under the laws of England and Wales having its principal offices at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202 (the "Owner"), and

(2) CHRISTIANIA BANK OG KREDITKASSE, a Norwegian banking corporation acting through its New York Branch having an office at 11 West 42nd Street, New York, NY 10036, as agent for the Banks (as hereinafter defined) (the "Mortgagee")

WHEREAS
-------
(A) By a Credit Facility Agreement dated as of December 15, 1993, Amended and Restated as of September 27, 1995, further amended by Amendment No. 1 dated June 13, 1996, and further Amended and Restated as of February 27, 1997 (as further modified, amended or supplemented from time to time, the "Credit Agreement"), among (i) the Owner, ENSCO Offshore Company ("Offshore") and Dual Holding Company, as borrowers (the "Borrowers"); (ii) Offshore, ENSCO Delaware, Inc. ("Parent") and ENSCO International Incorporated ("Holdings"), as guarantors (the "Guarantors");
(iii) the financial institutions party thereto (the "Banks"); (iv) Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents (the "Co-Agents") and (v) the Mortgagee, as administrative agent, letter of credit issuer and security trustee (in such capacity, the "Administrative Agent") (the form of which Credit Agreement together with Exhibit B-1 through B-3 thereto, but without the remaining attachments is attached hereto as Exhibit 1), it was agreed among other things that the Banks would make available to the Borrowers upon the terms and conditions therein described a senior secured revolving credit facility (the "Facility") in an aggregate amount at any time outstanding of Two Hundred Million United States Dollars (US$200,000,000), providing for the making of Loans and the issuance of, and participation in, Letters of Credits, as contemplated therein.

(B) The obligations of the Borrowers with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents, including the promissory notes of the Borrowers payable to the order of the respective Banks (each a "Note" and, collectively, the "Notes") (the forms of which are attached as Exhibit B-1 through B-3 to the Credit Agreement).

(C) It is a condition precedent to the Banks advancing amounts under the Credit Facility to the Owner that the Owner shall execute, deliver and register statutory mortgages in favor of the Mortgagee over sixty four sixty-fourth shares in each of the Rigs (as hereinafter defined) and shall enter into a Fleet Deed of Covenants supplemental thereto in the form of this Deed.

(D) The Owner has executed in favor of the Mortgagee statutory mortgages in account current form bearing the same date as this Deed of Covenants
(the "Mortgages") and constituting first mortgages on sixty four sixty-fourth shares in each of the said Rigs and the Mortgages and this Deed of Covenants are each entered into by the Owner in consideration of the Banks agreeing, at the request of the Owner and the other Borrowers, to make
Loans to the Borrowers and issue Letters of Credit for  the account of the


Borrowers under the Credit Facility and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency and receipt of which the Owner hereby acknowledges). The Mortgages and this Deed of Covenants are made for the benefit of the Mortgagee and the other Secured Creditors (as hereinafter defined) to secure (i) the full and prompt payment when due of (x) the principal of and interest on the Tranche B Notes issued, and Tranche B Loans made, under the Credit Agreement, and (y) all other obligations and indebtedness (including without limitation, indemnities, Fees and interest thereon) of the Owner to the Secured Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents (including, without limitation, the
Mortgages and this Deed of Covenants) and the due performance and compliance by the Owner with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (including, without limitation, the Mortgages and this Deed of Covenants);
(ii) any and all sums advanced by the Mortgagee/Secured Creditors in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Owner referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Mortgagee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or foreclosing on the Collateral, or of any exercise by the Mortgagee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Mortgagee and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Clause 13 of this Deed of Covenants (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Deed of Covenants or extended from time to time after the date of this Deed of Covenants.

(E) This Deed of Covenants is supplemental to the Mortgages and to the security thereby created.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED
------------------------------------------------

1     DEFINITIONS AND INTERPRETATION
      ------------------------------
1.1 In this Deed of Covenants unless the context otherwise requires, the following expressions shall have the following meanings:

      "Administrative Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Bank" shall have the meaning provided in recital (A) hereto;

      "Collateral" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Credit Agreement" shall have the meaning provided in recital (A) hereto;


      "Credit Documents" shall have the meaning for such term as set forth in the Credit Agreement;

      "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Loans and the Unpaid Drawings together with interest, Fees and all other obligations are paid in full;

      "Default Rate" shall mean the rate of interest calculated in accordance with Section 1.08(c) of the Credit Agreement;

      "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;

      "Environmental Incident" means (i) any release of Hazardous Material from any of the Rigs, (ii) any incident in which Hazardous Material is released from a vessel other than any of the Rigs and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner is actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Hazardous Material is released from a vessel other than any of the Rigs and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

      "Environmental Law" means any applicable Federal, state, foreign  or local statute, law, rule, regulation, ordinance, code, guide, policy and  rule of common law now or hereafter  in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or
      Hazardous    Materials,    including,   without    limitation,   the
      Comprehensive Environmental Response, Compensation and Liability Act


      of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
      Section  1251 ET SEQ.; the  Toxic Substances Control  Act, 15 U.S.C.
      Section 7401 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ. and any applicable state and local or foreign counterparts or equivalents;

      "Fees" shall have the same meaning for such terms as set forth in the Credit Agreement;

      "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and
      (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

      "Indemnitee" shall have the meaning set forth in Section 13.1;

      "Insurances" includes all policies and contracts of insurance (which expression includes all entries of each of the Rigs in protection and indemnity associations) which are from time to time taken out or entered into in respect of the Rigs or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Administrative Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

      "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01(a) of the Credit Agreement;

      "Letter of Credit Issuer" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Major Casualty" means any casualty to any of the Rigs in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

      "Mortgages" means the statutory mortgages on the Rigs bearing the same date as this Deed of Covenants first referred to in Recital (D) hereto;

      "Note" shall have the meaning provided in Recital (B) hereto;


      "Obligations" shall have the meaning provided in Recital (D) hereto;

      "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C.
      Section 2701 ET SEQ.), as amended;

      "Other Rigs" means, individually or collectively, each of (i) the offshore drilling rig ENSCO 98 owned by ENSCO Offshore Company ("Offshore") documented under the laws and flag of the United States with Official Number 589096; (ii) the offshore drilling rig ENSCO 68 owned by Offshore documented under the laws and flag of the United States with Official Number 574668; (iii) the offshore drilling rig ENSCO 81 owned by Offshore documented under the laws and flag of the United States with Official Number 606512; (iv) the offshore drilling rig ENSCO 82 owned by Offshore documented under the laws and flag of the United States with Official Number 602912; (v) the offshore drilling rig ENSCO 83 owned by Offshore documented under the laws and flag of the United States with Official Number 605536;
      (vi) the offshore drilling rig ENSCO 84 owned by Offshore documented under the laws and flag of the United States with Official Number 637544; (vi) the offshore drilling rig ENSCO 86 owned by Offshore documented under the laws and flag of the United States with Official Number 643110; (viii) the offshore drilling rig ENSCO 87 owned by Offshore documented under the laws and flag of the United States with Official Number 648969; (ix) the offshore drilling rig ENSCO 88 owned by Offshore documented under the laws and flag of the United States with Official Number 645637; (x) the offshore drilling rig ENSCO 89 owned by Offshore documented under the laws and flag of the United States with Official Number 652440; (xi) the offshore drilling rig ENSCO 90 owned by Offshore documented under the laws and flag of the United States with Official Number 647859; (xii) the offshore drilling rig ENSCO 93 owned by Offshore documented under the laws and flag of the United States with Official Number 651385;
      (xiii) the offshore drilling rig ENSCO 94 owned by Offshore documented under the laws and flag of the United States with Official Number 638685; (xiv) the offshore drilling rig ENSCO 95 owned by Offshore documented under the laws and flag of the United States with Official Number 642112; (xv) the offshore drilling rig ENSCO 99 owned by Offshore documented under the laws and flag of the United States with Official Number 682070; (xvi) the jack-up drilling unit ENSCO 50 owned by ENSCO Offshore Company II ("ENSCO II") documented under the laws and flag of the Republic of Liberia with Official Number 9383; (xvii) the jack-up drilling unit ENSCO 51 owned by ENSCO II documented under the laws and flag of the Republic of Liberia with Official Number 9384; (xviii) the jack-up drilling unit ENSCO 53 owned by ENSCO II documented under the laws and flag of the Republic of Liberia with Official Number 10260 and (xix) the jack-up drilling unit ENSCO 54 owned by ENSCO II documented under the laws and flag of the Republic of Liberia with Official Number 10159;

      "Permitted Liens" shall have the same meaning for such term as set forth in the Credit Agreement.

      "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of any of the Rigs otherwise than by requisition for hire;


      "Rigs" means the whole of (i) the drilling barge ENSCO 80 with Official Number 724944 of 7,250 gross registered tons and 7,250 net registered tons; (ii) the drilling barge ENSCO 85 with Official Number 724945 of 6,751 gross registered tons and 6,751 net registered tons; and (iii) the drilling barge ENSCO 92 with Official Number 724946 of 6,541 gross registered tons and 6,541 net registered tons; each documented under the laws and flag of the Commonwealth of Bahamas and includes any share or interest therein and their respective engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

      "Secured Creditors" shall mean collectively the Mortgagee, the Banks, the Letter of Credit Issuer and the Collateral Agent under and as defined in the Credit Agreement;

      "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

      "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised Total Loss of any of the Rigs; (b) the requisition for title or other compulsory acquisition or forfeiture of any of the Rigs otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of any of the Rigs by any government or by persons acting or purporting to act on behalf of any government unless the Rig or Rigs be released from such capture, seizure, arrest or detention within ninety (90) days after the occurrence thereof;

      "Tranche B Loans" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Tranche B Note" shall have the same meaning for such term as set forth in the Credit Agreement;

      "United States Dollars" and "US$" means the lawful currency of the United States of America;

      "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

      "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.


1.2 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall bear the same meanings when used in this Deed of Covenants.

1.3 This Deed of Covenants shall be read together with the other Security Documents.

1.4 Notwithstanding that this Deed of Covenants is supplemental to the Mortgages it shall continue in full force and effect after any discharge of the Mortgages.

1.5   In this Deed:

      (a) Clause headings are inserted for convenience only and shall not affect the construction of this Deed and, unless otherwise specified, all references to Clauses are to clauses of this Deed;

      (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

      (c) references to persons include references to bodies corporate and unincorporate;

      (d) references to assets include property, rights and assets by every description;

      (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

      (f)  references   to  any  enactment  shall  include  re-enactments,
           amendments and extensions thereof.

2     REPRESENTATIONS AND WARRANTIES
      ------------------------------
2.1   The Owner hereby represents and warrants to the Mortgagee that:

      (a) the Owner is the sole legal and beneficial owner of sixty four sixty-fourths shares of and in each of the Rigs and none of the said shares is subject to any Security Interest (save as constituted by the Permitted Liens, the Mortgages and this
           Deed) and the Owner warrants that it will defend its title and possession in each of the Rigs and every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever arising as the result of any liens, charges or encumbrances, other than Permitted Liens;

      (b) the rigs are not (a) under arrest or (b) in the possession of any person (other than their respective masters and crews);

      (c) the Owner is a company duly organized and validly existing and in good standing under the laws of England and Wales and has power and has obtained all necessary consents for the execution and performance of this Deed and each Security Document to which it is a party;


      (d) the Owner has full power and authority (i) to register each of the Rigs in its name under flag of the Commonwealth of the Bahamas, (ii) to execute and deliver this Deed of Covenants and the Mortgages, (iii) to mortgage sixty four sixty-fourth shares of and in each of the Rigs as security for the Obligations and
           (iv) to comply with the provisions of, and perform all its obligations under, this Deed;

      (e)  the Owner  has complied with  all statutory and  other material
           requirements   relating  to  the  ownership,  registration  and
           operation of each of the Rigs;

      (f) the Owner has not assigned or otherwise created any encumbrance over its or any part of its right, title and interest in and to earnings of the Rigs or any Requisition Compensation except Permitted Liens;

      (g) the Rigs are insured on the date hereof in compliance with the requirements of Section 6.1 hereof;

      (h) the Rigs are classified A1 drilling units with the American Bureau of Shipping (or to such other classification or with such other classification society as in either case the Mortgagee may have approved in writing);

      (i) except for registration of the Mortgages pursuant to Section 33 of the Merchant Shipping Act, Chapter 246 of the Bahamas, all consents, licenses and approvals of, declarations to or registrations with courts or government agencies required to make the Mortgages and this Deed its valid and binding obligations or to enable the Owner lawfully to enter into and perform the obligations undertaken by it in the same have been obtained or made and are in full force and effect;

      (j) except for registration of the Mortgages pursuant to Section 33 of the Merchant Shipping Act, Chapter 246 of the Bahamas, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Mortgages or this Deed in any jurisdiction in which the Owner is incorporated, owns assets or carries on business that such document be filed, recorded, registered or enrolled with any court of government agency of or in that jurisdiction;

      (k) neither its entry into nor the performance by it of the obligations undertaken by it in the Mortgages and this Deed (a) give rise to, cause to crystallize or oblige any person to create any encumbrance other than one in favor of the mortgagee, (b) vest in any person any right to require premature payment or repayment of any indebtedness of it or to terminate or withdraw any Rig from service under any charter party which it is a party or (c) is or will necessarily result in any breach of or default under its memorandum and articles of association (or documents of equivalent effect), any provision of law or any agreement to which it is party or by which it may be bound;


      (l) the Owner has taken all necessary action to authorize the execution and delivery of the Notes, the Credit Agreement, the Mortgage and this Deed, and this Deed constitutes the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles). The Mortgage when filed with the Bahamian Registrar of Ships will create a legal, valid and enforceable first priority mortgage lien on each of the Rigs; and

      (m) on and after the Restatement Effective Date (as defined in the Credit Agreement), each of the Security Documents and the Floating Charge (as defined in the Credit Agreement) creates, as security for the Obligations (in this paragraph 2.2(m), as defined in the Credit Agreement) purported to be secured thereby, a valid and enforceable perfected security interest in and Lien (as defined in the Credit Agreement) on all of the Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by Article 8 or Article 9 of the UCC (as defined in the applicable Security Documents) or the Merchant Shipping Act of the Bahamas or applicable security interest filing provisions in England, and subject to no other Liens (except that the Collateral may be subject to Permitted Liens), in favor of the Collateral Agent (as defined in the Credit Agreement) or the Security Trustee (as defined in the Credit Agreement), as the case may be, for the benefit of the Banks. No filings or recordings are required in order to perfect the Security Interests created under any Security Document and the Floating Charge except for filings or recordings required in connection with any such Security Document and the Floating Charge which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery thereof.

2.2   The  representations and warranties of  the Owner set  out in Clause
2.1 shall survive the execution of this Deed and shall be deemed to be repeated throughout the Credit Facility Period at the time of the making of each Loan and the issuance of each Letter of Credit with respect to the facts and circumstances existing at each such time, as if made at each such time.

3     PAYMENT COVENANTS
      -----------------
3.1   The Owner hereby covenants with the Secured Creditors:

      (a) to pay all such expenses, claims, liabilities, losses, costs, duties, Fees, charges or other moneys as are stated in the Credit Agreement and/or this Deed to be payable by the Owner to or recoverable from the Owner by the Secured Creditors or any of them (or in respect of which the Owner agrees in the Credit Agreement and/or this Deed to indemnify any of the Secured Creditors) at the times and in the manner specified in the Credit Agreement and/or this Deed; and


      (b) to pay interest on any amount payable by the Owner under the Credit Agreement and on any such expenses, claims, liabilities, losses, costs, duties, Fees, charges or other moneys referred to in Clause 3.1(a) as paid by the Secured Creditors from the date on which the relevant amount becomes payable under the Credit Agreement or such expense, claim, liability, loss, cost, duty, Fee, charge or other money is paid or incurred by any Secured Creditor until the date of payment reimbursement thereof to such Secured Creditor (as well after as before judgment) at the Default Rate; and

      (c) to pay each and every other sum of money which may be or become owing to the any Secured Creditor under this Deed and the other Credit Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.


4     MORTGAGE
      --------
4.1 By way of security for the Obligations the Owner with full title guarantee hereby mortgages and charges and agrees to mortgage and charge to and in favor of the Mortgagee all its rights, title and interest, present and future, to and in each of the Rigs.

4.2 The Owner covenants with the Mortgagee that it will not at any time during the Credit Facility Period without the previous consent in writing of the Mortgagee (and then only subject to such terms as the Mortgagee may impose) create or suffer the creation of any Security Interest (other than a Permitted Lien) on or in respect of any of the Rigs or any share therein in favor of any person other than the Mortgagee or unless the same is being contested in good faith by proceedings diligently conducted in relation to which the Owner has established an adequate reserve.

4.3 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rigs and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

4.4 On the date on which the Credit Agreement and all Letters of Credit shall have been terminated, when no Note remains outstanding and all Obligations shall have been irrevocably paid in full, the Mortgage and this Deed of Covenants shall terminate, and the Mortgagee at the request and expense of the Owner, will execute and deliver to the Owner a proper instrument or instruments acknowledging the satisfaction and termination of the Mortgage and this Deed of Covenants, and will duly assign, transfer and deliver to the Owner (without recourse and without any representation or warranty) such of each of the Rigs as may remain in the possession of the Mortgagee together with any moneys at the time held by the Mortgagee hereunder.

5     PRESERVATION OF SECURITY
      ------------------------
5.1   It is declared and agreed that:

      (a) the security created by the Mortgages and this Deed (or either of them) shall be held by the Mortgagee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

      (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

      (c) except as otherwise specifically provided in the Credit Agreement or other Security Documents, the Mortgagee shall not have to wait for the Administrative Agent, the Banks or the Letter of Credit Issuer to enforce any of the other Security Documents before enforcing the security created by the Mortgages and this Deed (or either of them);

      (d) no delay or omission on the part of the Mortgagee in exercising any right, power or remedy under the Mortgages and this Deed


           (or either of them) shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Deed are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Mortgagee may deem expedient; and

      (e) any waiver by the Mortgagee of any terms of this Deed or any consent given by the Mortgagee under this Deed shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.2 Any settlement or discharge under the Mortgages and this Deed (or any of them) between the Mortgagee and the Owner shall be conditional upon no security or payment to the Secured Creditors or any of them by the Credit Parties (as defined in the Credit Agreement) or any person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.3 The rights of the Secured Creditors under the Mortgages and this Deed and the security thereby and hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by any person:

      (a)  any time or waiver  granted to or composition with  any person;
           or

      (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Credit Parties or any other person; or

      (c)  any  legal   limitation,   disability,  incapacity   or   other
           circumstances relating to the Credit parties or any other person; or

      (d) any amendment or supplement to the Credit Agreement, any of the Credit Documents (other than this Deed) or any other document or security; or

      (e) the dissolution, amalgamation, reconstruction or reorganization of any of the Credit Parties or any other person; or

      (f) the unenforceability, invalidity or frustration of any obligations of any of the Credit Parties or any other person under the Credit Agreement, any of the Credit Documents (other than this Deed) or any other document or security.


6     INSURANCE
      ---------
6.1 The Owner covenants with the Mortgagee throughout the Credit Facility Period that:

      (a) The Owner shall, at its own expense, when and so long as any Obligations remain outstanding, insure the Rigs and keep each of them insured, or cause the Rigs to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, protection and indemnity risks, pollution liability, War Risks (subject to subparagraph (vii) below) and in addition such other risks which would be covered by experienced, prudent, and responsible companies engaged in the offshore contract drilling of hydrocarbons in places and under conditions comparable to those in which the Rigs are employed from time to time and possessing financial and operating characteristics similar to those of the Owner (herein called "Similar Companies"), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Administrative Agent. With respect to hull and machinery/ increased value insurance, including War Risk, the Owner shall insure the Rigs and keep each of them insured, or cause the Rigs to be insured, for an amount which is when such amount is aggregated with the amount of such insurance coverage on the Other Rigs, such aggregate amount shall be not less than the greater of (i) 125% of the Total Commitment and (ii) the amount of coverage that would be in the range obtained by Similar Companies on the Rigs and the Other Rigs. Such insurance shall be on the basis of "new for old" with no deduction for depreciation. The Rigs shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and War Risk policies.

             (i) Full form marine hull and machinery insurance extended to insure against all risks of loss or damage, including but not limited to the risk of loss from blowout and cratering and against such risks and in such form as are approved by the Mortgagee and are necessary or advisable for the protection of the interest of the Mortgagee and the Shipowner in an amount not less than the greater of
                  (A), when added to insurances covering the Rigs and Other Rigs, 125% of the Commitments or (B) the amount of coverage that would be within the range obtained by Similar Companies on such Rigs and the Other Rigs. The deductible or self-insured retention under the policy shall not exceed US$250,000 per occurrence. The policies shall be endorsed to delete the sue and labor requirements as applied to the Mortgagee and to provide coverage for collision and earthquake hazards;

            (ii)  Full   form   marine   protection   and   indemnity   and
                  comprehensive  general liability insurance (including any
                  excess   liability  insurance),  including  coverage  for


                  contractual liability, pollution liability, contractual and legal wreck removal, crew coverage, excess collision, salvage and general average, care, custody and control coverage. Such protection and indemnity insurance shall be maintained in the broadest forms generally available to similar Companies in the United States, London or Scandinavian markets and shall be in an amount not less than the greater of (A) the range of that carried by similar companies and (B) US$200,000,000. Said policy shall not include a deductible or self-insured retention in excess of US$250,000 per occurrence. Such insurance shall include a cross-liability endorsement;

           (iii) The Owner shall, at all times during which the Rigs are operating within the jurisdiction of the United States of America, maintain insurance or post bond or maintain approved evidence of financial responsibility with respect to the Rigs to cover the actual cost of removal of discharged oil which the Owner or the Rigs may be held strictly liable (or held liable due to negligence of the Owner or any other Person) under the applicable Environmental Laws, or under any other federal or state law which, in the future, may apply to the Rigs or to the Owner; and the Owner shall maintain insurance or post bond or maintain approved evidence of financial responsibility covering similar pollution risks or liabilities incident thereto under any law, regulation or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Owner, the Rigs or its operations;

            (iv) Such workmen's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation and IN REM claims;

             (v) Insurance (with a limit of US$50,000,000 per occurrence) naming the Owner and the Mortgagee assureds and loss payees, as their interests may appear, against Operator's Extra Expense ("O.E.E.") liability in connection with operations conducted by the Rigs with respect to Rigs operating under a drilling contract with a financially responsible operator acceptable to the Mortgagee that indemnifies against such O.E.E. arising out of blowout (above and below ground), cratering, redrilling/recompletion, cost of control, clean-up, containment seepage, pollution, spillage or leakage in connection with operations conducted by the Rig, in form and substance satisfactory to the Mortgagee, and third party liabilities that may be assumed by a contract which is legally enforceable and in form and substance satisfactory to the Mortgagee. Deductibles or self-insured retentions shall not exceed US$250,000 and shall be for the account of the Owner;


            (vi) Excess seepage, pollution, clean-up and containment liability coverage in the amount of US$50,000,000 in respect of offshore operations in excess of and following the seepage, pollution, clean-up and containment liability coverage recited in subparagraph
                  (v) above.

           (vii)  Subject to  the provisions  of this  subsection, War  and
                  Political  Risk  insurance  naming   the  Owner  and  the
                  Mortgagee as assureds and loss payees, which shall be maintained in the broadest forms generally available to Similar Companies in the United States, London or Scandinavian markets, and shall include coverage for War Risk hull and machinery, War Risk protection and indemnity, confiscation, expropriation, nationalization, deprivation and inability to export. Such insurance shall be in amounts, with deductibles or self-insured retentions not to exceed, the corresponding policies described in subparagraphs (i) and (ii) above. The Shipowner shall obtain and maintain War and Political Risk Insurance for any Rig operating in an area deemed to be hostile by the Owner's underwriters or protection and indemnity club;

          (viii) Upon prior written notice to the Owner, the Mortgagee may obtain mortgagee's interest insurance or breach of warranty endorsement in favor of the Mortgagee with such underwriters and under form of policies approved by the Mortgagee in an amount equal to at least 125% of the Commitments. The Owner shall reimburse the Mortgagee, upon the Mortgagee's written demand, from time to time, the reasonable costs and expenses incurred by the Mortgagee in effecting and maintaining such mortgagee's interest insurance on such terms and in such amounts and with such underwriters as the Mortgagee shall deem appropriate; and

            (ix) Upon prior written notice to the Owner, the Mortgagee may obtain an Additional Perils-Pollution endorsement covering the possible consequences of pollution involving the Rigs including, without limitation, the risk of expropriation or sequestration of any Rig or the imposition of a lien or encumbrance of any kind having priority over this Deed of Covenants or the Mortgages. The Owner shall reimburse the Mortgagee, upon the
                  Mortgagee's written demand, from time to time, the reasonable costs and expenses incurred by the Mortgagee in effecting and maintaining on such terms and in such amounts and with such underwriters such Additional Perils-Pollution insurance coverage as the Mortgagee shall deem appropriate.

      (b) The Owner will furnish the Mortgagee from time to time on request and, in any event, at least annually a detailed report signed by a firm of marine insurance brokers or insurance companies acceptable to the Mortgagee with respect to the insurance carried and maintained on each Rig, together with


           their opinion that the insurance carried is sufficient in that it is customary insurance which an experienced broker would effect in similar circumstances with Similar Companies and that, in the opinion of the brokers, it complies with the provisions of this Section 6.01 and any requirements which the Mortgagee may have notified to the Owner. The Owner will use its best efforts to cause such firm to agree to advise a responsible officer of the Mortgagee in writing promptly of any default in the payment of any premium or call and of any other act or omission on the part of the Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Rig.

      (c) Unless the Mortgagee shall otherwise agree, all insurance for the rigs shall be placed through independent brokers of recognized standing and with clubs or first class underwriters reasonably acceptable to the Mortgagee and must (i) name the Mortgagee as a named assured (except as to the insurance referred to in Section 6.01(a)(iv) above), but without liability for premiums, calls or assessments, (ii) contain a cancellation clause providing that the insurers undertake not to exercise any right of cancellation which they may have by reason of non-payment of premiums or calls when due without giving thirty (30) days' prior written notice of such cancellation to a responsible officer of the Mortgagee and an opportunity of paying any such unpaid premium or call, (iii) if possible, based on the Owner's best efforts, contain a provision that the insurance will not be permitted to lapse, terminate or be materially modified without thirty (30) days' prior written notice being given to a responsible officer of the Mortgagee (except as to the insurance referred to in Section 6.01(a)(ii) and (v) above for which fourteen (14) days' prior written notice shall be required and (iv) contain the agreement of the insurer that any loss thereunder shall be payable to the trustee notwithstanding any action, inaction or breach of representation or warranty by the Owner, except to the extent provided by subsection (d) hereof. The Owner shall not change underwriters or clubs as to any insurance for the Owner without prompt written notice to a responsible officer of the Mortgagee of any such change.

      (d)  All amounts of  whatsoever nature payable  under any  insurance shall be payable to the Mortgagee for distribution first to itself, the Secured Creditors, the Co-Agents and thereafter to
           the  Owner   or  others   as   their  interests   may   appear.
           Nevertheless, until otherwise required by the Mortgagee by notice to the underwriters, (i) amounts payable under any insurance on the Rigs with respect to the protection and indemnity risks shall be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Rigs involving any damage to any Rigs not constituting an actual or constructive total loss, shall be paid by the underwriters directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid


           all of the salvage or other charges, or irrevocably committed to do so, shall be paid to the Owner as reimbursement therefore, PROVIDED, no amount in excess of an aggregate of US$2,000,000 per incident shall be paid from any insurances without the prior written consent of the Mortgagee.

      (e) In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of any Rig, all insurance payments or compensation therefor shall be paid to the Mortgagee and applied to reduce the Total Commitment in accordance with and subject to the terms of Section 3.03(c) and/or (d) of the Credit Agreement. The Owner shall not
           declare   or  agree  with  underwriters   that  any  Rig  is  a
           constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Mortgagee.

      (f) In the event of an actual or constructive total loss of any Rig, the Mortgagee shall retain out of the insurance payments received on account of such loss and held by the Mortgagee in accordance with the Credit Agreement, any sum or sums that shall be or become owing to the Mortgagee under this Deed of Covenants or the Mortgages for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Mortgagee, and pay the balance to the Banks for application pursuant to and subject to Section 3.03(c) and/or
           (d) of the Credit Agreement.

      (g) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or War Risks association.

7     RIG COVENANTS
      -------------
7.1 The Owner further covenants with the Mortgagee that throughout the Credit Facility Period the Owner will:

      (a) maintain its existence as a company in good standing duly organized under the laws of England and Wales;

      (b) keep the Rigs registered in its name as Bahamian flag vessels at the Port of Nassau and to do or allow to be done nothing whereby such registration may be forfeited or imperilled;

      (c) not cause or permit the Rigs to be operated in any manner contrary to the laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to their operation or to the maintenance of their flag;

      (d)  maintain and preserve the Rigs in good working order and repair
           in  accordance  with  good  commercial   maintenance  practices
           employed  in  the  offshore  oil  and  gas  contract   drilling
           industry, ordinary wear and tear excepted, and in any event in such condition as will entitle them to the classification A1 drilling unit American Bureau of shipping, or to the equivalent classification in any other classification society of like standing approved by the Mortgagee in writing and so as to


           comply with all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered as Bahamian Ships and applicable to vessel or oil rigs trading in any jurisdiction to which the rigs may, subject to the provisions of this Deed, trade from time to time;

      (e) not without the previous consent in writing of the Mortgagee, which consent shall not be unreasonably withheld, or make any modification to the Rigs which would or might materially interfere with the suitability of the Rigs for normal commercial offshore drilling operations;

      (f) submit the Rigs regularly to such periodical or other surveys as may be required by the classification society and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

      (g) permit the Mortgagee by surveyors or other persons appointed by it for that purpose to board any of the Rigs at all reasonable times for the purpose of inspecting the condition of such Rig or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

      (h) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Rigs and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rigs and all other outgoings whatsoever in respect of the Rigs and in the event of arrest of any of the Rigs pursuant to legal process, or in the event of the detention of any of the Rigs in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rig or Rigs, as appropriate, from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

      (i) not knowingly cause or permit the Rigs to trade with, or within the territorial waters of any country where the Insurances of the Rigs would be jeopardized or imperilled;

      (j) not employ the Rigs or allow the employment of any of the Rigs in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render any of the Rigs liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rigs or suffer the employment of any of the Rigs in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the War Risks insurers of the Rigs unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Mortgagee may require;


      (k) promptly furnish to the Mortgagee all such information as it may from time to time reasonably require regarding the Rigs, the employment of the Rigs, position and engagements;

      (l)  notify   the  Mortgagee   forthwith  by   telecopy,  thereafter
           confirmed by letter of:

             (i) any casualty to any of the Rigs which is or is likely to be a Major Casualty, and

            (ii) any occurrence in consequence whereof any of the Rigs has become or is, by the passing of time or otherwise, likely to become a Total Loss, and

           (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with within the time provided by the insurer, classification society or competent authorities, including any extensions granted thereby, and

            (iv) any arrest of any of the Rigs or the exercise or purported exercise of any lien on any of the Rigs or any requisition of any of the Rigs for hire; and

      (m) keep each Mortgage registered against the respective Rigs as valid first priority mortgages, to carry on board each of the Rigs a certified copy of the Mortgage and this Deed and to place and maintain in a conspicuous place in the navigation room and the Master's cabin of each of the Rigs a framed printed notice stating that such Rig is mortgaged by the Owner to the Mortgagee.

7.2 The Owner further covenants with the Mortgagee that throughout the Security Period the Owner will:

      (a) shall not cause or permit the Rigs to be operated in any manner contrary to law, shall not abandon the Rigs in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rigs to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rigs under the laws of the United States and will at all times keep the Rigs duly documented thereunder;

      (b) notify the Mortgagee forthwith by telecopy, thereafter confirmed by letter if a libel be filed against any Rig or if any Rig is otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, tribunal or governmental authority (de jure or de facto), or if any Rig suffers damage in excess of US$500,000, in the case of any such libel or attachment, within thirty (30) days will cause said Rig to be released by posting bond, posting alternative security or other means and all liens thereon to be discharged, and will promptly notify the Mortgagee thereof in the manner aforesaid; and


      (c) shall not sell, bareboat charter (other than to Holdings and its Subsidiaries (as defined in the Credit Agreement)), transfer or mortgage any of the Rigs without the written consent of the Mortgagee first having been obtained, which consent shall not be unreasonably withheld. Any such written consent to any one sale, bareboat charter, transfer or mortgage shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, bareboat charter, transfer or mortgage of any Rig shall be subject to the provisions of this Deed and the respective Mortgage and the lien thereof, and shall not affect the liabilities of the Owner hereunder.

8     PROTECTION OF SECURITY
      ----------------------
8.1 The Mortgagee shall without prejudice to its other rights and powers under the Mortgages and this Deed and the other Credit Documents be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by the Mortgage and this Deed (including, without limitation, such action as is referred to in Clause 8.2) and each and every expense, liability, or loss (including, without limitation, legal fees) so incurred by the Mortgagee in or about the protection or maintenance of the said security together with interest payable thereon under Clause 3.1(c) shall be repayable to it by the Owner on demand.

8.2   Without prejudice to the generality of Clause 8.1:

      (a) if the Owner does not comply with the provisions of Clause 6.1 or any of them, the Mortgagee shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain Insurances in such manner as in its discretion it may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate and to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the
           Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor; and

      (b) if the Owner does not comply with the provisions of Clause 7.1(d) and/or 7.1(g) or any of them the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Rigs as it deems expedient or necessary; and

      (c) if the Owner does not comply with the provisions of Clause 7.1(h) or any of them the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein


           mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Rig or Rigs, as the case may be.

9     ENFORCEABILITY AND MORTGAGEE'S POWERS
      -------------------------------------
9.1 Upon the happening of any of the Events of Default specified in the Credit Agreement, and giving effect to any applicable grace periods specified in the Credit Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred the security constituted by the Mortgages and this Deed shall become immediately enforceable and the power of sale and other powers conferred by law shall be immediately exercisable and the Mortgagee shall be entitled, as and when it may see fit, to put into force and to exercise all the powers possessed by it as mortgagee and chargee of the Rigs and in particular:

      (a) to take possession of any of the Rigs whether actually or constructively and/or otherwise to take control of any of the Rigs wherever such Rig or Rigs may be and cause the Owner or any other person in possession of such Rig or Rigs forthwith upon demand to surrender the same to the Mortgagee without legal process and without liability of the Mortgagee for any losses or damages incurred by such actual or constructive taking and without having to render accounts to the Owner in connection therewith;

      (b) to require that all policies, contracts, certificate of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

      (c) to collect, recover, compromise and give a good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances or Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

      (d) to take over or institute (if necessary using the name of the Owner) all such proceedings in connection with the Rigs, the Insurances, or any Requisition Compensation as the Mortgagee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Rigs which have given or may give rise to any charge or lien on the Rigs or which are or may be enforceable by proceedings against the Rig or Rigs provided the Mortgagee shall act in a commercially reasonable manner in accordance with Section 9-504 of the New York Uniform Commercial Code;

      (e)  to sell any of the Rigs  or any share therein with prior notice
           to   the  Owner,  and  with  or  without  the  benefit  of  any charterparty or other contract for the employment of such Rig or Rigs, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Mortgagee in its absolute discretion may determine with power to postpone any such sale, without being


           answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Rig or Rigs, as the case may be, at any such public auction and to set off the purchase price against all or any part of the Obligations; notice of such public auction or private sale contract shall be given in the following manner:

             (i) by publishing such notice for ten consecutive days in a daily newspaper of general circulation published in Dallas, Texas;

            (ii) if the place of sale should not be Dallas, Texas, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

           (iii) by mailing a similar notice to the Owner on the day of first publication;

      (f) to manage, insure, maintain and repair the Rig or Rigs, as the case may be, and to charter, employ, sail or lay up the Rig or Rigs, as the case may be, in such manner, upon such terms and for such period as the Mortgagee in its absolute discretion deems expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig or Rigs, as the case may be, and the insurance, management, maintenance, repair, classification, chartering and employment of the Rig or Rigs, as the case may be, in all respects as if the Mortgagee were the owner of the Rigs and without being responsible for any loss thereby incurred, except as expressly provided in Section
           9.4 below;

      (g) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Clause 9.1(f);

      (h) subject to the terms of the Mortgages, this Deed of Covenants and the Credit Documents generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid.

9.2 The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and this Deed (or either of them) or to make any claim under this Deed or to enforce any rights and benefits assigned to the Mortgagee by this Deed or to which the Mortgagee may at any time be entitled hereunder.

9.3 Subject to the proviso in Section 9.4 below, neither the Secured Creditors nor their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under the Mortgages and this Deed (or either of them) in the absence of gross negligence or wilful misconduct.


9.4   The  Mortgagee shall not  by reason of the  taking possession of the
Rig or Rigs, as the case may be, be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable PROVIDED, HOWEVER, that so long as the Owner shall not have abandoned the Rig or Rigs, if the Mortgagee shall have become a mortgagee-in-possession, the Owner shall not be liable to third parties for damages or losses arising from and after the date the Mortgagee becomes mortgagee-in-possession, except for damages or losses arising from the acts of the Owner.

9.5 Upon any sale of any of the Rigs or any share therein by the Mortgagee, the purchaser shall not be bound to see or enquire whether the power of sale of the Mortgagee has become exercisable in the manner provided in this Deed and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

9.6 If at any time after an Event of Default and declaration of acceleration pursuant to this Section 9, and prior to any foreclosure action having been taken by the Mortgagee under any of the Credit
Documents to foreclose upon the security provided by such documents, the Owner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent to such Events of Default, with interest at the rate provided for in Section 1.08(c) of the Credit Agreement, then the Mortgagee may accept such offer and payment and restore the Owner to its former position. However, such action shall not affect any subsequent Event of Default or impair any rights of the Mortgagee consequent thereto.

9.7 Immediately upon the occurrence of an Event of Default, or of any event which with the notice or lapse of time or both would constitute an Event of Default, the Owner shall notify a responsible officer of the Mortgagee of such occurrence in writing setting forth in reasonable detail the circumstances surrounding such Event of Default or other event and what action the Owner proposes to take with respect thereto.


10    APPLICATION OF MONEYS
      ---------------------
10.1  (a)  All moneys received by  the Mortgagee in respect of sale of any of the Rigs or any share therein; in respect of recovery under the Insurances; or in respect of Requisition Compensation shall, subject to the provisions of Section 3.03(c) and/or (d) of the Credit Agreement, be applied as follows:

             (i) first, to the payment of all amounts owing the Mortgagee of the type described in clauses (ii) and (iii) of Recital D;

            (ii)  second,   to   the  extent   moneys   remain  after   the
           application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Clause 10.1(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full


           all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

           (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of Mortgage and this Deed of Covenants pursuant to Clause 4.4, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien of which the Mortgagee has actual notice (without investigation).

      (b) For purposes of this Deed of Covenants "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed  as  a percentage)  equal to  a fraction  the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Mortgagee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to reply upon the amounts stated therein in making such distribution.

      (c) All payments required to be made to Secured Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

      (d) For purposes of applying payments received in accordance with this Clause 10.1, the Mortgagee shall be entitled to reply upon
           (i)  the Administrative  Agent under  the Credit  Agreement and
           (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Deed shall be obligated to provide upon request of the Mortgagee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that (x) no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

11    FURTHER ASSURANCES
      ------------------
11.1 The Owner shall execute and do all such assurances, acts and things as the Mortgagee in its absolute discretion may require for:

      (a) perfecting or protecting the security created (or intended to be created) by the Mortgages and this Deed; or

      (b) preserving or protecting any of the rights of the Mortgagee and the other Secured Creditors under the Mortgages and this Deed (or either of them); or


      (c) ensuring that the security constituted by the Mortgages and this Deed and the covenants and obligations of the Owner under this Deed shall enure to the benefit of any such assignee of the Mortgagee as is referred to in Clause 16.3; or

      (d) enforcing the security constituted by the Mortgages and this Deed on or at any time after the same shall have become enforceable; or

      (e) the exercise of any power, authority or discretion vested in the Mortgagee under the Mortgages and this Deed (or either of them),

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Owner.

12    POWER OF ATTORNEY
      -----------------
12.1 The Owner, by way of security and in order more fully to secure the performance of the Obligations, hereby irrevocably appoints the Mortgagee as its attorney for the duration of the Credit Facility Period for the purposes of:

      (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the (including without limitation, transferring title to any of the Rigs to a third party) Provided however that such power shall not be exercisable by or on behalf of the Mortgagee unless an Event of Default specified in the Credit Agreement shall have occurred; and

      (b)  executing,   signing,  perfecting,  doing   and  (if  required)
           registering every such further assurance document, act or thing as is referred to in Clause 11.

12.2 The exercise of such power as is referred to in Clause 12.1(a) by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether the Mortgages and this Deed have become enforceable nor shall such person be in any way affected by notice that the Mortgages and this Deed have not become enforceable and, in relation to both Clauses 12.1(a) and 12.1(b), the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13    INDEMNITIES
      -----------
13.1 Subject to the provisions of this Deed and the Credit Agreement, the Owner will indemnify and save harmless each of the Secured Creditors and each agent or attorney appointed under or pursuant to this Deed (each, an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, Fees and charges suffered, incurred or made by such Secured Creditor or such agent or attorney:

      (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to the Mortgages and this Deed (or either of them); or


      (b) in the preservation or enforcement of the rights of the Mortgagee under the Mortgages and this Deed (or either of them); or

      (c) on the release of the Rigs or any share therein from the security created by the Mortgages and this Deed (or either of them),

and the Secured Creditors and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by the Mortgages and this Deed (or either of them). All such amounts recoverable by such Secured Creditor or such agent or attorney shall be recoverable on a full indemnity basis.

13.2 Without limiting the foregoing Clause 13.1, the Owner hereby further indemnifies and holds harmless each of the Secured Creditors and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Hazardous Materials at, or discharged from any of the Rigs PROVIDED, HOWEVER, that in the event that the Mortgagee shall have become a mortgagee-in-possession in respect of one or more of the Rigs and the Owner shall not have abandoned such Rig or Rigs, this indemnity shall not cover claims of third parties arising from or after the Mortgagee becomes mortgagee-in-possession, except for claims of third parties arising from the acts of the Owner.

13.3 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with the Mortgages and this Deed (or any of them) is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with the Mortgages and this Deed (the "contractual currency"), then to the extent that the amount of such payment actually received by the Mortgagee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with the Mortgages and this Deed, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Clause 13.3, "rate of exchange" means the rate at which the Mortgagee is able on the date of such payment (or, if it is not practicable for the Mortgagee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as it practicable for the Mortgagee to do so) to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14    RIGHTS OF OWNER
      ---------------


14.1  Until an Event of Default shall have occurred, the Owner:

      (a) shall be suffered and permitted to retain actual possession and use of the Rigs;

      (b) subject to Section 8.02(b) of the Credit Agreement, shall have the right, from time to time in its discretion and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles or living quarters or any other appurtenances of the Rigs.

15    COMMUNICATIONS
      --------------
15.1 The provisions of Clause 12.03 of the Credit Agreement shall apply in relation to any notice, demand or other communication under this Deed.

16    ASSIGNMENTS
      -----------
16.1 The Mortgages and this Deed shall be binding upon and shall enure to the benefit of the Owner and the Secured Creditors and their respective successors and permitted assigns and references in the Mortgage and this Deed to either of them shall be construed accordingly.

16.2 The Owner may not assign or transfer all or any part of its rights and/or obligations under the Mortgages and this Deed (or either of them).

16.3 The Mortgagee may assign or transfer all or any part of its rights or obligations under the Mortgages and this Deed to any permitted assignee or transferee of all or any such part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Mortgagee shall notify the Owner promptly following any such assignment, transfer or change.

17    MISCELLANEOUS
      -------------
17.1 If at any time any one or more of the provisions in this Deed is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Deed shall not be in any way affected or impaired thereby.

17.2 The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under the Mortgages and this Deed (or any of them) in relation to the Mortgaged Premises or any part thereof. Any such delegation may be made upon such terms and subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.


17.3 This Deed may be executed in several counterparts, each of which shall be an original, but which together shall constitute but one and the same document.

17.4 If there is a conflict between the provisions of this Mortgage and the Credit Agreement, the Credit Agreement shall govern, except with respect to Section 18 below.

18    LAW AND JURISDICTION
      --------------------
18.1 This Deed shall be governed by, and construed in accordance with Bahamian Law.

18.2 The Owner agrees that the Mortgagee shall have the liberty, but shall not be obligated, to take any proceedings in the courts of any jurisdiction to protect and enforce the security hereby constituted or to enforce any provision of the Security Documents or to enforce the Obligations. For the purpose of any proceedings for the enforcement of this Deed and the other Security Documents, the Owner hereby submits to the jurisdiction of the courts of the Bahamas, the state and federal courts located in New York, New York and the courts of any jurisdiction where the Rig may be found, and the Owner agrees to accept service in respect of any such proceeding by registered or certified mail addressed in accordance with the Credit Agreement.

18.3 Without prejudice to the generality of Clause 18.2 the Mortgagee shall have the right to arrest and take action against the Rig at whatever place the Rig shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Rig (or upon anyone acting as the Master) and such service shall be deemed good service on the Owner for all purposes.



IN WITNESS whereof the parties hereto have caused this Deed to be duly executed the day and year first before written.


OWNER
-----
SIGNED SEALED and DELIVERED           )
on behalf of ENSCO OFFSHORE           )
U.K. LTD.                             )
by Robert O. Isaac                    )
its duly authorized Secretary         )
in the presence of: Robert Friedrich  )

           Witness:



MORTGAGEE
---------
SIGNED SEALED and DELIVERED           )
on behalf of CHRISTIANIA BANK OG      )
KREDITKASSE, NEW YORK BRANCH          )
by                                    )
its duly authorized attorney-in-fact  )
in the presence of:                   )

           Witness:


SIGNED SEALED and DELIVERED           )
on behalf of CHRISTIANIA BANK OG      )
KREDITKASSE, NEW YORK BRANCH          )
by                                    )
its duly authorized attorney-in-fact  )
in the presence of:                   )

           Witness:


                                                               EXHIBIT I
                                                               ---------

               FORM OF AON NATURAL RESOURCES WORLDWIDE OPINION
               -----------------------------------------------



February 27, 1997



Christiania Bank og Kreditkasse,
New York Branch, as Administrative Agent and Collateral Agent


Re:   Insurance Provided Pursuant to the
      Provisions of the Vessel Mortgages
      Given by, respectively, ENSCO Offshore Company,
      ENSCO Offshore U.K. Limited and ENSCO Offshore
      Company II


To Whom It May Concern:


Aon Risk Services, Natural Resources Group is the Insurance Broker of Record appointed by ENSCO Offshore Company, et al.

This opinion is given with the reservation that our competence and skill as an Insurance Broker can only be relied upon as to matters normally considered within the scope of an Insurance Broker.

In placing these insurances with respect to the ENSCO Fleet, we have undertaken to provide ENSCO with insurances which are, in our opinion, sufficient in the sense that they are customary insurance which an experienced Broker would effect in these circumstances. It is also our opinion that these insurances comply with the provisions of Clause 6 of the U.S. Fleet Mortgage, Clause 6 of the Bahamian Fleet Mortgage and Clause 6 of the Liberian Fleet Mortgage.

Pursuant to instructions received from ENSCO, we hereby agree to use our best endeavors.

1. to provide evidences of insurance or copies of any Insurance Slips or Contracts, and Policies when issued, and any renewal of such Policies or new Policies terms as may be agreed; and

2. to arrange for agreed Loss Payable Clause(s) to be included on the Policies, and

3. have endorsed on each and every Policy as and when the same is agreed a Notice of Assignment, and


4. to advise you as soon as practicable if we cease to be the Broker of the Assured or in the event of any material changes which may be made to the terms of the insurances and renewal thereof.

Our above undertakings are given subject to our lien, if any, on the Policies for premiums and subject to insurers right of cancellation in the event of default in payment of such premiums but we undertake to advise you as soon as practicable if any premiums are not paid to us by due date and not to exercise such rights of cancellation, if any, without having given you ten days notice in writing, whether by letter, telex, cable, and a reasonable opportunity of paying any premiums outstanding. (In the case of War Risks the terms of the Automatic Termination of Cover Clause contained in the War Risk Policies shall override any undertakings given by us as Brokers.)

Finally it is understood that all claims shall be collected through us, as Brokers.

Yours very truly,



/s/ William F. Moore
----------------------
William F. Moore
Senior Vice President

                                                               EXHIBIT J
                                                               ---------





                            FORM OF PLEDGE AGREEMENT
                            ------------------------

        PLEDGE AGREEMENT, dated as of February __, 1997 (as amended, modified or supplemented from time to time, this "Agreement"), made by the undersigned (the "Pledgor"), in favor of CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Collateral Agent (the "Pledgee"), for the benefit of the Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


        WHEREAS, ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto (the "Banks"), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee (together with any successor agent, the "Administrative Agent," and together with the Pledgee and the Banks, the "Creditors"), have entered into a Credit Agreement, dated as of February __, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the U.S. Borrowers, all as contemplated therein;

        WHEREAS,  pursuant  to  the  Credit  Agreement  the   Pledgor  has
guaranteed to the Creditors the payment when due of the Guaranteed Obligations (as defined in the Credit Agreement);

        WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that the Pledgor shall have executed and deliv-ered to the Pledgee this Agreement;

        WHEREAS, the Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph; and


        NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

        1.   SECURITY  FOR OBLIGATIONS.   This  Agreement  is made  by the
Pledgor for the benefit of the Creditors to secure:


          (i) the Pledgor's guaranty of the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of each Borrower, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Borrower is a party and the due performance and compliance by the Pledgor and each Borrower with the terms of each Credit Document;

         (ii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

        (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (iv) all amounts paid by any Creditor as to which such Creditor has the right to reimbursement under Section 11 of this Agreement;

all  such obligations, liabilities, sums and expenses set forth in clauses
(i) through (iv) of this Section 1 being herein collectively called the "Obligations."

        2. DEFINITION OF SHARES. As used herein the term "Shares" shall mean all of the issued and outstanding shares of capital stock at any time owned by the Pledgor of ENSCO Offshore Company, a Delaware corporation (the "Pledged Company"). The Pledgor represents and warrants that on the date hereof (i) the Capital Stock of the Pledged Company held by the Pledgor consists of the number and type of shares described in Annex A hereto and (ii) such shares constitute 100% of the issued and outstanding capital stock of the Pledged Company.

        3.  PLEDGE OF SHARES, ETC.

        3.1. Pledge. To secure the Obligations and for the purposes set forth in Section 1 hereof, the Pledgor hereby: (i) grants to the Pledgee a security interest in all of the Collateral owned by the Pledgor; (ii) pledges and deposits as security with the Pledgee all of the Shares owned by the Pledgor on the date hereof, and delivers to the Pledgee certificates therefor, accompanied by undated stock powers duly executed in blank by the Pledgor, or such other instruments of transfer as are acceptable to the Pledgee; and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to all of the Shares owned by the Pledgor on the date hereof (and in and to all certificates or instruments evi-dencing such Shares), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

        3.2.  Subsequently Acquired Shares.  If the Pledgor shall  acquire
(by purchase, stock dividend or otherwise) any additional Shares of the Pledged Company at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit such Shares (or certificates


representing such Shares) as security with the Pledgee and deliver to the Pledgee certificates therefor, accompanied by undated stock powers duly executed in blank, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by any Authorized Officer of the Pledgor describing such Shares and certifying that the same have been duly pledged with the Pledgee hereunder.

        3.3. Uncertificated Shares. If any Pledged Shares (whether now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York UCC, if applicable). The Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Shares promptly upon request of the Pledgee.

        3.4. Definition of Pledged Shares and Collateral. All Shares at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Shares," which together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder and all Dividends and Distributions on or with respect to any Pledged Shares is hereinafter called the "Collateral". As used herein the term (i) Dividends shall mean all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not mean Distributions and (ii) Distributions shall mean all cash dividends and cash distributions with respect to any Pledged Shares.

        4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Shares, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee agrees to promptly notify the Pledgor after the appointment of any sub-agent; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such appointment.

        5.  VOTING, ETC.,  WHILE NO NOTICED EVENT OF DEFAULT.   Unless and
until a Noticed Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares and to give all consents, waivers or ratifications in respect thereof; PROVIDED, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement or any other Credit Document, or which would have the effect of impairing the rights, priorities or remedies of the Pledgee or any other Creditor under this Agreement or any other Credit Document. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case a Noticed Event of Default shall occur and be continuing, and Section 7 hereof shall become applicable. As used


herein, a "Noticed Event of Default" shall mean (i) an Event of Default with respect to any Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Pledgee has given the Pledgor notice that such Event of Default constitutes a "Noticed Event of Default".

        6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless a Noticed Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Shares shall be paid to the Pledgor. The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

         (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Shares; and

        (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the
    Pledged Shares by way of stock-split, spin-off, split-up, re-classification, combination of shares or similar rearrangement.

        7. REMEDIES IN CASE OF NOTICED EVENT OF DEFAULT. In case a Noticed Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Credit Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

          (i)  to   receive  all  amounts   payable  in   respect  of  the
    Collateral payable to the Pledgor under Section 6 hereof;

         (ii) to transfer all or any part of the Pledged Shares into the Pledgee's name or the name of its nominee or nominees (the Pledgee agrees to promptly notify the Pledgor after such transfer; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such transfer);

        (iii) to vote all or any part of the Pledged Shares (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

         (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; PROVIDED, that at least 10 days' notice of the time and


    place of any such sale shall be given to the Pledgor. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or other-wise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

        8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Credit Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Credit Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent or the Pledgee, in each case acting upon the instructions of the Required Banks and that no other Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Creditors upon the terms of this Agreement.

        9. APPLICATION OF PROCEEDS. All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied in the manner provided in the Security Agreement.

        (b) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations of the Pledgor.

        10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

        11.   INDEMNITY.   (a)  The  Pledgor  hereby  covenants  with  the
Pledgee for the benefit of the Collateral Agent and the Banks that it will pay to the Pledgee on demand all moneys whatsoever which the Pledgee or


the Collateral Agent or the Banks shall or may reasonably expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Agreement or in or about the exercise by the Pledgee or the Collateral Agent and the Banks of any of the powers vested in it or them hereunder together with interest thereon at the rate provided for in Section 1.08 of the Credit Agreement from the date when such moneys were expended by the Pledgee or such Bank until the date of actual receipt, whether before or after any relevant judgment.

        (b) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof.

        12. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

        13.    REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  PLEDGOR.
(a) The Pledgor represents, warrants and covenants that it is the legal, record and beneficial owner of, and has good and marketable title to, all Shares pledged by it hereunder; no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its Subsidiaries (including the Pledged Company)) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of its rights and remedies pursuant to this Agreement, except those which have been obtained or made or as may be required by laws affecting the offer and sale of securities generally in connection with the exercise by the Pledgee of certain of its remedies hereunder and all Shares have been duly and validly issued, are fully paid and non-assessable. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Shares and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Creditors.

        (b) As of the Restatement Effective Date this Agreement creates a valid and enforceable perfected security interest in and Lien on all of the Pledged Collateral in favor of the Collateral Agent for the benefit of the Banks, and no filings or recordings are required to perfect such security interest except for filings or recordings required in connection with this Agreement which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for


filing on or promptly after the date of) the execution and delivery of this Agreement.

        14. TERMINATION, RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment has been terminated, no Note or Letter of Credit is outstanding and all other Obligations then due and payable have been paid in full.

        (b) At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 14(a), it shall deliver to the Pledgee a certificate signed by an Authorized Officer of the Pledgor stating that the release of the Collateral is permitted pursuant to
Section 14(a).

        15. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

        (a) if to the Pledgor, at its address set forth opposite its signature below;

        (b)    if to the Pledgee, at:

               Christiania Bank og Kreditkasse, New York Branch
               11 West 42nd St., 7th Floor
               New York, New York  10036
               Attention:  Martin Lunder
               Telephone No.:  (212) 827-4800
               Telecopier No.:  (212) 827-4888

        (c) if to any Bank (other than the Pledgee), at such address as such Bank shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

        16. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee (with the written consent of the Required Banks (or all the Banks if required by Section 12.12 of the Credit Agreement)).

        17.   MISCELLANEOUS.   This  Agreement shall  be binding  upon the
successors and assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED
BY THE LAW OF THE STATE OF NEW  YORK.  The headings in this Agreement  are


for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.




        IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.



Address:                              ENSCO DELAWARE, INC.
1445 Ross Avenue, Suite 2700
Dallas, Texas  75202-2792
Telephone No.:  (214) 922-1500
Telecopier No.:  (214) 855-0080
Attention:  Treasurer                 By________________________________
                                        Title:






                                      CHRISTIANIA BANK OG
                                      KREDITKASSE, NEW YORK BRANCH,
                                        as Pledgee



                                      By________________________________
                                        Title:



                                                            ANNEX A
                                                               to
                                                       PLEDGE AGREEMENT
                                                       ------------------

                               LIST OF STOCK
                               -------------


                                                                 EXHIBIT K
                                                                 ---------


                        FORM OF SUBSIDIARY GUARANTY
                        ---------------------------


        SUBSIDIARY GUARANTY, dated as of February __, 1997 made by the undersigned (the "Guarantor"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as therein defined.


                           W I T N E S S E T H :


        WHEREAS, ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company ("Borrower C"), the lending institutions from time to time party thereto (the "Banks"), Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee (the "Administrative Agent") have entered into a Credit Agreement, dated as of February __, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Tranche C Loans and the issuance of, and participation in, Tranche C Letters of Credit as contemplated therein (the Banks, the Co-Agents, the Administrative Agent, the Letter of Credit Issuer, and the Collateral Agent are herein collectively called the "Creditors");

        WHEREAS, Borrower C owns, directly or indirectly, 100% of the capital stock of the Guarantor;

        WHEREAS, it is a condition to the making of Tranche C Loans and the issuance of, and participation in, Tranche C Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

        WHEREAS, the Guarantor will obtain benefits from the incurrence of Tranche C Loans by Borrower C and the issuance of Tranche C Letters of Credit under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Banks to make Tranche C Loans to Borrower C and the Letter of Credit Issuer to issue Tranche C Letters of Credit;


        NOW, THEREFORE, in consideration of the foregoing and other bene-fits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representa-tions and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

        1. The Guarantor irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, to the Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration


or otherwise) of (x) the principal of and interest on the Tranche C Notes issued by, and the Tranche C Loans made to, Borrower C under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Tranche C Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by Borrower C to the Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by Borrower C (all such principal, interest, liabilities and obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against Borrower C, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obliga-tions. All payments by the Guarantor under this Guaranty shall be made on the same basis as payments by Borrower C under Sections 4.03 and 4.04 of the Credit Agreement.

        2. Additionally, the Guarantor unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of Borrower C to the Creditors whether or not due or payable by Borrower C upon the occurrence in  respect of  Borrower C  of any of  the events  specified in
Section 9.05 of the Credit Agreement, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

        3. The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of Borrower C whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by Borrower C or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of Borrower C, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by Borrower C,
(e) any payment made to any Creditor on the indebtedness which any Creditor repays Borrower C pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

        4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or Borrower C, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or Borrower C and whether or not any other guarantor or Borrower C be joined in any such action or actions. Any payment by Borrower C or other circumstance which


operates to toll any statute of limitations as to Borrower C shall operate to toll the statute of limitations as to the Guarantor.

        5. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including the Guarantor, any other guarantor or Borrower C).

        6. Any Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

        (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

        (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

        (c) exercise or refrain from exercising any rights against Borrower C or others or otherwise act or refrain from acting;

        (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower C to creditors of Borrower C;

        (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower C to the Creditors regardless of what liabilities of Borrower C remain unpaid;

        (f) release or substitute any one or more endorsers, guarantors, any Credit Party or other obligors;

        (g) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

        (h) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against


    Borrower C to recover full indemnity for any payments made pursuant to this Guaranty.

        7. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be forthwith paid to the Administrative Agent on behalf of the Secured Creditors to be credited and applied against the Guaranteed Obligations. If the Guarantor shall make payment to the Administrative Agent of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations shall have been paid in full, the Administrative Agent and the Secured Creditors will execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, releasing this Guaranty and transferring to the Guarantor any and all rights the Administrative Agent and the Secured Creditors may have against Borrower C or necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

        8. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

        9. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege here-under shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumula-tive and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of Borrower C or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

        10. Any indebtedness of Borrower C now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of Borrower C to the Creditors; and such indebtedness of Borrower C to the Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of Borrower C to the Creditors, but without affecting or


impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of Borrower C to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

        11. (a) The Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Creditors to (A) proceed against Borrower C, any other guarantor or any other party,
(B) proceed against or exhaust any security held from Borrower C, any other guarantor or any other party or (C) pursue any other remedy in the Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of Borrower C, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including without limitation any defense based on or arising out of the disability of Borrower C, any other guarantor or any other party, or the unenforce-ability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower C other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against Borrower C or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. The Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against Borrower C or any other party or any security.

          (b) The Guarantor waives all presentments, demands for perfor-mance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of Borrower C's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

        12. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral
Agent for the benefit of the Creditors upon the terms of this Guaranty. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantor (except to the extent such stockholder is also a Guarantor hereunder).


        13. The Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Tranche C Commitment and when no Tranche C Letter of Credit or Tranche C Note remains outstanding and all Guaranteed Obligations have been paid in full, the Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement (to the extent the Guarantor is referenced therein), and so that no Event of Default, is caused by the actions of the Guarantor or any of its Subsidiaries.

        14. (a) Subject to Section 14(b), the Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses (x), after an Event of Default shall have occurred and be continuing, of each Creditor in connection with the enforcement of this Guaranty and the protection of such Creditor's rights hereunder (including, without limitation, the reasonable fees and disbursements of counsel employed by any of the Creditors) and (y) of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limita-tion, the reasonable fees and disbursements of counsel) employed by the Administrative Agent.

        (b) A certificate as to any out-of-pocket costs and expenses payable to the Administrative Agent or the Banks under this Section 14 shall be submitted to the Guarantor by the Banks, which certificate shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error.

        15. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

        16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Banks (or to the extent required by Section 12.12 of the Credit Agreement, with the written consent of each Bank) and the Guara-ntor.

        17. The Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

        18. Each Creditor shall be entitled to all rights granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder.

        19. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this


Guaranty, addressed to such party at (i) in the case of any Creditor, as provided in the Credit Agreement and (ii) in the case of the Guarantor, at its address set forth opposite its signature below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

        20. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrower C), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or of any other instrument evidenc-ing any liability of Borrower C, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

        21. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and hereby irrevocably waives any right it may have to object to the laying of venue of any such action or proceeding in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim that any such action or proceeding has been brought in an inconvenient forum. The Guarantor hereby irrevocably designates, appoints and empowers Borrower C, with offices on the date hereof at 1445 Ross Avenue, Suite 2700, Dallas, Texas 7502-2792 as its designee, appointee and agent to receive, accept and acknowledge for any on its behalf, and in respect of its property, service or any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent for the Banks under this Guaranty. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

        (b) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other credit document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to


plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

        22. In the event that all of the capital stock of the Guarantor is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition is permitted by the proviso contained in the definition of "Collateral Disposition" in the Credit Agreement or has been approved in writing by the Required Banks (or all Banks if required by Section
12.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, the Guarantor shall be released from this Guaranty and this Guaranty shall terminate, and have no further force or effect (it being understood and agreed that the sale of any Person that owns, directly or indirectly, the capital stock of the Guarantor shall be deemed to be a sale of the Guarantor for the purposes of this Section 22).

        23. This Guaranty may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

        24. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        25. It is understood and agreed that any Subsidiary of Borrower C that is required to execute a counterpart of this Guaranty pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

        26. All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense.

        27. After the date upon which the Total Commitment has been ter-minated, no Note or Letter of Credit is outstanding and all other
Obligations then due and payable have been paid in full, this Guaranty shall terminate and the Administrative Agent will promptly execute and deliver to the Guarantor a proper instrument or instruments acknowledging the termination of this Guaranty.


                             *     *     *     *


        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


Address for the Guarantor
-------------------------

                                          ENSCO OFFSHORE COMPANY II
1445 Ross Avenue
Suite 2700
Dallas, Texas  75202-2792                 By________________________
Attention:  Chief Financial Officer         Title:
Tel: (214) 922-1500
Fax: (214) 855-0080




Accepted and Agreed to:

CHRISTIANIA BANK OG KREDITKASSE,
  NEW YORK BRANCH,
  as Administrative Agent


By____________________________
  Title:


By____________________________
  Title:



                                                                EXHIBIT L
                                                                ---------





                       FORM OF COMPLIANCE CERTIFICATE
                       -----------------------------

        This Compliance  Certificate (the  "Certificate") is  delivered to you pursuant to Section 7.01(e) of the Credit Agreement, dated as of February __, 1997 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among ENSCO International Incorporated ("Holdings"), ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto, Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

        1. I am the duly elected, qualified and acting [Chief Financial Officer/Controller/Authorized Officer] of Holdings.

        2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of Holdings. The matters set forth herein are true to the best of my knowledge after diligent inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

        3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition  of  Holdings  during  the  accounting  period  covered  by  the financial statements attached hereto as Annex I. Such financial statements have been prepared in accordance with the requirements of the Credit Agreement.

        4.   Attached hereto  as  Annex II  are the  computations  showing
compliance with the  covenants specified therein.   All such  computations
are true and correct.

        5. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

        6. On the date hereof, no Default or Event of Default has occurred and is continuing.



        IN WITNESS WHEREOF, I execute this Certificate this ___ day of ________, ____.


                              ENSCO INTERNATIONAL INCORPORATED




                              By______________________________
                                Title:



                                                               ANNEX I to
                                                   COMPLIANCE CERTIFICATE
                                                   ----------------------



                     CONSOLIDATED FINANCIAL STATEMENTS
                     ---------------------------------



                                                             ANNEX II to
                                                  COMPLIANCE CERTIFICATE
                                                  ----------------------

                           COMPLIANCE WORKSHEET
                           --------------------



                             Part I.

                         Coverage Ratio
                         --------------

 1.   Consolidated Net Income for the
      preceding 12 month period ended on
      the last day of the fiscal quarter
      last ended                                 $__________

 2.   Provisions for taxes based on income
      for the preceding 12 month period
      ended on the last day of the fiscal
      quarter last ended                         $__________

 3.   Consolidated Interest Expense for
      the preceding 12 month period ended
      on the last day of the fiscal
      quarter last ended                         $__________

 4.   Amortization or write-off of
      deferred financing costs or any
      other non-cash charges to the extent
      deducted in determining Consolidated
      Net Income for the preceding 12
      month period ended on the last day
      of the fiscal quarter last ended           $__________

 5.   Losses on sales of assets (excluding
      sales in the ordinary course of
      business, which in any event will
      not include sales of drilling rigs)
      and other extraordinary losses for
      the preceding 12 month period ended
      on the last day of the fiscal
      quarter last ended                         $__________

 6.   Gains on sales of assets (excluding
      sales in the ordinary course of
      business not involving drilling
      rigs) and other extraordinary gains
      for the preceding 12 month period
      ended on the last day of the fiscal
      quarter last ended                         $__________

 7.   Consolidated EBIT (sum of Items 1
      through 5 minus Item 6)                    $__________


 8.   Depreciation expense for the
      preceding 12 month period ended on
      the last day of the fiscal quarter
      last ended                                 $__________

 9.   Amortization expense for the
      preceding 12 month period ended on
      the last day of the fiscal quarter
      last ended                                 $__________

 10.  Consolidated EBITDA (sum of Items 7
      through 9)                                 $__________

 11.  Consolidated Interest Expense for
      the preceding 12 month period ended
      on the last day of the fiscal
      quarter last ended                         $__________

 12.  Coverage Ratio (Item 10:Item 11)            _____:1.00

 13.  Minimum Coverage Ratio pursuant to
      Section 8.07                                 4.00:1.00


                           Part II.

                       Working Capital
                       ---------------

 1.   Current assets (including cash and
      Cash Equivalents) of Holdings and
      its Subsidiaries on a consolidated
      basis in accordance with GAAP
      calculated for the last day of the
      fiscal quarter last ended                  $__________

 2.   Current liabilities of Holdings and
      its Subsidiaries (but excluding the
      current liability associated with up
      to $88,000,000 of the required
      repayment of Loans in connection
      with the Scheduled Commitment
      Reduction occurring on the Maturity
      Date)  determined on a consolidated
      basis in accordance with GAAP
      calculated for the last day of the
      fiscal quarter last ended                  $__________

 3.   Working Capital Ratio (Item 1:
      Item 2)                                     ____:1.00

 4.   Minimum permitted Working Capital
      Ratio pursuant to Section 8.08              1:50:1.00




                           Part III.

                         Leverage Ratio
                         --------------

 A.   Leverage Ratio for Purposes of Section 8.09

 1.   Consolidated Funded Indebtedness
      determined in accordance with GAAP
      calculated for the last day of the
      fiscal quarter last ended                  $__________

 2.   Consolidated Net Worth calculated
      for the last day of the fiscal
      quarter last ended                         $__________

 3.   Total Capitalization (Item 1 plus
      Item 2)                                    $__________

 4.   Leverage Ratio for purposes of
      calculations made pursuant to
      Section 8.09 (Item A1:Item A3)              ____:1.00

 5.   Maximum permitted Leverage Ratio
      pursuant to Section 8.09:                   0.35:1.00


 B.   Pricing Ratio

 1.   Consolidated Funded Indebtedness
      determined in accordance with GAAP
      for the last day of the fiscal
      quarter last ended

 2.   Consolidated EBITDA for the 12 month
      period ended on the last day of the
      fiscal quarter last ended (see Item
      10 of part I of this Annex)

 3.   Pricing Ratio (Item B1 above:Item B2
      above)                                      ____:1.00



                            Part IV.

                    Collateral Maintenance
                    ----------------------

 1.   Total Commitment                           $__________

 2.   Market Value of the Mortgaged Rigs
      as of the date of the most recent
      valuation                                  $__________

 3.   Minimum permitted Market Value of
      the Mortgaged Rigs pursuant to
      Section 8.10:

            (i) If calculated prior to
           October 18, 1999, Item 1
           multiplied by 2.0
                                                 $__________
           (ii) If calculated after
           October 18, 1999, Item 1
           multiplied by 2.5
                                                 $__________

                                                              EXHIBIT M
                                                              ---------



               FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
               -------------------------------------------


                                                      DATE:______________


          Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and ___________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Commitment and of the outstanding Tranche A, Tranche B and Tranche C Loans and Tranche A and Tranche C Letters of Credit. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment
Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information


as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent, the Collateral Agent and the Security Trustee to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, the Collateral Agent and the Security Trustee by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank [; and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]<F1>.

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee (and if required by the terms of the Credit Agreement, the consent of the Administrative Agent, each Letter of Credit Issuer and [Borrower A] [Borrower B] [Borrower C], which consent will not be unreasonably withheld) and the receipt by the Administrative Agent of the administrative fee referred to in Section 12.04(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Tranche A,  Tranche B and Tranche  C Loans at  the rates specified  in
Item 6 of Annex I, (y) all Commitment Commission (if applicable) on the Assigned Share of the Total Commitment at the rate specified in Item 7 of
Annex I, and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Tranche A and Tranche C Letters of Credit
at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from Borrower A and Borrower C,
directly  to the  Assignee.   It is  further agreed  that all  payments of
principal made by Borrower A, Borrower B and Borrower C on the respective Assigned Share of the Tranche A, Tranche B and Tranche C Loans which occur
on  and  after   the  Settlement  Date  will  be  paid   directly  by  the
Administrative  Agent  to the  Assignee.   Upon  the Settlement  Date, the
Assignee shall  pay to the Assignor an amount specified by the Assignor in


writing which represents the Assigned Share of the principal amount of the respective Tranche A, Tranche B and Tranche C Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


                   *           *           *           *


          IN  WITNESS  WHEREOF,  the  parties  hereto  have   caused  this
Assignment and Assumption Agreement to be executed by their duly elected officers duly authorized, as of the date first above written.


                                      [NAME OF ASSIGNOR],
                                        as Assignor

                                      By___________________________
                                        Title:




                                      [NAME OF ASSIGNEE],
                                        as Assignee

                                      By___________________________
                                        Title:




Acknowledged and Agreed:


CHRISTIANIA BANK OG KREDITKASSE,
  as Administrative Agent and
  Letter of Credit Issuer


By_____________________________
  Title:


By_____________________________
  Title:







[[ENSCO OFFSHORE COMPANY]<F2> [ENSCO OFFSHORE U.K. LIMITED]<F3> [DUAL HOLDING COMPANY]<F4>


By_____________________________
  Title:]<F5>












_________________


<F1>      Include  if the Assignee is organized under the laws of
          a jurisdiction outside the United States.

<F2>      Include bracketed language if  assigning an interest in
          the Tranche A Facility.

<F3>      Include bracketed  language if assigning an interest in
          the Tranche B Facility.

<F4>      Include bracketed language if assigning an interest  in
          the Tranche C Facility.

<F5>      Include bracketed language  if assignment is not  being
          made to the Assignor's Affiliate or to another Bank.

                                                                ANNEX 1
                                                                -------


               ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   ANNEX I





1.   The Borrower:       [ENSCO OFFSHORE COMPANY]<F1> [ENSCO OFFSHORE U.K.
                         LIMITED]<F2> [DUAL HOLDING COMPANY]<F3>

2.   Name and Date of Credit Agreement:

                         Credit Agreement, dated as of February ___, 1997, among ENSCO International Incorporated, ENSCO Delaware, Inc., ENSCO Offshore Company, ENSCO Offshore U.K. Limited, Dual Holding Company, the lending institutions from time to time party thereto, Christiania Bank og Kreditkasse, New York Branch and Den norske Bank ASA, New York Branch, as co-agents and Christiania Bank og Kreditkasse, New York Branch, as administrative agent and security trustee.

3.   Date of Assignment Agreement:

                         _______________ ___, _______

4.   Amounts (as of date of item #3 above):

                          Total Tranche  Total Tranche  Total Tranche
                           A Commitment   B Commitment   C Commitment
                          -------------  -------------  -------------

     a.  Aggregate Amount
         for all Banks      $_________     $_________     $_________

     b.  Assigned Share        ____%          ____%          ____%

     c.  Amount of
         Assigned Share     $_________     $_________     $_________

5.   Settlement Date:
                         _______________ ___, _______


6.   Rate of Interest    As  set  forth in  Section  1.08  of  the  Credit
                         Agreement
     to the Assignee:    (unless otherwise agreed to  by the Assignor  and
                         the Assignee).F4

7.   Commitment          As set forth in Section 3.01(a) of the Credit
     Commission:         Agreement (unless otherwise agreed to by the
                         Assignor and the Assignee).<F5>

[8.  Letter of           As set forth in Section 3.01(b) of the Credit
     Credit Fees:        Agreement (unless otherwise agreed to by the
                         Assignor and the Assignee).<F6>]<F7>

[8.][9.]    Notices:

            ASSIGNOR:

                ________________
                ________________
                ________________
                ________________
                Attention:
                Telephone No.:
                Facsimile No.:


            ASSIGNEE:

                ________________
                ________________
                ________________
                ________________
                Attention:
                Telephone No.:
                Facsimile No.:


[9.][10.]   Payment Instructions:

            ASSIGNOR:

                ________________
                ________________
                ________________
                ________________
                ABA No.:
                Account No.:
                Reference:
                Attention:

            ASSIGNEE:

                ________________
                ________________
                ________________
                ________________
                Attention:
                Telephone No.:
                Facsimile No.:
                Attention:


____________________

<F1>   Insert bracketed language if assigning an interest in the Tranche A
       Facility.

<F2>   Insert bracketed language if assigning an interest in the Tranche B
       Facility.

<F3>   Insert bracketed language if assigning an interest in the Tranche C
       Facility.

<F4>   The Borrower and the  Administrative Agent shall direct the  entire amount of  the interest to  the Assignee  at the rate  set forth in
       Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

<F5>   The Borrower and  the Administrative Agent shall  direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

<F6>   The  Borrower and the Administrative Agent  shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

<F7>   Applicable only  to  assignments  of  interests  in the  Tranche  A
       Facility or The Tranche C Facility.